UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BELL MICROPRODUCTS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, $0.01 par value per share, of Bell Microproducts Inc. (the “Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

As of April 2, 2010, 38,745,235 shares of Common Stock (including 6,236,372 shares of Common Stock issuable upon exercise of stock options and 133,604 shares of Common Stock issuable upon vesting of restricted stock units)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 32,375,259 shares of Common Stock multiplied by $7.00 per share; (B) 6,236,372 shares of Common Stock underlying options, multiplied by $7.00 per share; and (C) restricted stock units with respect to 133,604 shares of Common Stock, multiplied by $7.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00007130 by the sum described in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$271,216,645

(5)	Total fee paid:

$19,338

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Bell Microproducts Inc.

[Month] [—], 2010

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Bell Microproducts Inc., a California corporation (“Bell Micro”), to be held on [Month] [—], 2010, at [—] a.m., local time, at [location name and address].

At the meeting, you will be asked to consider and vote on a proposal to adopt the merger agreement, dated as of March 28, 2010, under which Bell Micro would be acquired by Avnet, Inc., a New York corporation, and approve the principal terms of the merger as contemplated by the merger agreement. If our shareholders adopt the merger agreement and approve the principal terms of the merger (together, the “merger proposal”) and the merger is completed, you will be entitled to receive $7.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to completion of the merger.

We are also asking you to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal.

Our board of directors has unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair to, and in the best interests of, Bell Micro and its shareholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important, regardless of the number of shares you own. We cannot complete the merger unless the holders of a majority of the outstanding shares of our common stock that are entitled to vote at the special meeting vote in favor of the merger proposal. If you abstain or do not vote on the merger proposal, this has the same effect as a vote by you against the merger proposal.

The enclosed proxy statement provides you with information about the special meeting, the merger agreement, the merger and other related matters. A copy of the merger agreement is included as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Bell Micro from documents we file with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting, please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope. If you have Internet access, we encourage you to record your vote through the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

On behalf of the board of directors, I thank you for your support and urge you to vote in favor of the merger proposal.

Sincerely,

W. Donald Bell
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [Month] [—], 2010, and is first being mailed to shareholders on or about [Month] [—], 2010.

Bell Microproducts Inc.

Notice of Special Meeting of Shareholders

[Month] [—], 2010

To the Shareholders:

A special meeting of shareholders of Bell Microproducts Inc., a California corporation (“Bell Micro”), will be held on [Month] [—], 2010, at [—] a.m., local time, at [location name and address], for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2010 (the “merger agreement”), by and among Bell Micro, Avnet, Inc., a New York corporation (“Avnet”), and AVT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Avnet (“Merger Sub”), and approve the principal terms of the merger as contemplated by the merger agreement (together, the “merger proposal”); and

2.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the merger agreement and approve the principal terms of the merger.

Shareholders of record as of the close of business on [Month] [—], 2010 are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. All shareholders are cordially invited to attend the special meeting in person.

Our board of directors has unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair to, and in the best interests of, Bell Micro and its shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Your vote is very important, regardless of the number of shares you own. The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the merger proposal, this will have the same effect as a vote by you against the merger proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Whether or not you plan to attend the special meeting, please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope. If you have Internet access, we encourage you to record your vote through the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the merger proposal and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the enclosed voting instruction form furnished by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card or submitted your proxy through the Internet or by telephone. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee in order to vote in person at the special meeting. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

Shareholders who vote against the merger proposal may have the right to seek appraisal of the fair market value of their shares of our common stock if the merger is completed, but only if they perfect their dissenters’ rights and the other requirements of California law are satisfied. A copy of the California statutory provisions relating to dissenters’ rights is attached as Annex D to the enclosed proxy statement, and a summary of these provisions can be found under “Dissenters’ Rights” in the enclosed proxy statement.

By Order of the Board of Directors,

Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

San Jose, California

[Month] [—], 2010

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions about the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Bell Micro. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, including in the annexes to this proxy statement, all of which you should read carefully. See also “Where You Can Find More Information” on page 64.

Throughout this proxy statement, all references to “our company,” “Bell Micro,” “we,” “us,” and “our” refer to Bell Microproducts Inc., a California corporation, and its subsidiaries, unless otherwise indicated or the context otherwise requires. In addition, references to “Avnet” refer to Avnet, Inc., a New York corporation, and references to “Merger Sub” refer to AVT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Avnet.

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement to you in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or any adjournments or postponements thereof.

Q:	What am I being asked to vote on?

A.	You are being asked to vote on a proposal to adopt the merger agreement and approve the principal terms of a merger whereby Bell Micro would be acquired by Avnet. The proposed acquisition would be accomplished by a merger of Merger Sub, a wholly owned subsidiary of Avnet, with and into Bell Micro. Bell Micro would be the surviving corporation in the merger. As a result of the merger, Bell Micro would become a wholly owned subsidiary of Avnet. In addition, you are being asked to grant Bell Micro management the authority to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will be entitled to receive $7.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock of Bell Micro that you own immediately prior to the completion of the merger, unless you have properly and validly perfected your dissenters’ rights with respect to the merger and dissenters’ rights are available. For example, if you own 100 shares of common stock of Bell Micro immediately prior to the completion of the merger, you will be entitled to receive $700 in cash, without interest and less any applicable withholding taxes, in exchange for your 100 shares of common stock.

Q:	Am I entitled to dissenters’ rights?

A:	You may be, but only if the requirements of California law are met. Under California law, you have the right to seek appraisal of the fair market value of your shares of our common stock as determined by a California court if the merger is completed, but only if (a) you vote against the merger proposal, (b) you comply with the procedures under California law (described elsewhere in this proxy statement) and (c) demands for payment are filed with respect to at least five percent of the outstanding shares of our common stock. See “Dissenters’ Rights” beginning on page 60 for a more detailed discussion of dissenters’ rights and Annex D to this proxy statement for the text of Chapter 13 of the California Corporations Code regarding dissenters’ rights.

Q:	I am an employee of Bell Micro. What will happen to my outstanding equity awards as a result of the merger?

A:	Upon completion of the merger, all then-outstanding stock options, whether or not vested, will be exercisable if you have submitted written notice of your intent to exercise your options in accordance with the instructions provided by us. For each stock option exercised, you will receive an amount in cash equal to the number of shares of our common stock covered by the stock option multiplied by the difference between the merger consideration of $7.00 per share and the option exercise price, less any applicable withholding taxes. Accordingly, you will not receive any consideration if you exercise stock options with an exercise price of $7.00 or more.

Similarly, all then-outstanding restricted stock units will become fully vested upon completion of the merger. For each unit, you will receive an amount in cash equal to the number of shares of our common stock covered by your restricted stock unit multiplied by $7.00, less any applicable withholding taxes.

Q:	What will happen to Bell Micro as a result of the merger?

A:	Upon completion of the merger, Bell Micro will become a wholly owned subsidiary of Avnet, and shares of common stock of Bell Micro will no longer be listed on any stock exchange, including the Nasdaq Global Market, or quotation system.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you. If you are a shareholder of record, you can ensure your shares are voted at the special meeting by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope or by voting through the Internet or by telephone. If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy card.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held on [Month] [—], 2010, at [—] a.m., local time, at [location name and address].

Q:	What vote is required to approve the merger proposal?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the merger proposal. Accordingly, if you abstain or do not vote on the proposal, it will have the same effect as a vote by you against the proposal.

Q:	What vote is required to approve the proposal to adjourn the special meeting?

A:	The affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	How does Bell Micro’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. You should read “The Merger — Recommendation of Bell Micro’s Board of Directors and Its Reasons for the Merger” beginning on page 24 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger proposal.

Q:	Who is entitled to vote at the special meeting?

A:	Shareholders of record as of the close of business on [Month] [—], 2010 are entitled to receive notice of and vote at the special meeting, and at any adjournments or postponements thereof.

Q:	How are votes counted?

A:	You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting on, each of the merger proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Because approval of the merger proposal requires the affirmative vote of a majority of our outstanding common stock entitled to vote at the special meeting, your abstention or failure to vote will have the same effect as if you vote “AGAINST” the merger proposal. Because adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of our common stock represented and voting at the special meeting, your abstention or failure to vote will not have an effect on the proposal to adjourn the special meeting. Abstentions will be counted for the purpose of determining whether a quorum is present. If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the merger proposal and “FOR” the proposal to adjourn of the special meeting, if necessary or appropriate, to solicit additional proxies. If you hold your shares in “street name,” follow the instructions from your broker, bank or other nominee on how to vote your shares.

Q:	How do I vote?

A:	You may vote by:

•	Internet using the Internet voting instructions printed on your proxy card;

•	telephone using the telephone number printed on your proxy card;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee; or

•	attending the special meeting and voting in person, as more fully described below.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	If my shares are held in “street name,” will my broker, bank or other nominee vote my shares for me?

A:	Yes, but only if you instruct your broker, bank or other nominee how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not provide instruction on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the merger proposal, but will have no effect on the proposal to adjourn the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All shareholders at the close of business on the record date may attend the special meeting and vote in person. If your shares of our common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of our common stock in order to attend the special meeting and vote in person.

Whether or not you plan to attend the special meeting, please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.

Q:	How can I change or revoke my vote?

A:	If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	submitting a later-dated proxy by mail before your earlier-dated proxy is voted at the special meeting;

•	granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•

giving written notice of the revocation of your proxy to our Corporate Secretary at 1941 Ringwood Avenue, San Jose, California 95131, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	You may receive more than one proxy or set of voting instructions relating to the special meeting if your shares are held in more than one account. Each proxy should be completed, dated, signed and returned separately as described elsewhere in this proxy statement to ensure that all of your shares are voted. If your shares are held in “street name,” then you will need to follow each set of voting instructions provided by your broker, bank or other nominee.

Q:	When will the merger be completed if the merger proposal is approved?

A:	We are working to complete the merger as quickly as possible and currently anticipate the merger to be completed in the [—] quarter of 2010. However, the exact timing of the completion of the merger cannot be predicted. In addition to obtaining shareholder approval, all other closing conditions related to the merger must be satisfied or waived. We cannot assure you that all of the conditions to the merger will be satisfied and, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the merger consideration for my shares of common stock of Bell Micro?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange each share of common stock of Bell Micro that you own for the merger consideration of $7.00 in cash, without interest and less any applicable withholding taxes. After you properly complete and return the required documentation described in the written instructions, you will receive payment of the merger consideration for your shares.

Q:	What happens if I sell my shares of common stock of Bell Micro before the special meeting or before completion of the merger?

A:	The record date for shareholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise any dissenters’ rights in respect of the merger. For a more detailed discussion of your dissenters’ rights and the requirements for perfecting them, see “Dissenters’ Rights” beginning on page 60.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting. We will pay Georgeson a base fee of $8,500. We have also agreed to reimburse Georgeson for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates in now. After the merger is completed, you will receive a letter of transmittal with detailed written instructions for exchanging your shares of our common stock for the merger consideration. If your shares are held in “street name” by your broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares in exchange for the merger consideration.

Q:	What are the material U.S. federal income tax consequences of the merger?

A:	The receipt of cash by you in exchange for your shares of common stock of Bell Micro in connection with the merger generally will be a taxable transaction for U.S. federal income tax purposes. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 40 for a more detailed description of the U.S. federal income tax consequences of the merger.

Q:	Where can I find more information about Bell Micro?

A:	Bell Micro files periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about these facilities. This information is also available on the Internet site maintained by the SEC at www.sec.gov. For a more detailed description of the information available, see “Where You Can Find More Information” on page 64.

Q:	Who can help answer my other questions?

A:	If you have questions about the merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact:

Georgeson Inc.

199 Water Street, 26th Floor

New York, New York 10038

Telephone: (      )       -

or

Bell Microproducts Inc.

Investor Relations

1941 Ringwood Avenue

San Jose, California 95131

Telephone: (800) 800-1513

SUMMARY TERM SHEET

This summary term sheet summarizes selected information in this proxy statement. However, it may not contain all of the information that may be important to your consideration of the proposed merger. We encourage you to read this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, as well as the other annexes to this proxy statement, for a more complete understanding of the matters being considered at the special meeting. Each of the items in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger

Bell Microproducts Inc., a California corporation, which we refer to in this proxy statement as “our company,” “Bell Micro,” “we,” “us” and “our,” is a leading distributor and value-added reseller of data storage and server products and solutions, computer component products and peripherals, as well as a variety of software applications. Our principal executive offices are located at 1941 Ringwood Avenue, San Jose, California 95131 and our telephone number is (408) 451-1600. See “Where You Can Find More Information” on page 64.

Avnet, Inc., a New York corporation, which we refer to in this proxy statement as “Avnet,” is an international distributor of electronic parts, enterprise computing and storage products and embedded subsystems. Avnet’s principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034 and its telephone number is (480) 643-2000.

AVT Acquisition Corp., a Delaware corporation, which we refer to in this proxy statement as “Merger Sub,” is a wholly owned subsidiary of Avnet and was formed solely for the purpose of effecting the merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

See “Parties to the Merger” on page 12.

The Merger

On March 28, 2010, we entered into an Agreement and Plan of Merger, which we refer to in this proxy statement as the “merger agreement,” with Avnet and Merger Sub. Pursuant to the merger agreement, Merger Sub will merge with and into Bell Micro, and Bell Micro will continue as the surviving corporation, which we refer to in this proxy statement as the “surviving corporation.” Following the merger, Avnet will directly own all of the outstanding capital stock of Bell Micro. Bell Micro will cease to be an independent, publicly traded company and will be a wholly owned subsidiary of Avnet. A copy of the merger agreement is attached as Annex A to this proxy statement. See “The Merger” beginning on page  17.

Merger Consideration

If the merger is completed, you will be entitled to receive $7.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you choose to be a dissenting shareholder by exercising and perfecting your dissenters’ rights under California law with respect to the merger and such dissenters’ rights are available). See “The Merger — Effects of the Merger” on page 17.

Treatment of Options and Other Awards

Stock Options. Upon completion of the merger, each then-outstanding stock option, whether or not vested, that was granted under our equity incentive plans will be exercisable or cancelled as follows:

•

If we have received a written notice of intent to exercise from the applicable holder, stock options held by the applicable holder will be converted into the right to receive from Avnet and the surviving corporation an amount in cash equal to the product of (x) the aggregate number of shares of our common stock covered by such option, multiplied by (y) the excess, if any, of the $7.00 per share merger consideration over the per share exercise price for such option, less any applicable withholding taxes.

•	All other stock options will be cancelled without payment or consideration.

Restricted Stock Units. Upon completion of the merger, each then-outstanding restricted stock unit that was granted under our equity incentive plans will be converted into the right to receive from Avnet and the surviving corporation an amount in cash equal to the product of (x) the aggregate number of shares of our common stock covered by the unit multiplied by (y) the merger consideration, less any applicable withholding taxes.

See “The Merger — Effects of the Merger” on page  17 and “The Merger Agreement — Treatment of Options and Restricted Stock Units” on page 43.

The Special Meeting

Purpose. At the special meeting, you will be asked to consider and vote on a proposal to adopt the merger agreement and approve the principal terms of the merger and a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies.

Record Date and Voting. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [Month] [—], 2010, the record date for the special meeting. Each outstanding share of our common stock at the close of business on the record date entitles the holder to one vote on each matter submitted to shareholders for approval at the special meeting and any adjournment or postponement thereof. As of the record date, there were [—] shares of our common stock entitled to vote at the special meeting. See “The Special Meeting — Record Date; Stock Entitled to Vote; Quorum” on page 13.

Shareholder Vote Required to Approve the Merger Proposal. You are being asked to consider and vote on a proposal to adopt the merger agreement and approve the principal terms of the merger. For us to complete the merger, shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the merger proposal. Accordingly, if you abstain or do not vote on the proposal, it will have the same effect as a vote by you against the proposal. If you hold shares in “street name,” and do not provide instruction to your broker, bank or other nominee on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the proposal. See “The Special Meeting — Voting; Proxies and Revocation” beginning on page 14 and “The Special Meeting — Vote Required for Approval” beginning on page 13.

Shareholder Vote Required to Approve the Adjournment Proposal. Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient votes at the time of such adjournment to approve the merger proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares represented and voting at the special meeting. If you abstain or do not vote your shares, there will not be an effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you hold shares in “street name” and do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted but will have no effect on the proposal to adjourn the special meeting. See “The Special Meeting — Vote Required for Approval” beginning on page 13 and “The Special Meeting — Adjournments and Postponements” on page 15.

Voting Information. Before voting your shares of our common stock, we encourage you to read this proxy statement in its entirety, including its annexes, and carefully consider how the merger will affect you. To ensure that your shares can be voted at the special meeting, please submit your vote through the Internet or by telephone or complete, sign, date and mail the enclosed proxy card (which requires no postage if mailed in the United States) as soon as possible. If you hold shares in “street name,” you should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares.

Shares Held by Executive Officers and Directors. At the close of business on the record date, our executive officers, other than our chief executive officer, held and are entitled to vote at the special meeting [—] shares of our common stock, representing approximately [—]%, in the aggregate, of the outstanding shares of our common stock on that date. Each of these executive officers has informed us that they intend to vote all of their shares “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

At the close of business on the record date, our directors, including our chief executive officer, held [—] shares of our common stock, representing approximately [—]%, in the aggregate, of the outstanding shares of our common stock on that date. Each of our directors has entered into a stockholder agreement with Avnet pursuant to which he agreed to vote all of his shares “FOR” the merger proposal. Following the filing of a putative class action suit that includes an alleged conflict of interest involving our directors in connection with the merger, on April 9, 2010, we requested that Avnet waive our directors’ obligations under the stockholder agreements to vote in favor of the merger proposal. While we do not believe that a conflict of interest exists and believe the allegations in this suit are without merit, we requested that Avnet grant the waiver to enable us to submit the merger proposal for approval by our shareholders other than our directors. Avnet agreed to the grant of the waiver. Each of our directors has determined to refrain from voting on the merger proposal. Notwithstanding, our board of directors continues to recommend a vote “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Each of our directors believes that the merger is in the best interests of our company and our shareholders. See “The Stockholder Agreements” on page 55, “The Merger — Litigation Related to the Merger” beginning on page 37 and “The Merger — Stockholder Agreement Waivers” beginning on page 38.

Recommendation of the Board of Directors

After careful consideration, our board of directors has unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair to, and in the best interests of, Bell Micro and our shareholders.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal.

See “The Merger — Recommendation of Bell Micro’s Board of Directors and Its Reasons for the Merger” beginning on page 24.

Opinion of Bell Micro’s Financial Advisor

Our board of directors engaged Raymond James & Associates, Inc., which we refer to in this proxy statement as “Raymond James,” to assist it in connection with its evaluation of the proposed merger. On March 28, 2010, Raymond James rendered to our board of directors an oral opinion, which opinion was subsequently confirmed in writing, that as of March 28, 2010, based on and subject to certain factors and assumptions, and other matters that Raymond James considered relevant, the consideration to be offered to the holders of our common stock in the merger is fair, from a financial point of view, to such shareholders. The full text of Raymond James’ written opinion is attached to this proxy statement as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. We will pay Raymond James a fee of approximately $5.5 million in connection with its services as financial advisor, of which $650,000 was payable upon delivery of the opinion and $4.85 million will be payable only if the merger is completed. Raymond James’ opinion was provided to our board of directors in connection with and for the purposes of the board’s evaluation of the merger and does not constitute a recommendation to any shareholder of Bell Micro as to how such shareholder should vote with respect to the merger or any other matter. See “The Merger — Opinion of Bell Micro’s Financial Advisor” beginning on page 27.

Material U.S. Federal Income Tax Consequences

The merger will be a taxable transaction to you for U.S. federal income tax purposes if you are a U.S. holder. In general, a U.S. holder who receives cash in the merger in exchange for shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and the U.S. holder’s basis in the shares of our common stock surrendered. If the shares are held as capital assets, such gain or loss will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year. The maximum U.S. federal income tax rate on net long term capital gain recognized by individuals is 15% under current law. The payment of cash to a U.S. holder in the merger will be subject to information reporting and may be subject to backup withholding, currently at a 28% rate, if the U.S. holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. The tax consequences of the merger to you are complex and will depend upon your particular circumstances. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you under federal, state, local, foreign and other tax laws. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page  40.

Procedures for Receiving the Merger Consideration

If the merger is completed, each of our shareholders will receive materials from the paying agent, [Name of Paying Agent]. As soon as reasonably practicable after the completion of the merger, the paying agent will provide instructions to each holder of record of shares of our common stock that will explain how to surrender stock certificates. Each of our shareholders will receive cash for his, her or its shares from the paying agent after complying with these instructions. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of the “street name” shares and receive the merger consideration for those shares. Please do not return your stock certificates with the enclosed proxy or send in your stock certificates without a properly completed letter of transmittal. See “The Merger — Procedures for Receiving the Merger Consideration” beginning on page 17.

Dissenters’ Rights

Under Chapter 13 of the California Corporations Code, which we refer to in this proxy statement as “Chapter 13,” our shareholders with outstanding shares as of the record date who vote against the merger proposal may have the right to seek appraisal of the fair market value of their shares in lieu of the merger consideration, but only if they comply with the procedures set forth in Chapter 13 and the other requirements of Chapter 13 are satisfied, including the requirement that demands are filed with respect to at least five percent of the outstanding shares of our common stock. The appraisal amount could be more than, the same as or less than the amount a shareholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their dissenters’ rights must, among other things, vote or otherwise submit a proxy against the merger proposal, and must submit a written demand for payment to us. Your failure to comply with the procedures specified under Chapter 13 will result in the loss of your dissenters’ rights. See “Dissenters’ Rights,” beginning on page 60 for a more detailed discussion of your dissenters’ rights and the text of Chapter 13 attached as Annex D to this proxy statement.

Termination of the Merger Agreement

Under certain circumstances, the merger agreement may be terminated and the merger abandoned prior to the effective time of the merger, whether before or after obtaining approval of the merger proposal by our shareholders. See “The Merger Agreement — Termination” beginning on page 52. The merger agreement generally may be terminated as follows:

•	by mutual written consent of Avnet and us;

•	by either Avnet or us

—	if the merger is not completed by September 28, 2010, or, if certain conditions related to antitrust matters are not satisfied by that date, then December 28, 2010, which we refer to in this proxy statement as the “end date”;

—	if any law or order has been enacted, issued, promulgated, enforced or entered by a governmental entity that makes illegal, permanently enjoins or otherwise permanently prohibits the completion of the merger, and the law is final and nonappealable; or

—	if our shareholders do not approve the merger proposal at the meeting or at any adjournment or postponement thereof;

•	by Avnet

—	if (1) our board of directors changes its recommendation that our shareholders approve the merger proposal; (2) we enter into, or publicly announce our intention to enter into, an agreement relating to another acquisition proposal; (3) we materially breach our obligation not to solicit another acquisition proposal or otherwise fail to comply in material respects with our obligations relating to our receipt of other acquisition proposals; (4) after a request from Avnet, our board of directors fails to reaffirm its recommendation that our shareholders approve the merger proposal within ten business days after the date another acquisition proposal is publicly disclosed; (5) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Avnet and our board of directors fails to reaffirm its recommendation that our shareholders approve the merger proposal and to recommend that our shareholders not tender their shares in such tender or exchange offer within ten business days; or (6) we or our board of directors publicly announce our intention to take any of these actions; or

—	upon 30 days prior written notice, if there is a breach of any representation, warranty, covenant or agreement on our part such that the conditions to the closing of the merger that our representations and warranties be true and correct or that we will have performed all of the obligations and complied with the agreements and covenants required to be performed by us under the merger agreement would not be satisfied, and the breach cannot be cured by the end date;

•	by us

—	if before our shareholders approve the merger proposal, our board of directors authorizes our management, in compliance with the merger agreement, to enter into an acquisition agreement in respect of a superior proposal; or

—	upon 30 days prior written notice, if there is a breach of any representation, warranty, covenant or agreement on the part of Avnet or Merger Sub such that the conditions to the closing of the merger that Avnet or Merger Sub’s representations and warranties be true and correct or that Avnet or Merger Sub will have performed all of the obligations and complied with the agreements and covenants required to be performed by it under the merger agreement would not be satisfied, and the breach cannot be cured by the end date.

Effect of Termination; Termination Fee and Expenses

In general, if the merger agreement is terminated, neither we nor Avnet will have any liability to each other under the merger agreement, except that, if we or Avnet terminate the merger agreement under certain circumstances specified in the merger agreement, we will be required to reimburse Avnet for up to $2.5 million of its fees and expenses and, in some cases, pay to Avnet a termination fee of $10.5 million (less any such fees and expenses we already paid). See “The Merger Agreement — Termination Fee, Expenses” beginning on page 53.

Conditions to the Merger

The obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions. See “The Merger Agreement — Conditions to Completing the Merger” beginning on page 51. Those conditions include the following:

•	our shareholders will have approved the merger proposal;

•	any requisite waiting period (and any extension thereof) under U.S., Canadian and European antitrust laws will have expired or terminated;

•

no order issued by a court or agency of a competent jurisdiction making the merger illegal or otherwise prohibiting the completion of certain of the transactions contemplated by the merger agreement, including the merger, will be in effect;

•

the representations and warranties of each of Avnet, Merger Sub and us will be true and correct when made and as of immediately prior to the effective time, subject in many cases to material adverse effect qualifications;

•	each of Avnet, Merger Sub and us will have performed in all material respects each of the covenants required to be performed by it under the merger agreement;

•	there will not have been any material adverse effect in relation to us since the date of the merger agreement; and

•

no law, proceeding, action, suit, litigation or order by any governmental authority will be pending that (a) imposes or seeks to impose any limitation upon the ability of Avnet, Merger Sub or us, or any of their or our respective affiliates, to acquire or hold, or which requires any of such parties to dispose of or hold separately, any portion of their assets or business; (b) imposes limitations on the ability of any such parties to conduct, own or operate their businesses or assets; or (c) imposes or seeks to impose any limitation upon Avnet’s full rights of ownership of the surviving corporation after the merger has been completed.

Obligation Not to Solicit Acquisition Proposals and Recommendation of Our Board

From and after March 28, 2010, subject to certain exceptions, we will not:

•	initiate, solicit or knowingly encourage or facilitate another acquisition proposal;

•	engage or participate in any discussions or negotiations regarding, or provide any person with non-public information in connection with, another acquisition proposal;

•	approve, endorse or recommend another acquisition proposal;

•

approve, endorse, recommend or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or similar contract related to another acquisition proposal; or

•

amend, terminate, waive, release or fail to enforce, or grant any consent under any confidentiality, standstill or similar agreement relating to a business combination, merger or similar transaction, except for waiver to permit a party to make a non-public acquisition proposal to our board of directors.

Notwithstanding these restrictions, under certain circumstances, our board of directors may respond to a bona fide unsolicited acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior offer so long as we comply with certain terms of the merger agreement. In addition, our board of directors may withdraw, modify, change or condition its recommendation to approve the merger proposal, where it determines in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to our shareholders. See “The Merger Agreement — No Solicitation, Acquisition Proposals” beginning on page 48.

Financing of the Merger

There is no financing condition to the merger. Avnet is expected to pay the merger consideration from its cash on hand or borrowings under its existing credit facilities. See “The Merger — Financing” on page 35.

Interests of Bell Micro’s Directors and Executive Officers

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of Bell Micro’s Directors and Executive Officers in the Merger” beginning on page 35. These interests include:

•	The vesting of stock options and restricted stock units held by executive officers and directors will occur automatically and be accelerated upon completion of the merger.

•	Each of our executive officers will be entitled to receive severance benefits in certain circumstances if their employment is not continued after the merger.

•

Our executive officers and directors will benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as executive officers and directors. In addition, upon completion of the merger, the existing derivative litigation against our executive officers and directors will be subject to dismissal under applicable law, which, if dismissed, would extinguish any liability the officers and directors may have in connection with these matters.

•

Certain of our executive officers may remain employed by Bell Micro following the merger, although no agreements have been reached with Avnet regarding any continuation of their employment or the terms thereof following completion of the merger.

Litigation Related to the Merger

Following announcement of the merger, putative class actions were filed by alleged shareholders against us and our directors and, in some cases, against Avnet and Merger Sub. These shareholder actions allege, among other things, that the consideration being offered for the merger is inadequate and that the directors breached their fiduciary duties by agreeing to the merger and including certain terms in the merger agreement, including the termination fee and provisions relating to possible competing proposals. The actions also allege that we and/or Avnet and Merger Sub aided and abetted the individual defendants in their actions. Each action seeks, among other things, unspecified monetary damages, including payment of the plaintiff’s expenses and attorney fees. Certain of the actions also seek an injunction prohibiting completion of the merger on the agreed upon terms and rescission of the merger agreement.

The plaintiff in one of the actions also alleges that our directors approved the merger agreement and the transactions contemplated thereby in order to extinguish their liability in a pending derivative action previously filed by the same plaintiff related to the timing of previous stock option grants. The plaintiff also alleges that because the pending derivative action will be extinguished before defendants are compelled to compensate our company for the alleged damages they caused, which the plaintiff claims could equal or exceed $3.00 per share, the consideration being paid in connection with the merger is too low.

We have not yet filed responses to any of the lawsuits. Additional putative class actions with similar claims relating to the merger may be filed against us, our directors, Avnet, and/or Merger Sub. See “The Merger — Litigation Related to the Merger” beginning on page 37.

Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules promulgated thereunder, which we refer to in this proxy statement as the “HSR Act,” the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission, which we refer to in this proxy statement as the “FTC,” and the Antitrust Division of the Department of Justice, which we refer to in this proxy statement as the “Antitrust Division,” and the applicable waiting period has expired or otherwise been terminated. Avnet and we filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on March 30, 2010. The initial 30-day waiting period under the HSR Act will expire on April 29, 2010, unless extended by a request for additional information pursuant to regulations under the HSR Act, or, if early termination of the waiting period is granted pursuant to regulations under the HSR Act. Avnet and we are also required to make antitrust filings with non-U.S. antitrust authorities, including in the European Union and Canada, and have made such filings. The waiting periods applicable to the European Union and Canada are anticipated to expire on [Month] [—], 2010, and [Month] [—], 2010, respectively, but could be extended. See “The Merger — Regulatory Approvals” on page 39.

Market Price of Bell Micro Common Stock

Our common stock is listed on the Nasdaq Global Market under the symbol “BELM.” The closing price of our common stock on the Nasdaq Global Market on March 26, 2010, the last trading day prior to announcement of the proposed merger, and on April 9, 2010, the last full trading day before the date of this proxy statement, was $5.38 and $6.96, respectively.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the “Exchange Act.” Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our shareholders in connection with meetings of our shareholders.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical financial data for Bell Micro. The following data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, which we refer to in this proxy statement as the “2009 Form 10-K.” The financial data as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 are derived from our audited consolidated financial statements not contained in the 2009 Form 10-K. You should read the following information together with our audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our 2009 Form 10-K. See “Where You Can Find More Information” on page 64. Our historical results do not necessarily indicate results to be expected for any future period.

	Year Ended December 31,
	2009	2008 (1)	2007 (1)	2006 (1)(2)	2005 (1)(3)
	(in thousands, except per share data)
Statements of Operations Data:
Net sales	$3,021,167	$3,579,499	$3,949,905	$3,372,876	$3,139,250
Cost of sales	2,725,127	3,244,053	3,609,362	3,098,135	2,923,476

Gross profit	296,040	335,446	340,543	274,741	215,774
Selling, general and administrative expense	226,329	302,416	297,483	233,985	193,787
Professional fees (4)	26,129	56,763	22,625	5,830	4,236
Impairment of goodwill and other intangibles	—	5,864	52,445	3,477	7,296
Restructuring and impairment costs	3,795	4,289	1,404	—	1,275

Total operating expenses	256,253	369,332	373,957	243,292	206,594

Operating income (loss)	39,787	(33,886)	(33,414)	31,449	9,180
Interest expense, net	33,097	37,544	40,797	35,171	27,108
Other expense (income), net	(2,121)	10,509	(2,426)	(2,848)	1,373

Income (loss) before income taxes	8,811	(81,939)	(71,785)	(874)	(19,301)
Provision for (benefit from) income taxes	1,289	527	6,961	27,948	(766)

Net income (loss)	$7,522	$(82,466)	$(78,746)	$(28,822)	$(18,535)

Net income (loss) per share:
Basic	$0.24	$(2.55)	$(2.44)	$(0.94)	$(0.63)

Diluted	$0.23	$(2.55)	$(2.44)	$(0.94)	$(0.63)

Shares used in per share calculation:
Basic	31,859	32,299	32,248	30,772	29,299

Diluted	32,595	32,299	32,248	30,772	29,299

	As of December 31,
	2009	2008 (1)	2007 (1)	2006 (1)(2)	2005 (1)(3)
	(In thousands)
Balance Sheet Data:
Working capital	$152,330	$117,093	$196,267	$220,113	$216,353
Goodwill	21,456	19,211	26,214	69,161	51,931
Total assets	856,976	782,126	1,111,572	1,056,675	887,706
Long-term debt	159,494	161,063	129,334	131,718	102,454
Shareholders’ equity	31,832	5,700	125,286	197,594	179,863

(1)	Adjusted for the retrospective adoption of Financial Accounting Standards Board (“FASB”) ASC 470-20, Debt with Conversion and Other Options (formerly FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)). For additional information, see Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in our 2009 Form 10-K.

(2)	Includes the results of operations and balance sheet data of ProSys Information Systems since the acquisition of substantially all of its assets on October 2, 2006.

(3)	Includes the results of operations and balance sheet data of Net Storage since its acquisition on July 8, 2005 and MCE Group since its acquisition on December 1, 2005.

(4)	Professional fees represent fees for audit, legal, tax and outside accounting advisory services.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The statements contained in this proxy statement regarding the completion of the merger and other future events are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the views of our senior management at the time the statements were made with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that could require us to reimburse Avnet up to $2.5 million of its fees and expenses or to pay to Avnet a termination fee of $10.5 million (less any such fees and expenses we already paid);

•	the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger agreement;

•	the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger;

•	the inability to obtain any required regulatory approvals in a timely manner, if at all;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger;

•	the effect of the announcement of the merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees; and

•	the amount of the costs, fees, expenses and charges related to the merger.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this proxy statement, as well as other factors identified under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

PARTIES TO THE MERGER

Bell Microproducts Inc.

We are a leading distributor and value-added reseller of data storage and server products and solutions, computer component products and peripherals, as well as a variety of software applications. We also design and integrate systems through our value-added division, and provide customers with a variety of services, such as system configuration, product installation, post-sale service and support and supply chain management. We market and distribute products at all levels of integration, from components to fully integrated, tested and certified systems. We carry over 400 brand name product lines worldwide, as well as our own proprietary Rorke® and Galaxy® data storage products and our Markvision consumer electronics and computer products. Across our product lines, we emphasize our ability to combine our extensive product portfolio with comprehensive value-added and supply chain services.

For more information about Bell Micro, see “Where You Can Find More Information” on page 64. For additional information, please visit our website at www.bellmicro.com. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference.

Our common stock is publicly traded on the Nasdaq Global Market under the symbol “BELM.” Our corporate headquarters are located at 1941 Ringwood Avenue, San Jose, California 95131 and our telephone number is (408) 451-9400.

Avnet, Inc.

Avnet, Inc. is one of the world’s largest industrial distributors, based on sales, of electronic components, enterprise computer and storage products, and embedded subsystems. Avnet creates a vital link in the technology supply chain that connects more than 300 of the world’s leading electronic component and computer product manufacturers and software developers with a global customer base of more than 100,000 original equipment manufacturers, electronic manufacturing services providers, original design manufacturers, and value-added resellers. Avnet distributes electronic components, computer products and software as received from its suppliers or with assembly or other value added by Avnet. Additionally, Avnet provides engineering design, materials management and logistics services, system integration and configuration, and supply chain services.

Avnet’s common stock is publicly traded on the New York Stock Exchange under the symbol “AVT.” Avnet’s corporate headquarters are located at 2211 South 47th Street, Phoenix, Arizona 85034 and its telephone number is (480) 643-2000.

AVT Acquisition Corp.

AVT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Avnet, was formed solely for the purpose of effecting the merger. AVT Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. AVT Acquisition Corp.’s principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034 and its telephone number is (480) 643-2000.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting, or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

The special meeting will be held on [Month] [—], 2010, at [—] a.m., local time, at [location name and address].

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote on:

1.  a proposal to adopt the merger agreement and approve the principal terms of the merger; and

2.  a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the merger agreement and approve the principal terms of the merger.

If our shareholders do not approve the merger proposal, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A.

Record Date; Stock Entitled to Vote; Quorum

Shareholders of record of our common stock as of the close of business on [Month] [— ], 2010 are entitled to notice of and to vote at the special meeting. At the close of business on the record date, [—] shares of our common stock were issued and outstanding and held by approximately [—] holders of record. Holders of record of our common stock at the close of business on the record date are entitled to one vote per share at the special meeting on each proposal presented.

A quorum will be present at the special meeting if a majority of the outstanding shares of our common stock entitled to vote are represented in person or by proxy at the special meeting. In the event that a quorum is not present at the special meeting, or there are not sufficient votes at the time of the special meeting to approve the merger proposal, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Recommendation of Our Board of Directors

Our board of directors has unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair to, and in the best interests of, Bell Micro and its shareholders.

Our board of directors unanimously recommends that our shareholders vote “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger — Recommendation of Bell Micro’s Board of Directors and Its Reasons for the Merger” beginning on page 24.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is required to approve the merger proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

If you abstain or do not vote your shares, it has the same effect as a vote by you against the merger proposal, but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the merger proposal, but will have no effect on the proposal to adjourn the special meeting.

Shares Held by Executive Officers and Directors

At the close of business on the record date, our executive officers, other than our chief executive officer, held and are entitled to vote at the special meeting [—] shares of our common stock, representing approximately [—]%, in the aggregate, of the outstanding shares of our common stock on that date. Each of these executive officers has informed us that they intend to vote all of their shares “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

At the close of business on the record date, our directors, including our chief executive officer, held [—] shares of our common stock, representing approximately [—]%, in the aggregate, of the outstanding shares of our common stock on that date. Each of our directors has entered into a stockholder agreement with Avnet pursuant to which he agreed to vote all of his shares “FOR” the merger proposal. Following the filing of a putative class action suit that includes an alleged conflict of interest involving our directors in connection with the merger, on April 9, 2010, we requested that Avnet waive our directors’ obligations under the stockholder agreements to vote in favor of the merger proposal. While we do not believe that a conflict of interest exists and believe the allegations in this suit are without merit, we requested that Avnet grant the waiver to enable us to submit the merger proposal for approval by our shareholders other than our directors. Avnet agreed to the grant of the waiver. Each of our directors has determined to refrain from voting on the merger proposal. Notwithstanding, our board of directors continues to recommend a vote “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Each of our directors believes that the merger is in the best interests of our company and our shareholders. See “The Stockholder Agreements” on page 55, “The Merger — Litigation Related to the Merger” beginning on page 37 and “The Merger —Stockholder Agreement Waivers” beginning on page 38.

Voting; Proxies and Revocation

You may vote in person or by proxy at the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that, if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting. Please also bring to the special meeting your statement evidencing your beneficial ownership of our common stock.

If you do not wish to attend the special meeting, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card by mail or by granting a proxy by telephone or through the Internet. If you submit a proxy through the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the merger proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	submitting a later-dated proxy by mail before your earlier-dated proxy is voted at the special meeting;

•	granting a proxy through the Internet or by telephone after the date of your original proxy and before the deadlines for voting included on your proxy card;

•

giving written notice of the revocation of your proxy to our Corporate Secretary at 1941 Ringwood Avenue, San Jose, California 95131, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient votes at the time of such adjournment to approve the merger proposal. Any adjournment may be made without notice (if such adjournment is not for more than 45 days), other than an announcement at the special meeting, by approval of an affirmative vote of a majority of the shares of our common stock represented and voting on such adjournment at the special meeting. In addition, a quorum is not required to approve the proposal to adjourn the special meeting. Any signed proxies received by us without voting instructions on the matter will be voted “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date as required by law. Although it is not currently expected, our board of directors may postpone the special meeting for the purpose of soliciting additional proxies if we have not received sufficient proxies to constitute a quorum or sufficient votes for the approval of the merger proposal. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Rights of Shareholders Who Object to the Merger

Shareholders may be entitled to seek dissenters’ rights under California law in connection with the merger, provided that all requirements of Chapter 13 are met. This means that you may be entitled to have the fair market value of your shares determined by a California court and to receive payment based on that valuation. Under Chapter 13, the fair market value of your shares will be determined as of March 26, 2010, the last trading day prior to announcement of the proposed merger. The ultimate amount you would receive as a dissenting shareholder in an appraisal proceeding may be more than, the same as, or less than, the amount you would be entitled to receive under the terms of the merger agreement.

To exercise your dissenters’ rights, you must comply with the procedures required under California law, including, among other things, voting against the merger proposal. Your failure to follow exactly the procedures specified under California law will result in the loss of your dissenters’ rights. See “Dissenters’ Rights”

beginning on page 60 and the text of Chapter 13 attached as Annex D to this proxy statement. In addition, you will only be entitled to exercise dissenters’ rights if demands are filed in accordance with Chapter 13 with respect to at least five percent of the outstanding shares of our common stock. Neither the merger agreement nor this proxy statement confers upon any shareholder any dissenters’ rights greater than those provided in Chapter 13 or otherwise expands the rights provided by Chapter 13.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Bell Micro. In addition, we have retained Georgeson Inc. to assist in the solicitation. We will pay Georgeson a base fee of $8,500 plus out-of-pocket expenses for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional or special remuneration for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Please do not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, will be mailed to our shareholders as soon as practicable after completion of the merger.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please mail your request to Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131, Attn: Investor Relations; call our Investor Relations department at (800) 800-1513; or call our proxy solicitor, Georgeson, toll free at (      )         -             (brokers, banks and other nominees call (      )         -            ).

THE MERGER

Following is a description of the material aspects of the merger, including the merger agreement. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We encourage you to read this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, as well as the other annexes to this proxy statement, for a more complete description of the merger.

Effects of the Merger

If our shareholders approve the merger proposal and the other conditions to the closing of the merger are either satisfied or waived, AVT Acquisition Corp., a newly formed, wholly owned subsidiary of Avnet, which we refer to in this proxy statement as “Merger Sub,” will be merged with and into Bell Micro, and Bell Micro will become a wholly owned subsidiary of Avnet. Sometimes in this proxy statement we refer to Bell Micro after the merger as the “surviving corporation.” The merger will become effective at the time stated in certain filings with the Secretaries of State of the State of California and the State of Delaware, which we refer to in this proxy statement as the “effective time.”

When the merger is completed, each share of our common stock issued and outstanding immediately before the effective time (other than shares held by Avnet or Merger Sub and shares held by our shareholders who have properly demanded and perfected, and have not withdrawn, their dissenters’ rights in accordance with Chapter 13) will automatically be canceled, will cease to exist and will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes, which we refer to in this proxy statement as the “merger consideration.”

When the merger is completed, each outstanding option to acquire our common stock granted under our equity incentive plans, whether or not then vested or exercisable, will be exercisable as of the effective time by delivery of written notice to us of the holder’s intent to exercise the option. If a holder of an option does not notify us of the holder’s intent to exercise the option as of the effective time, then the option will be cancelled without payment.

When the merger is completed, each outstanding option for which we have received a written notice of intent to exercise from the holder will be converted into the right to receive from Avnet and the surviving corporation an amount of cash, without interest and less any applicable withholding taxes, equal to the product of (x) the aggregate number of shares of our common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration over the per share exercise price for such option.

When the merger is completed, each restricted stock unit award and other right to acquire or receive shares of our common stock or benefits measured by the value of such shares, and each award consisting of shares of our common stock that may be held, awarded, outstanding, payable or reserved for issuance under any of our stock award plans (other than company stock options), which we refer to in this proxy statement as a “stock award,” that is not vested and exercisable, immediately prior to the effective time, will be cancelled and converted into the right to receive from Avnet and the surviving corporation an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the aggregate number of shares of our common stock in respect to the stock award multiplied by (y) the merger consideration.

At the effective time, our then-current shareholders will cease to have ownership interests in us or rights as our shareholders. Therefore, they will not participate in our future earnings or growth and will not benefit from any appreciation in value of our business.

Procedures for Receiving the Merger Consideration

After the completion of the merger, [Name of Paying Agent], the paying agent, will provide a letter of transmittal and instructions to each holder of record of our common stock that will explain how to surrender stock certificates. Shareholders will receive from the paying agent cash for the shares represented by these certificates after complying with these instructions. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of the “street name” shares and receive cash for them. See “The Merger Agreement — Payment for Shares and Exchange Procedures” on page 43.

Please do not forward your stock certificates to the paying agent without a letter of transmittal or return your stock certificates with the enclosed proxy.

Effects on Bell Micro if the Merger is Not Completed

In the event that our shareholders do not approve the merger proposal or if the merger is not completed for any other reason, you will not receive any payment for your shares, options or restricted stock units in connection with the merger. Instead, we will remain an independent public company. If the merger is not completed, we will need to address various challenges that our board of directors considered in connection with approving the merger agreement and the transactions contemplated thereby and our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. See “— Recommendation of Bell Micro’s Board of Directors and Its Reasons for the Merger” beginning on page 24. In addition, we have incurred or will incur significant expenses in connection with the proposed merger which will not be recovered if the merger is not completed. See “— Background of the Merger” below. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares, options or restricted stock units.

From time to time, our board of directors will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If our shareholders do not approve the merger proposal or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us as fair to, and in the best interests of, our shareholders will be offered, or that our business, prospects or results of operations, financial condition or cash flows will not be adversely impacted.

In addition, if the merger agreement is terminated under certain circumstances, we will be obligated to reimburse Avnet up to $2.5 million of its fees and expenses and, in some cases, pay to Avnet a termination fee of $10.5 million (less any such expenses we already paid).

Background of the Merger

In November 2006, we announced that we would restate our consolidated financial statements for 2005 and prior years, and that those financial statements should no longer be relied upon because of accounting errors. In 2007, our board of directors appointed special committees to investigate our stock-based compensation practices and historical accounting for certain reserves, accruals and other accounting estimates. The stock-based compensation investigation was completed in May 2007, and the reserves and accruals investigation was completed in May 2008. We completed the restatement of our historical financial statements in December 2008.

During the investigation and restatement process, we were unable to file the annual and quarterly reports that we were required to file with the SEC. We incurred substantial accounting, legal, consulting and other costs in connection with these matters. Through the end of 2009, we had incurred in excess of $90.0 million in costs related to the investigations, the restatement of our financial statements and regaining compliance with our SEC reporting obligations, and an additional $11.1 million in fees related to obtaining waivers from certain of our lenders as a result of our inability to comply with related covenants in our debt agreements.

These costs adversely impacted our financial condition. During 2007, borrowings under our revolving lines of credit increased by $50.3 million to $277.4 million at December 31, 2007. Borrowings under these lines of credit increased to $284.1 million at March 31, 2008 and remained at or near this level throughout much of 2008.

In the first quarter of 2008, the price of our common stock declined from a high of $6.60 per share in January 2008 to a low of $1.51 in March 2008. Our common stock was delisted from the Nasdaq Global Market in March 2008 as a result of our inability to file periodic reports with the SEC. The decline in our stock price continued throughout 2008, reaching a low of $0.27 per share in December 2008.

The circumstances described above, together with the severe economic downturn that began in September 2008, resulted in our inability to satisfy certain covenants in our debt agreements. Our management devoted, and may from time to time continue to devote, substantial time and attention to obtaining waivers from our lenders to avoid acceleration of our outstanding indebtedness.

From the time we announced in November 2006 that we would restate our financial statements until we regained compliance with our SEC reporting obligations in September 2009, our board of directors met more than 30 times to discuss our company’s challenges and various alternatives to address these issues. At these meetings, our board focused on:

•	the investigation and restatement process;

•	regaining compliance with our SEC reporting obligations;

•

the SEC investigation related to accounting and financial reporting matters, which commenced in February 2008 (subsequently, in February 2010, the SEC informed us that no enforcement action would be recommended);

•	our financial condition, including indebtedness and cost reduction efforts;

•	our short- and long-term liquidity needs and the available borrowing capacity under our revolving credit facilities;

•

our debt agreements, including complying with debt covenants, obtaining waivers for non-compliance with certain debt covenants, and amending terms to modify debt covenants, borrowing capacity and maturity dates;

•	the delisting of our common stock from the Nasdaq Global Market and efforts to regain this listing, which was accomplished in January 2010; and

•	possible sales of certain of our business units, with the objective of reducing indebtedness and improving our liquidity.

Throughout this same time period, our board of directors remained focused on our indebtedness that may need to be refinanced or restructured, including:

•

our revolving credit facility with a maximum facility amount of $150.0 million (increased to $204.0 million in September 2008 and decreased to $153.0 million in February 2010), which expires in September 2010, but will be automatically extended for one year unless we receive 60 days’ prior written notice of termination from the lender; and

•

our $110.0 million of convertible notes, which bear interest at 3.75% per year, are convertible into shares of our common stock at $10.96 per share, mature in March 2024 and become redeemable at the option of the note holders in March 2011.

During this same time period, our board also engaged financial advisors to assist in evaluating alternatives to address our challenges. The principal alternatives considered by our board included:

•	the refinancing or restructuring of our indebtedness, including exchanging new debt or equity for our convertibles notes, or restructuring the terms of the notes;

•	an offering of convertible debt;

•	a sale of one or more of our existing business units; and

•	a business combination transaction involving our company.

At the direction of our board of directors, during the period from November 2006 to September 2009, we entered into confidentiality agreements with more than 35 entities, including an initial confidentiality agreement with Avnet in February 2008. With the assistance of our financial advisors, we made available to these parties certain non-public information about our business. We engaged in discussions with several of these parties, including Avnet, but none of these discussions progressed beyond a preliminary stage.

In late September 2009, at the direction of our board of directors, we engaged a new financial advisor, Raymond James & Associates, Inc., to advise us about strategic alternatives, including with respect to our convertible notes.

In November 2009, our board of directors met to consider alternatives related to both our convertible notes and possible strategic transactions involving our company. During this meeting, Raymond James discussed with our board alternatives related to our convertible notes, including restructuring the notes, the terms of which would likely include an increased interest rate and a substantially reduced conversion price.

Raymond James also reviewed with our board and management strategic alternatives involving the sale of:

•	our distribution operations in North America, Latin America and/or Europe;

•	our consolidated distribution business;

•	one or more of our ProSys, Rorke and TotalTec businesses; and

•	our entire company.

Our board of directors determined to explore these alternatives in an effort to address our cash flow and liquidity needs in 2010 and future periods, including:

•	debt principal payments of up to $317.5 million through 2012, including payments related to:

—	our revolving credit facility with a maximum facility amount of $204.0 million (decreased to $153.0 million in February 2010), of which $69.6 million was outstanding at December 31, 2009, that may become due in the third quarter of 2010;

—	our $110 million of convertible notes that will become redeemable at the option of the note holders in March 2011; and

—	our senior subordinated notes payable to the Retirement Systems of Alabama, of which $74.2 million was outstanding at December 31, 2009, with scheduled principal payments of $11.3 million in 2010, $13.0 million in 2011, $15.0 million in 2012 and $34.9 million thereafter;

•	upgrading our information technology and e-commerce systems;

•	funding the organic growth of our distribution business;

•	providing funding for potential acquisitions; and

•	taking advantage of discounts offered by our vendors for prompt payment.

In late November 2009, we renewed our discussions with Avnet regarding a potential business combination transaction. On December 9, 2009, we entered into a new confidentiality agreement with Avnet to extend the period set forth in the initial confidentiality agreement executed in February 2008, during which Avnet would be prohibited from trading in our securities, subject to certain exceptions.

In mid-December 2009, we provided Avnet with updated information about our business as part of its initial due diligence in connection with a potential transaction with our company.

On December 22, 2009, our board of directors held a special telephonic meeting. Management provided our board with an update regarding the evaluation by Raymond James of alternatives with respect to our convertible notes.

In late December 2009 and early January 2010, we engaged in due diligence discussions with Avnet about various matters, including our pending shareholder litigation, the SEC investigation and certain tax-related matters. During this same time, Raymond James communicated with Avnet’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to in this proxy statement as “Bank of America Merrill Lynch,” about the proposed timing of a potential transaction between Avnet and us, as well as the valuation of our company.

On January 29, 2010, Roy Vallee, the chief executive officer of Avnet, called W. Donald Bell, our chief executive officer, and informed him that Avnet was interested in a possible acquisition of our company at a cash price of $5.75 per share. Mr. Bell promptly informed our board of directors of this proposal.

In subsequent discussions, Mr. Bell told Mr. Vallee that he had informed our board of Avnet’s proposal, but that he believed $5.75 per share did not fairly value our company and that he would not recommend to our board of directors that we pursue a transaction at that price.

In January 2010, we successfully relisted our common stock on the Nasdaq Global Market.

In early February 2010, Mr. Bell and James Ousley, the chairman of our board of directors, met with Mr. Vallee to discuss a possible business combination transaction. During that meeting, Mr. Vallee reiterated Avnet’s interest in acquiring our company, and indicated that Avnet was willing to increase its offer to $6.60 per share.

On February 10, 2010, our board of directors held a special telephonic meeting to discuss Avnet’s improved proposal. At the meeting, management updated the board on the financial condition, operations and prospects of our company. Management also updated the board about the evaluation by Raymond James of alternatives with respect to our convertible notes. At the request of our board, representatives of Jones Day, our legal counsel, reviewed with our board the fiduciary duties of our directors in connection with a possible sale of our company. Following discussion, the board authorized management to continue preliminary discussions with Avnet.

On February 16, 2010, Avnet, through its financial advisor, sent Raymond James a written, non-binding indication of Avnet’s interest to acquire our company for $6.60 per share in cash. Avnet conditioned its proposal on our signing an exclusivity agreement, under which we would refrain from negotiating an acquisition with any party other than Avnet for a specified period to permit Avnet an opportunity to complete its due diligence investigation of our company.

On February 17, 2010, at a regularly scheduled meeting, our board of directors requested and received from representatives of Raymond James a review of alternatives with respect to our convertible notes and a preliminary analysis of an all-cash acquisition of our company by Avnet at $6.60 per share. At the request of our board, representatives of Jones Day reviewed with our directors their fiduciary duties in connection with an acquisition of our company and specifically in connection with the terms of the indication of interest and proposed exclusivity agreement received from Avnet. For several hours, our board of directors discussed Avnet’s proposal and the financial condition, operations and prospects of our company, including our cash flow and liquidity needs through 2012. Our board also discussed the likelihood that we would be able to restructure or refinance our convertible notes and other debt obligations (including redeeming our convertible notes if required) and the costs and uncertainties associated with successfully completing those transactions, the likely impact of the restructuring of our convertible notes on our shareholders (including the substantial dilution that could result) and other related matters.

As part of its deliberations, our board of directors reviewed information provided by Raymond James related to other potential acquirors’ ability and potential interest in acquiring our entire company. In addition, our board considered the number of other entities that had signed confidentiality agreements, the preliminary discussions held with other potential acquirors, the fact that none of these discussions had progressed beyond a preliminary stage and the potential harm that may result to our business from pursuing a repeated broad marketing process. At the conclusion of the meeting, our board of directors authorized Raymond James to communicate to Bank of America Merrill Lynch that, while we did not consider the price of $6.60 per share to be adequate, we would be willing to engage in exclusive negotiations for a period of time if Avnet would raise its indication of interest to $7.25 per share.

On the evening of February 17, 2010, representatives of Raymond James contacted representatives of Bank of America Merrill Lynch to inform them of the position of our board of directors.

On February 18, 2010, Avnet, through Bank of America Merrill Lynch, informed representatives of Raymond James that Avnet would increase its offer from $6.60 per share to $6.75 per share, and reiterated that its proposal was conditioned on our signing an exclusivity agreement. Later that day, our board of directors held a special telephonic meeting to consider Avnet’s revised proposal. After discussion, our board authorized our management to pursue negotiations with Avnet regarding a potential transaction and to enter into an exclusivity agreement with Avnet, subject to Avnet agreeing to certain changes to the terms, including a shorter exclusivity period than that proposed by Avnet.

On February 18, 2010, we sent to Squire, Sanders & Dempsey L.L.P., legal counsel to Avnet, which we refer to in this proxy statement as “Squire Sanders,” revisions to the exclusivity agreement proposed by Avnet, which, among other things, shortened the exclusivity period.

On February 19, 2010, we signed the exclusivity agreement with Avnet, which provided for an exclusivity period expiring on March 5, 2010. Avnet also delivered a written indication of interest reflecting its increased offer of $6.75 per share. Promptly thereafter, we made available certain information about our company to representatives of Avnet and its legal, financial and accounting advisors to enable Avnet to undertake a more detailed due diligence investigation.

On February 24, 2010, Squire Sanders sent to Jones Day drafts of the merger agreement and the stockholder agreement.

On February 26, 2010, our board of directors held a special telephonic meeting to discuss the draft merger agreement and stockholder agreement. During this meeting, Mr. Bell and representatives of Jones Day reviewed with our board the principal terms of the draft agreements, as well as proposed responses for those terms to which we objected.

From February 27, 2010 through March 3, 2010, representatives of Avnet and our company, including Jones Day and Squire Sanders, continued to negotiate the terms of the merger agreement and stockholder agreement, including extensive proposed revisions to the provisions of the merger agreement related to non-solicitation, termination and the termination fee, matching rights, information rights and expense reimbursement.

On March 3, 2010, our board of directors held a special telephonic meeting to review the status of the negotiations with Avnet. During this meeting, Mr. Bell and representatives of Jones Day reviewed with our board the open issues with respect to the merger agreement, which included the completion of the audit of our 2009 consolidated financial statements and the filing of our 2009 Form 10-K. Our board of directors considered these issues and discussed the possibility that we would be unable to reach a definitive agreement with Avnet. At the conclusion of the meeting, our board authorized management to extend the exclusivity period with Avnet and directed management to continue negotiating the terms of the merger agreement. Later that day, we amended the exclusivity agreement with Avnet to extend the expiration of the exclusivity period to the earlier of March 18, 2010 and the third calendar day after we filed our 2009 Form 10-K.

On March 18, 2010, at the direction of our board, we agreed with Avnet to extend the exclusivity period again to continue until we completed and filed our 2009 Form 10-K. The exclusivity period was extended to the earlier of March 25, 2010 and the third calendar day after we filed our 2009 Form 10-K. During this extension period, we continued to negotiate the terms of the merger agreement with Avnet.

On March 25, 2010, Mr. Bell met with Mr. Vallee to discuss the status of the negotiations regarding the possible transaction and Avnet’s request for the exclusivity period to be extended until we completed and filed our 2009 Form 10-K.

Later that same day, our board of directors held a special telephonic meeting to review the status of the negotiations with Avnet. During this meeting, management updated the board on the financial condition and operations of our company, including forecasted financial results for the first quarter of 2010. Management and representatives of Jones Day also reviewed with our board the remaining open issues with respect to the merger agreement. The board also discussed the recent trading price of our common stock and the premium represented by Avnet’s offer. Mr. Bell also informed the board that the exclusivity agreement was scheduled to expire on March 25, 2010, and that Avnet required that the exclusivity period be extended until we completed and filed our 2009 Form 10-K.

At the conclusion of the meeting, our board of directors approved an extension of the exclusivity period to the third calendar day after we filed our 2009 Form 10-K and directed management to seek an improved offer from Avnet. Our board also authorized management to continue negotiations with Avnet regarding the other terms of the potential transaction. Following the meeting, at the direction of our board, Mr. Bell contacted Mr. Vallee and requested that Avnet increase its offer, and the exclusivity agreement was amended to extend the exclusivity period as authorized by our board of directors.

We filed our 2009 Form 10-K on March 26, 2010.

On March 27, 2010, Mr. Vallee informed Mr. Bell that Avnet was prepared to increase its offer to $7.00 per share, provided that we accept certain revised terms of the merger agreement, including increasing the termination fee from $9.5 million to $10.5 million. Alternatively, Mr. Vallee informed Mr. Bell that, if we would not agree to the requested revisions to the merger agreement, Avnet was prepared to increase its offer to $6.85 per share, provided that the termination fee was increased to $10 million. In both cases, Avnet also required that we agree to file our proxy statement within ten business days after signing the merger agreement. Mr. Vallee also indicated that Avnet would not increase its offer unless we agreed to increase the termination fee.

On March 28, 2010, our board of directors held a special telephonic meeting to consider the merger agreement. Prior to the meeting, our board of directors was provided with substantially final drafts of the merger agreement and stockholder agreement and a summary of the agreements. Mr. Bell described the alternative proposals pursuant to which Avnet was prepared to increase its offer. Following a discussion, the board determined that it was in the best interests of our shareholders to pursue the proposal providing for $7.00 per share and a termination fee of $10.5 million. Representatives of Jones Day reviewed with our directors their fiduciary duties in connection with an acquisition of our company. Jones Day also reviewed with our board the terms of the merger agreement and stockholder agreement. Our board discussed the provisions in the merger agreement intended to accommodate the ability of another party to offer a higher price for our company, noting that the board would have the ability to consider a superior proposal (as defined in the merger agreement), and that the termination fee was $10.5 million, which represented 1.6% of the enterprise value of Bell Micro. We define enterprise value as the market value of our equity, plus debt, less cash and equivalents.

Our board engaged in a detailed discussion of the merits of the proposed merger, noting that the merger consideration of $7.00 per share represented a 30.1% premium compared to the closing price of our common stock on March 26, 2010 (the last trading day before we publicly announced the transaction), and a 43.2%, 55.0% and 71.4% premium to the 30-day, 60-day and 90-day average closing prices of our common stock over these periods, respectively, prior to the day we publicly announced the transaction.

At the request of our board of directors, representatives of Raymond James reviewed with the board the proposed terms of the merger from a financial point of view and rendered the oral opinion of Raymond James (which opinion was confirmed by delivery of a written opinion dated March 28, 2010) that, based upon and subject to the assumptions and limitations stated in such opinion, the consideration to be paid to our shareholders in the merger was fair, from a financial point of view.

At the conclusion of the discussion, our board of directors determined that each of the transactions contemplated by the merger agreement, including the merger, was fair to, and in the best interests of, our company and shareholders, declared the advisability of and approved the merger agreement and the transactions contemplated thereby, including the merger, and resolved to recommend that our shareholders adopt the merger agreement and approve the principal terms of the merger.

On March 28, 2010, we signed the merger agreement with Avnet and each of our directors entered into a stockholder agreement with Avnet. The parties issued press releases announcing the transaction on the morning of March 29, 2010.

Under the terms of the merger agreement, we were required to file a preliminary merger proxy statement by April 9, 2010. On April 7, 2010, Avnet agreed to our request to extend the deadline to file this proxy statement until April 13, 2010.

On April 1, 2010, an alleged shareholder of our company filed a putative class action suit objecting to the merger and alleging, among other things, that our directors approved the merger in order to extinguish their liability in a pending derivative action filed by the same alleged shareholder in December 2008. See “— Litigation Related to the Merger” beginning on page 37.

While we do not believe that a conflict of interest exists and believe the allegations in this suit are without merit, in a letter to Avnet dated April 9, 2010, we requested that Avnet waive our directors’ obligations under the stockholder agreements to vote in favor of the merger proposal and waive the proxies and powers of attorneys granted to it to vote the directors’ shares in favor of the merger proposal. Earlier that day, our board of directors unanimously adopted a resolution providing that, if Avnet granted the requested waivers, our directors would refrain from voting their shares of our common stock with respect to the merger proposal to enable our company to submit the merger proposal for approval by our shareholders other than our directors. On April 9, 2010, Avnet granted the requested waivers. See “— Stockholder Agreement Waivers” beginning on page 38.

Recommendation of Bell Micro’s Board of Directors and Its Reasons for the Merger

Our board of directors unanimously recommends that our shareholders vote “FOR” the merger proposal. In reaching its decision to approve the merger proposal and recommend that our shareholders approve the merger proposal, our board of directors consulted with senior management, our legal counsel and our financial advisor, and considered a number of factors, including the following:

•

the fact that the merger consideration of $7.00 per share represents a 30.1% premium compared to the closing price of our common stock on March 26, 2010 (the last trading day before we publicly announced the transaction), and a 43.2%, 55.0% and 71.4% premium to the 30-day, 60-day and 90-day average closing prices of our common stock over these periods, respectively, prior to the day we publicly announced the transaction;

•	its evaluation of our future business prospects on a stand-alone basis;

•	the fact that we generated net losses of $18.5 million in 2005, $28.8 million in 2006, $78.7 million in 2007 and $82.5 million in 2008, and net income of $7.5 million in 2009;

•	our internal expectations of profitability for 2010;

•	our working capital requirements, including to support the continued growth of our business;

•	the need and expense for us to upgrade our information technology systems and integrate the upgrades in an efficient and effective manner;

•	the level and the maturity dates of our indebtedness generally, including:

—	our revolving credit facility with a current maximum facility amount of $153.0 million, of which $69.6 million was outstanding at December 31, 2009, that may become due in the third quarter of 2010;

—	our $110 million of convertible notes that will become redeemable at the option of the note holders in March 2011; and

—	our senior subordinated notes payable to the Retirement Systems of Alabama, of which $74.2 million was outstanding at December 31, 2009, with scheduled principal payments of $11.3 million in 2010, $13.0 million in 2011, $15.0 million in 2012 and $34.9 million thereafter;

and our uncertain ability to refinance or restructure this indebtedness, which could have an adverse impact on our financial condition;

•

its belief that the merger is more favorable to shareholders than the potential value that might result from alternatives available to us, including remaining an independent public company, given the potential rewards, risks and uncertainties associated with those alternatives;

•

the fact that the merger consideration is all cash, so that the transaction allows our shareholders to immediately realize a fair value, in cash, for their investment and provides our shareholders certainty of value for their shares;

•

the fairness opinion delivered by Raymond James, which states, as of the date of the merger agreement, that the cash consideration of $7.00 per share is fair to our shareholders from a financial point of view;

•	our prior discussions with more than 35 other parties regarding their interest in acquiring our company or certain of our business units;

•

the potential dilution and higher interest rates that could result from a proposal to amend the terms of our convertible notes in a restructuring in order to obtain a waiver of the holders’ rights to cause a redemption in March 2011;

•

risks and uncertainties associated with the fact that Mr. Bell, who has been our chief executive officer since our formation in 1988, would likely retire in the near future, which would require us to appoint a successor;

•	the other challenges facing our company, as described in “Item 1A. Risk Factors” of our 2009 Form 10-K, including:

—	pending litigation and regulatory proceedings;

—	compliance with the financial covenants in our credit agreements;

—	limitations on our operating and strategic flexibility under the terms of our debt agreements;

—	our reliance on credit provided by our manufacturers to finance our inventory purchases;

—	the effects of the economic downturn;

—	risks associated with doing business abroad, including foreign currency risks; and

—	our ability to achieve cost reductions and other benefits in connection with our strategic initiatives;

•	the terms of the merger agreement, including:

—	the lack of a financing condition to the completion of the merger and a relatively high degree of certainty of closing;

—	our ability under the merger agreement to furnish information to and conduct negotiations with a third party in certain circumstances, as more fully described under “The Merger Agreement – No Solicitation, Acquisition Proposals” beginning on page 48;

—	our board’s ability to modify and change its recommendation of the merger if it receives another acquisition proposal that it determines is a superior proposal, subject to compliance with the requirements of the merger agreement;

—	the fact that we can terminate the merger agreement if an unsolicited superior proposal for an alternative transaction were made by a third party, provided that we comply with certain requirements, including payment of a termination fee of $10.5 million to Avnet, which were viewed by our board to not preclude acceptance of a third party offer that is a superior proposal; and

—	the fact that the merger agreement provides us sufficient operating flexibility to conduct our business generally in the ordinary course between the signing of the merger agreement and the completion of the merger;

•	the view of our board of directors that the regulatory approvals necessary to complete the merger are reasonably likely to be obtained;

•	the fact that the merger would be subject to the approval of our shareholders and that they would be free to reject the merger;

•	the significant level of competition we face from other companies with greater name recognition, financial resources and distribution, operational and marketing capabilities;

•

the view of our board of directors that the industry in which we operate is undergoing consolidation, and that companies that undertake such consolidation enjoy increasing economies of scale in distribution, marketing, supply, operations and capital structure and other competitive advantages;

•	the fact that our operating cash flows do not currently permit us to make significant acquisitions, which was a key component of our growth strategy prior to 2007;

•	the fact that the lease for our corporate headquarters is set to expire on September 30, 2010, and the disruption that a potential relocation could cause;

•

the termination fee not exceeding approximately 1.6% of our enterprise value as reflected by the merger, which our board, based on advice from its financial advisor, considered not to be an unreasonable barrier to another interested party making a competing offer;

•	the likelihood that the merger would be completed;

•	the reputation and financial condition of Avnet;

•	the potential availability, subject to conditions imposed by California law, of dissenters’ rights for shareholders who properly exercise such rights; and

•

the fact that the stockholder agreements did not represent an obligation to vote a significant number of shares of our common stock in favor of the merger proposal (this obligation was subsequently waived on April 9, 2010; see “Stockholder Agreement Waivers” beginning on page 38).

Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

•	the fact that following the merger our current shareholders will no longer participate in any of our potential future earnings or growth;

•	the fact that the merger consideration to be received by our shareholders who are U.S. persons will be taxable to the shareholders for federal income tax purposes;

•

the fact that, if the merger is not completed, we will have incurred significant expenses, and our employees will have experienced significant distractions from their work in an attempt to complete the merger, and, as a result, we may experience adverse effects on our operating results, our ability to attract or retain employees, and our competitive position in our markets;

•	the risk that the merger may not be approved by the appropriate regulatory authorities;

•	the fact that the merger agreement precludes us from soliciting alternative proposals;

•

the interests that our directors and executive officers may have in the merger that are, or may be different from, or in addition to, those of our shareholders, as described in “—Interests of Bell Micro’s Directors and Executive Officers in the Merger” beginning on page 35.

•	the fact that we are obligated to reimburse up to $2.5 million of Avnet’s fees and expenses if the merger agreement is terminated under certain circumstances; and

•

the fact that we are obligated to pay a termination fee of up to $10.5 million if the merger agreement is terminated under certain circumstances, which may discourage others from proposing an alternative transaction with us.

This discussion of information and factors considered by our board of directors is not intended to be an exhaustive list of the factors considered by our board of directors. In view of the wide variety of factors considered, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, our board of directors concluded that the potential benefits of the merger outweighed the potential negative factors and that, overall, the proposed merger transaction had greater potential benefits for our shareholders than other strategic alternatives. After taking into account all of the factors set forth above, our board of directors unanimously agreed that the merger agreement and the merger were advisable and fair to, and in the best interests of, our company and our shareholders and approved the merger agreement.

Opinion of Bell Micro’s Financial Advisor

We retained Raymond James as financial advisor on September 29, 2009. In connection with that engagement, our board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.

At the March 28, 2010 meeting of our board of directors, Raymond James gave its opinion that, as of such date and based upon and subject to various factors, qualifications and assumptions set forth in its opinion, the merger consideration to be received by our shareholders pursuant to the merger agreement was fair, from a financial point of view, to our shareholders.

The full text of the written opinion of Raymond James, dated March 28, 2010, which sets forth assumptions made, procedures followed, matters considered, and limits on the scope of review undertaken, is attached as Annex C to this proxy statement. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Holders of our common stock are urged to read this opinion in its entirety. Raymond James’s opinion, which is addressed to our board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock in connection with the proposed merger. Raymond James’s opinion does not constitute a recommendation to any holder of our common stock as to how such shareholder should vote at the special meeting and does not address any other aspect of the proposed merger or any related transaction.

In connection with rendering its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions of the merger agreement;

•	reviewed our audited financial statements as of and for the year ended December 31, 2009;

•	reviewed our 2009 Form 10-K;

•	reviewed financial and operating information requested from and/or provided by us;

•	reviewed certain other publicly available information;

•	discussed with members of our senior management certain information relating to these matters and any other matters which Raymond James deemed relevant to its inquiry;

•	reviewed and discussed with our senior management the historical and anticipated future financial performance of our company, including the review of forecasts prepared by senior management;

•	reviewed the reported price and trading activity for our common stock;

•	compared the financial and stock market information described above with similar information for comparable public companies;

•	reviewed the financial terms of recent business combinations involving companies in comparable businesses; and

•	performed other such analyses and studies, and considered such other factors, as it considered appropriate.

In connection with its review, Raymond James assumed and relied upon the accuracy and completeness of all information obtained by Raymond James through publicly available sources or supplied or otherwise made available to Raymond James by us, Avnet or any other party, and did not undertake any duty or responsibility to verify independently any of such information. Raymond James did not make an independent evaluation or appraisal of the assets or liabilities (including contingent, derivative or off-balance-sheet assets and liabilities) of Bell Micro, Avnet or their respective subsidiaries, nor was such analysis furnished to Raymond James. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In rendering its opinion, Raymond James assumed that the merger would be consummated on the terms described in the merger agreement. Furthermore, Raymond James assumed, in all material respects to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the completion of the merger will be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which we are a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on Bell Micro, Avnet or on the expected benefits of the merger. In its financial analyses, Raymond James assumed the merger consideration had a value of $7.00 per share of our common stock. Raymond James expressed no opinion on the impact of the merger or any related or ancillary transaction on the solvency or viability of Bell Micro or Avnet, their respective abilities to pay their obligations when they come due or their respective compliance with applicable laws. Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger agreement, or the advisability of any alternatives to the merger. In the capacity of rendering the opinion, Raymond James reviewed the terms of the merger agreement and offered no judgment as to the negotiations resulting in such terms. Raymond James is not a legal, tax or regulatory advisor and relied upon us and our legal, tax and regulatory advisors to make our own assessment of legal, tax and regulatory matters relating to the merger.

In conducting its investigation and analyses and in arriving at its opinion expressed herein, Raymond James has taken into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of:

•	our historical and projected revenues, operating earnings, net income and capitalization and certain other public companies in businesses it believes to be comparable to us;

•	our current and projected financial position and results of operations;

•	the historical market prices and trading activity of our common stock;

•	financial and operating information concerning selected business combinations which it deemed comparable in whole or in part; and

•	the general condition of the securities markets.

The following summarizes the material financial analyses presented by Raymond James to our board of directors at its meeting on March 28, 2010 which material was considered by Raymond James in rendering the opinion described below. Except as otherwise noted, the following information is based on data as it existed as of March 28, 2010 and is not necessarily indicative of current market conditions. No company or transaction used in the analyses described below is directly comparable to us, Avnet or the contemplated merger.

Trading Analysis. Raymond James analyzed historical closing prices of our common stock and compared them to the value of the proposed merger consideration. The results of this analysis are summarized below:

	Price Per Share	Implied Premium
Merger consideration value	$7.00	—
Bell Micro closing stock price as of March 26, 2010	5.38	30.1%
52-week high Bell Micro stock price (April 1, 2009)	5.48	27.7%
52-week low Bell Micro stock price (March 25, 2009)	0.47	1,389.4%

Selected Public Companies Analysis. Raymond James analyzed the relative valuation multiples of eleven publicly-traded technology distributors and technology resellers, including:

•	Avnet Inc.

•	Arrow Electronics, Inc.

•	Ingram Micro Inc

•	Tech Data Corp.

•	SYNNEX Corp.

•	ScanSource, Inc.

•	Datatec Ltd.

•	Insight Enterprises Inc.

•	Esprinet SpA

•	PC Connection, Inc.

•	PC Mall Inc.

Raymond James calculated various financial multiples for each company, including:

•

enterprise value (market value plus debt and minority interest, less cash and equivalents) compared to both revenue and earnings before interest, taxes, depreciation or amortization, or EBITDA, for the most recent actual twelve months results, which we refer to in this proxy statement as “LTM,” and estimated calendar year ending December 31, 2010, which we refer to in this proxy statement as “CY10E”; and

•	equity value compared to net income, for the selected companies for LTM and CY10E.

The estimates published by Wall Street research analysts used by Raymond James in connection with calculating such financial multiples were not prepared in connection with the merger or at Raymond James’s request and may or may not prove to be accurate. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Bell Micro implied by the merger consideration. The results of the selected public companies analysis are summarized below:

	Enterprise Value / Revenue				Enterprise Value / EBITDA				Equity Value / Net Income
	LTM		CY10E		LTM		CY10E		LTM		CY10E
Mean	0.18	x	0.16	x	6.9	x	5.8	x	17.3	x	12.6	x
Median	0.17	x	0.15	x	6.7	x	5.7	x	17.9	x	11.3	x
Minimum	0.07	x	0.06	x	4.5	x	4.1	x	11.4	x	9.4	x
Maximum	0.42	x	0.35	x	9.6	x	8.8	x	25.9	x	18.0	x
Merger consideration	0.22	x	0.19	x	12.2	x	8.5	x	40.3	x	9.9	x

Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to our actual and projected financial results and determined the implied equity price per share of our common stock and then compared those implied equity values per share to the merger consideration of $7.00 per share. The results of this analysis are summarized below:

	Enterprise Value / Revenue		Enterprise Value / EBITDA		Equity Value / Net Income
	LTM	CY10E	LTM	CY10E	LTM	CY10E
Mean	$3.76	$3.81	$0.00	$1.16	$3.00	$8.92
Median	2.89	3.39	0.00	1.08	3.11	7.96
Minimum	0.00	0.00	0.00	0.00	1.98	6.63
Maximum	24.28	22.03	3.04	7.57	4.50	12.72
Merger consideration	7.00	7.00	7.00	7.00	7.00	7.00

Transaction Premium Analysis. Raymond James analyzed the stock price premiums paid in 48 majority-stake merger and acquisition transactions closed since March 26, 2009 with U.S.-based public companies with enterprise values between $100 million and $1 billion. Raymond James measured each transaction price per share relative to each target’s closing price per share one day, one week, one month, and three months prior to announcement of the transaction. Raymond James compared the mean, median, minimum and maximum premiums paid from this set of transactions to the merger consideration of $7.00 per share expressed as a premium relative to our closing stock price on March 26, 2010.

The results of the transaction premium analysis are summarized below:

	Implied Premium
	1-day	1-week	1-month	3-month
Mean	45.9%	50.5%	56.2%	78.7%
Median	38.3%	46.8%	42.5%	63.6%
Minimum	(25.7)%	(1.5)%	(7.3)%	(60.8)%
Maximum	170.8%	174.0%	264.7%	273.1%
Merger consideration	$7.00	$7.00	$7.00	$7.00
Bell Micro closing stock price per share	$5.38	$5.29	$4.37	$3.55
Implied transaction premium	30.1%	32.3%	60.2%	97.2%

Furthermore, Raymond James applied the mean, median, minimum and maximum premiums for each of the metrics to our actual corresponding closing stock prices to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $7.00 per share. The results of this analysis summarized below:

	Implied Equity Price Per Share
	1-day	1-week	1-month	3-month
Mean	$7.85	$7.96	$6.83	$6.34
Median	7.44	7.76	6.23	5.81
Minimum	4.00	5.21	4.05	1.39
Maximum	14.57	14.50	15.94	13.24
Merger consideration	7.00	7.00	7.00	7.00

Selected Transaction Analysis. Raymond James analyzed publicly available information relating to selected acquisitions of technology distributors and technology resellers and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included:

•	SYNNEX Corp.’s acquisition of Jack of All Games, Inc.

•	Platinum Equity’s acquisition of Pomeroy IT Solutions, Inc.

•	Din Global Corp.’s acquisition of En Pointe Technologies, Inc.

•	Avnet, Inc.’s acquisition of Abacus Group plc

•	Zones Acquisition Corp.’s acquisition of Zones, Inc.

•	Daiwabo Co. Ltd.’s acquisition of Daiwabo Information System Co., Ltd.

•	Arrow Electronics, Inc.’s acquisition of Achieva Components & Achieva Electronics

•	Avnet, Inc.’s acquisition of Horizon Technology Group plc

•	Arrow Electronics, Inc.’s acquisition of LOGIX France, SA

•	Tech Data Corp.’s acquisition of Scribona AB

•	SYNNEX Corp.’s acquisition New Age Electronics, Inc.

•	Insight Enterprises, Inc.’s acquisition of Calence LLC

•	WPG Holdings Ltd.’s acquisition of Asian Information Technology, Inc.

•	Avnet, Inc.’s acquisition of Acal IT Solutions

•	Gem Logistics Ltd.’s acquisition of Banque Magnetique

•	Court Square Capital Partners’ acquisition of CompuCom Systems, Inc.

•	PC Mall Inc.’s acquisition of SARCOM, Inc.

•	Agilysys Inc.’s acquisition of Innovativ Systems Design, Inc.

•	Ingram Micro Inc.’s acquisition of DBL Distributing, Inc.

•	Datatec Ltd.’s acquisition of Crane Telecommunications Group Limited

•	Agilysys Inc.’s acquisition of Stack Computer Inc.

•	Arrow Electronics, Inc.’s acquisition of Agilysys KeyLink Systems Group

•	SYNNEX Corp.’s acquisition of PC Wholesale (subsidiary of Insight Enterprises, Inc.)

Raymond James examined valuation multiples of transaction enterprise value compared to the target companies’ revenue and EBITDA in each case for twelve months ended prior to announcement of the transaction, where such information was publicly available. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for Bell Micro implied by the merger consideration. Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to our actual last twelve months revenue and EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $7.00 per share.

The results of the selected transactions analysis are summarized below:

	Enterprise Value		Implied Equity Price Per Share
	LTM Revenue	LTM EBITDA	LTM Revenue	LTM EBITDA
Mean	0.26x	7.2x	$10.70	$0.00
Median	0.25x	7.0x	9.49	0.00
Minimum	0.08x	5.0x	0.00	0.00
Maximum	0.51x	9.5x	31.61	2.97
Merger consideration	0.22x	12.2x	7.00	7.00

Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of our projected free cash flows for the years ending December 31, 2010 through 2014 on a standalone basis. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

The discounted cash flow analysis was based on projections of our financial performance that represented the best available estimates and judgment of management. Consistent with the periods included in the financial projections, Raymond James used calendar year 2014 as the final year for the analysis and applied multiples, ranging from 5.0x to 7.0x, to calendar 2014 EBITDA in order to derive a range of terminal values for Bell Micro in 2014.

The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 13.0% to 15.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing our business plan. The resulting range of present enterprise values was adjusted by our current capitalization and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of our common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for our common stock implied by the merger consideration.

The results of the discounted cash flow analysis are summarized below:

Equity Value Per Share
Minimum	$1.59
Maximum	6.04
Merger consideration	7.00

Additional Considerations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’s view of the actual value of our company.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond our control. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to our board of directors and were prepared solely as part of Raymond James’s analysis of the fairness, from a financial point of view, to the holders of our common stock of the consideration to be received by such holders in connection with the proposed merger. The analyses do not purport to be appraisals or to reflect the prices at which such companies or their securities may actually be sold, and such estimates are inherently subject to uncertainty. The merger consideration was determined through arm’s-length negotiation between Avnet and us and was approved by our board of directors. Raymond James provided financial advice to our board of directors during these negotiations, but did not, however, recommend any specific merger consideration to us or our board of directors or advise us or our board of directors that any specific merger consideration constituted the only appropriate merger consideration for the merger. The decision to enter into the merger agreement was solely that of our board of directors. The opinion of Raymond James was one of many factors taken into consideration by our board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of our board of directors’ or our management’s opinion with respect to the value of our company. We placed no limits on the scope of the analyses performed, or opinion expressed, by Raymond James.

Raymond James’s opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on March 28, 2010, and any material change in such circumstances and conditions may affect Raymond James’s opinion, but Raymond James does not have any obligation to update, revise or reaffirm that opinion.

We will pay Raymond James a fee of approximately $5.5 million in connection with its services as financial advisor, of which $650,000 was payable upon delivery of the opinion and $4.85 million will be payable only if the merger is completed. We also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its legal counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Bell Micro and Avnet or any of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Raymond James may provide investment banking services to Avnet in the future.

Financial Projections

We provided Avnet with non-public business and financial information about us in connection with its due diligence review of our company. This information included our annual operating plan for 2010, which contained financial projections for our company for each calendar quarter and the full year ending December 31, 2010. We also provided our financial advisor, Raymond James, with this information in connection with its financial analysis of the merger consideration. Raymond James considered the financial projections in preparing the financial analysis it presented to our board of directors. See “— Opinion of Bell Micro’s Financial Advisor” beginning on page 27.

Financial projections are being included in this proxy statement solely because they were furnished to Avnet and Raymond James in connection with the discussions giving rise to the merger agreement. The inclusion of financial projections in this proxy statement should not be regarded as an indication that any person that received this information considered, or now considers, these projections to be a reliable prediction of our future results. The projections were prepared in the ordinary course of business solely for our internal purposes. We did not prepare the projections with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Our independent registered public accounting firm has neither examined nor compiled the projections and, accordingly, does not express an opinion or any other form of assurance with respect to these financial projections.

The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. See “Cautionary Statement Regarding Forward-Looking Statements” on page 11. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring since the date the projections were prepared. Although presented with numerical specificity, the projections are based upon a variety of estimates and assumptions made by our management. Some or all of the assumptions may not be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Such uncertainties and contingencies can generally be expected to increase with the passage of time from the date the projections were made. Accordingly, the assumptions made in preparing the projections might not prove accurate, and actual results might differ materially. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, or our compliance with the covenants we made under the merger agreement, all of which might also cause actual results to differ materially.

For these reasons, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. Neither we nor any other person has made, or makes, any representation regarding these projections, and we do not intend nor do we undertake any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events, even if any or all of the assumptions are shown to be in error. You are cautioned not to rely on this information in making a decision whether to vote in favor of the merger proposal.

The financial projections for our company that we provided to Avnet and Raymond James are summarized in the following table (dollars in millions, except per share amounts).

	2010 Quarter Ending				Year Ending December 31, 2010
	March 31	June 30	September 30	December 31
Total net sales	$816.3	$808.3	$833.8	$905.7	$3,364.1
Gross profit	71.0	70.8	74.3	81.3	297.4
Operating income	11.4	13.0	16.6	22.5	63.5
Net income	1.0	4.2	7.5	12.3	25.0
Earnings per diluted share	0.03	0.13	0.23	0.37	0.76

We have publicly announced the actual results of our operations for the year ended December 31, 2009. You should review our Annual Report on Form 10-K for the year ended December 31, 2009 to obtain this information. See “Where You Can Find More Information” on page 64.

Financing

We estimate that the total amount of funds necessary to complete the merger and related transactions in connection with the merger is approximately $594 million, representing:

•	$252 million due to holders of our common stock under the merger agreement, assuming that no shareholder validly exercises and perfects his, her or its dissenters’ rights; and

•	$342 million related to our outstanding indebtedness, at face value and net of cash, as of December 31, 2009.

These amounts are expected to be paid by Avnet from its cash on hand or borrowings from its existing credit facilities.

Interests of Bell Micro’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent they may be deemed material, are described below.

Severance Benefits

Our executive officers will receive severance benefits in certain events of termination of their employment after the merger.

The employment agreement between us and Mr. Bell, our President and Chief Executive Officer and a director, provides that in the event of his termination without cause or involuntary termination in the 12 months immediately following completion of the merger, he would receive a severance payment equal to two times his annual base salary in effect on the date of his termination and be entitled to continued health benefits without cost to him for 18 months or until he is covered by group insurance offering benefits comparable to the Bell Micro plans he benefited from, whichever occurs first. In addition, any unvested stock options, restricted stock units or other equity awards held by Mr. Bell will become fully vested upon such termination.

We have management retention agreements with each of our executive officers that provide that, in the event of the executive officer’s termination without cause or involuntary termination in the 12 months immediately following completion of the merger, he would receive a severance payment equal to his annual base salary in effect on the date of his termination and be entitled to continued health benefits without cost to him for 12 months or until he is covered by group insurance offering benefits comparable to the Bell Micro plans he benefited from, whichever occurs first. In addition, any unvested stock options, restricted stock units or other equity awards held by the executive officer will become fully vested upon such termination.

The following chart sets forth the value of the severance benefits payable to our executive officers upon a termination of employment as described above:

Name and Position	Cash Severance Payment	Health Insurance Premiums	Total Severance Benefit
W. Donald Bell President & CEO	$1,265,000	$13,205	$1,278,205

William E. Meyer EVP & CFO	$350,000	$17,941	$367,941

Andrew S. Hughes VP & General Counsel & Secretary	$300,000	$13,205	$313,205

Richard J. Jacquet SVP, Human Resources	$224,000	$13,205	$237,205

Robert J. Sturgeon VP Operations & CIO	$243,000	$14,919	$257,919

Graeme Watt (1) President, Worldwide Distribution	$433,200	$7,705	$440,905

Total	$2,815,200	$80,180	$2,895,380

(1)	Amounts shown for Mr. Watt were converted from British pounds to U.S. dollars using the exchange rate on March 31, 2010, which was $1.52/£1.00.

Treatment of Stock Options and Restricted Stock Units

Upon completion of the merger, all then-outstanding stock options, whether or not vested, held by our directors and executive officers will be exercisable (assuming the director or officer delivers to us written notice of intent to exercise), and each restricted stock unit held by them will be converted into the right to receive the merger consideration for each share of our common stock represented by the unit. The table below sets forth, as of [Month] [—], 2010, for each of our directors and executive officers:

•

the number of stock options with exercise prices below the merger consideration of $7.00 per share (both vested and unvested) held by such persons and the weighted average exercise price of such options;

•	the number of shares of our common stock represented by the restricted stock units held by such persons; and

•	the cash payment that will be made to such persons with respect to such stock options and restricted stock units upon completion of the merger.

	Vested Options		Unvested Options		RSUs	Total Consideration
Name and Position	Underlying Shares	Weighted Average Exercise Price	Underlying Shares	Weighted Average Exercise Price
Executive Officers:
W. Donald Bell	56,250	$6.32	343,750	$2.24	—	$1,674,500
William E. Meyer	127,500	$5.24	227,500	$3.81	10,000	1,020,125
Andrew S. Hughes	45,000	$6.08	120,000	$3.53	9,854	526,778
Richard J. Jacquet	15,000	$6.32	105,000	$2.21	5,000	548,150
Robert J. Sturgeon	30,000	$6.16	105,000	$2.77	7,500	521,850
Graeme Watt	30,000	$5.90	355,000	$2.33	20,000	1,830,850

Non-Employee Directors:
Gordon Campbell	30,000	$2.76	—	—	—	127,200
Eugene B. Chaiken	45,000	$3.58	—	—	—	153,900
David M. Ernsberger	67,500	$4.57	—	—	—	164,025
Edward L. Gelbach	45,000	$4.21	—	—	—	125,550
Peter G. Hanelt	22,500	$1.75	—	—	—	118,125
James E. Ousley	37,500	$3.47	—	—	—	132,375
Mark L. Sanders	37,500	$3.47	—	—	—	132,375

Total	588,750	$4.75	1,256,250	$2.71	52,354	$7,075,803

Indemnification of Directors and Officers; Insurance

For six years after the effective time, Avnet and the surviving corporation will indemnify and hold harmless our current and former directors and officers for acts or omissions occurring on or prior to the effective time to the fullest extent provided in our articles of incorporation, bylaws or similar governing instruments as of the date of the merger agreement, except that such indemnification will be subject to any limitation imposed under applicable law.

For six years after the effective time, Avnet will provide for indemnification and exculpation of our current and former directors and officers in a manner consistent with and no less favorable than the indemnification and exculpation provisions provided in our articles of incorporation, bylaws or similar governing instruments as of the date of the merger agreement.

Avnet and the surviving corporation will honor all indemnification agreements between us and our current and former directors and officers in effect on the date of the merger agreement, subject to applicable law.

Subject to limitations regarding the cost of coverage as set forth in the merger agreement, Avnet will cause the surviving corporation to purchase a “run-off” directors and officers’ insurance and indemnification policy for our current and former directors and officers providing coverage for events occurring before the effective time for a period of not less than six years from the effective time, on terms and conditions similar to our existing directors’ and officers’ insurance and indemnification policies.

Continued Employment

Although our board of directors and officers did not engage in discussions with Avnet regarding the future employment of our officers, certain of our officers could reasonably anticipate continued employment with Bell Micro after the merger. In particular, Mr. Bell and Avnet have not reached any agreement with respect to his future role with Bell Micro, other than agreement that he will provide assistance during the transition. There were no discussions regarding his salary or employment terms.

Litigation Related to the Merger

After announcement of the merger, several putative class actions were filed by alleged shareholders, including: Sashi K. Gutpa v. Bell Microproducts Inc. et al., Case No. 110-CV-168002; Edward Wheeler v. Bell Microproducts Inc. et al., Case No. 110-CV-168160; Simon Hung v. Bell Microproducts Inc. et al., Case No. 110-CV-168304; Moshe Piller v. Bell Microproducts Inc. et al, Case No. 110-CV-168292; Stephan M. Jackson v. W. Donald Bell et al., Case No. 110-CV-168841; Robert Josepayt v. W. Donald Bell et al., Case No. 110-CV-168842; and Raymond VJ Schrag Esq Trustee for Trust Under Will Susan Schleger v. W. Donald Bell et al., Case No. 110-CV-168852; each filed in the Superior Court for the State of California, County of Santa Clara, and John R. Campbell v. W. Donald Bell et al., Case No. Civ. 493632, filed in the Superior Court for the State of California, County of San Mateo. Each of the actions names us, our eight current directors, Avnet and Merger Sub as defendants, except Avnet is not named as a defendant in the Gutpa action and Merger Sub is not named as a defendant in the Gutpa and Wheeler actions. In addition, one of our former directors is named as a defendant in the Gutpa action and our chief financial officer is named as a defendant in the Hung action.

The shareholder actions each allege, among other things, that the consideration being offered for the merger is inadequate and that the directors breached their fiduciary duties by agreeing to the merger and including certain terms in the merger agreement, including the termination fee and provisions relating to possible competing proposals. The actions also allege that we and/or Avnet and Merger Sub aided and abetted the individual defendants in their actions. Each action seeks, among other things, unspecified monetary damages, including payment of the plaintiff’s expenses and attorney fees. The Gutpa, Wheeler, Hung and Piller actions also seek an injunction prohibiting completion of the merger on the agreed upon terms and rescission of the merger agreement.

In the Campbell action, the plaintiff also alleges that the directors approved the merger agreement and the transactions contemplated thereby in order to extinguish their liability in a pending derivative action previously filed by the plaintiff (John R. Campbell v. Bell Microproducts Inc. et al., Case No. Civ. 479833, filed in the Superior Court for the State of California, County of San Mateo). The plaintiff also alleges that because the pending derivative action will be extinguished before defendants are compelled to compensate our company for the alleged damages they caused, which the plaintiff claims could equal or exceed $3.00 per share, the consideration being paid in connection with the merger is too low. In the pending derivative action, the plaintiff alleges that certain of our directors and officers (including former directors and officers) engaged in self-dealing in connection with the timing of awards of stock option grants and seeks recovery on behalf of our company for the harm caused by the alleged misconduct.

We have not yet filed responses to any of the lawsuits. Additional putative class actions with similar claims relating to the merger may be filed against us, our directors, Avnet and/or Merger Sub.

Stockholder Agreement Waivers

On December 29, 2008, John R. Campbell, who alleges he is one of our shareholders, caused a purported shareholder’s derivative suit to be filed in the Superior Court of California for the County of San Mateo (John R. Campbell vs. Bell Microproducts Inc. et al., Case No. Civ. 479833), naming us and our current and former directors and officers as defendants. The derivative action alleges that certain of our directors and officers engaged in self-dealing in connection with the timing of awards of stock option grants and seeks recovery on behalf of our company for the harm caused by the alleged misconduct.

On April 1, 2010, Mr. Campbell, who continues to allege that he is one of our shareholders, filed a putative class action in the Superior Court for the State of California, County of San Mateo (John R. Campbell vs. W. Donald Bell et al., Case No. Civ. 493632). The class action objects to the merger and alleges, among other things, that our directors approved the merger agreement and the transactions contemplated thereby in order to extinguish their liability in the pending derivative action described in the immediately preceding paragraph.

While we do not believe that a conflict of interest exists and believe the allegations in this suit are without merit, in a letter to Avnet dated April 9, 2010, we requested that Avnet:

•	waive the provisions of Section 3.1(a)(i) of the Stockholder Agreements requiring our directors to vote all of their shares of our common stock in favor of the merger proposal; and

•

waive the provisions of Section 3(b) of the Stockholder Agreements granting Avnet a proxy and power of attorney to vote any shares of our common stock held by our directors in favor of the merger proposal.

The letter indicated that our board of directors had unanimously adopted a resolution providing that, if Avnet grants the requested waivers, our directors will refrain from voting their shares of our common stock with respect to the merger proposal at a meeting of our shareholders held for that purpose.

The letter explained that we were requesting Avnet to grant the requested waivers in order that the merger proposal would be submitted for approval by our shareholders who are not our directors.

On April 9, 2010, Avnet granted the requested waivers.

As a result of the waivers granted by Avnet and the resolution adopted by our board of directors:

•

our directors will not be required to vote all of their shares of our common stock with respect to the merger proposal and Avnet has waived any provisions of the Stockholder Agreements requiring our directors to vote with respect to the merger proposal; and

•	our directors will refrain from voting any of their shares of our common stock with respect to the merger proposal.

NOTWITHSTANDING THE FACT THAT OUR DIRECTORS WILL NOT VOTE THEIR SHARES OF OUR COMMON STOCK WITH RESPECT TO THE MERGER PROPOSAL, OUR BOARD OF DIRECTORS CONTINUES TO RECOMMEND A VOTE “FOR” THE MERGER PROPOSAL AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF BELL MICRO AND ITS SHAREHOLDERS.

Regulatory Approvals

The merger agreement requires Avnet, Merger Sub and us to use reasonable best efforts to prepare any merger notifications or obtain any government clearances or approvals required to close the merger under the HSR Act.

The merger is subject to review by the Antitrust Division and the FTC under the HSR Act, and by foreign governmental authorities under the antitrust laws of various other jurisdictions where Avnet and we conduct business. Under the HSR Act, Avnet and we were required to make pre-merger notification filings and await the expiration of statutory waiting periods prior to completing the merger. Avnet and we have made the requisite pre-merger notification filings with the Antitrust Division and the FTC. The completion of the merger is also conditioned upon the expiration or termination of the HSR Act waiting period and waiting periods under Canadian and European antitrust law. Avnet and we submitted the filings required by the HSR Act on March 30, 2010. The initial 30-day waiting periods under the HSR Act will expire on April 29, 2010, unless extended by a request for additional information pursuant to regulations under the HSR Act, or, the early termination of the waiting period is granted pursuant to regulations under the HSR Act. Avnet and we are also required to make applicable foreign antitrust filings, and have made such filings. Not all of the notified foreign jurisdictions have completed their review of the filings, and some of these jurisdictions may have applicable waiting periods that have not yet expired. For example, the waiting periods applicable to the European Union and Canada are anticipated to expire on [Month] [—], 2010 and [Month] [—], 2010, respectively, but could be extended.

In addition, during or after the statutory waiting periods and clearance of the merger, and even after completion of the merger, either the Antitrust Division, the FTC, or other U.S. or foreign governmental authorities could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Avnet and we cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Avnet and we will prevail.

There can be no assurance that the parties will obtain the required antitrust approvals or obtain the approvals without restrictions or conditions. These restrictions and conditions could include the grant of a complete or partial license, divestiture or holding separate of assets or businesses. Under the terms of the merger agreement, Avnet is not required to agree to commit to any divestiture, license or hold separate with respect to any of its or our assets or businesses, or otherwise take or commit to take any action that limits Avnet’s freedom of action with respect to, or its ability to retain, any asset or business of Avnet or us.

Except as noted above, and the filing of certificates of merger or similar documents in California and Delaware at or before the effective time, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our shareholders in connection with meetings of our shareholders.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock whose shares are converted into the right to receive cash in the merger. The summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders of our common stock. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the “Code,” existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, including retroactively.

This summary applies only to U.S. holders of our common stock who own such stock as capital assets within the meaning of Section 1221 of the Code and does not apply to U.S. holders who:

•

acquired their shares prior to the effective time of the merger pursuant to the exercise of employee stock options, distributions under our 2009 Equity Incentive Plan or 1998 Stock Plan, or other compensation arrangements with us; or

•

hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations, partnerships and taxpayers subject to the alternative minimum tax).

This summary also does not address the U.S. federal income tax consequences of the merger to a U.S. holder who receives merger consideration as the result of the vesting and/or the deemed exercise of stock options or warrants or as the result of the vesting of restricted stock units.

In addition, this summary does not address the U.S. federal income tax consequences to a beneficial holder of our common stock who is not a U.S. holder, such as a non-resident alien individual, a foreign corporation, or a foreign estate or trust, nor does it consider the effect of any state, local, foreign or other tax laws.

If any of these circumstances that are not addressed apply to you, you should consult your own tax advisor.

The U.S. federal income tax consequences summarized below are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each U.S. holder of our common stock and anyone else who may receive merger consideration is urged to consult such person’s own tax advisor as to the particular tax consequences to such person of the merger, including the application and effect of state, local, foreign and other tax laws.

As used in this discussion, a U.S. holder is any beneficial owner of shares who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is, in each case, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (B) has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of its partners generally will depend on a partner’s status and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger.

Tax Consequences of the Merger. The receipt by a U.S. holder of cash for our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for our common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the stock surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of stock (that is, stock acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year at the time of completion of the merger. The maximum U.S. federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. The maximum U.S. federal income tax rate on net long-term capital gain recognized by a corporation is 35% under current law. Capital losses are subject to limitations on deductibility for both corporations and individuals.

In general, U.S. holders who exercise dissenters’ rights will also recognize gain or loss. Any holder considering exercising statutory dissenters’ rights should consult the holder’s own tax advisor.

Information Reporting and Backup Withholding Requirements. Payments made to a U.S. holder in connection with the merger will be subject to information reporting and may be subject to backup withholding for U.S. federal income tax purposes, currently at a 28% rate. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each U.S. holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

THE MERGER AGREEMENT

Following is a summary describing the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

Effective Time of Merger

The merger agreement provides for the merger of Merger Sub with and into Bell Micro upon the terms and subject to the conditions of the merger agreement, including approval of its principal terms by our shareholders. The merger will become effective at the effective time, which will be the time stated in certain filings with the Secretaries of State of the State of California and the State of Delaware. Avnet and we are working to complete the merger as quickly as possible. We cannot predict the exact effective time, because completion of the merger is subject to certain conditions that are beyond our control, but absent any unanticipated delay, we expect to close the merger promptly following the special meeting and the expiration of applicable waiting periods under antitrust law.

Structure of Merger

At the effective time, Merger Sub will merge with and into Bell Micro. Bell Micro will be the surviving corporation in the merger. As a result of the merger, Bell Micro will become a wholly owned subsidiary of Avnet.

Articles of Incorporation, Bylaws, and Directors and Officers of the Surviving Corporation

At the effective time:

•	our articles of incorporation will be amended in its entirety to read as set forth in Exhibit B of the merger agreement;

•	the bylaws of Merger Sub will become our bylaws;

•	the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation; and

•	the officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation.

Merger Consideration

Each share of our common stock issued and outstanding immediately before the effective time will automatically be cancelled, will cease to exist and will be converted into the right to receive the merger consideration, except that:

•	each share held by Avnet, Merger Sub or us immediately prior to the effective time will be cancelled, and no payment will be made with respect to these shares;

•	each share of Merger Sub outstanding immediately prior to the effective time will be converted into a share of stock of the surviving corporation; and

•

so long as the requirements of Chapter 13 are satisfied, including the requirement that demands are filed with respect to at least five percent of the outstanding shares of our common stock, shares held by shareholders who have properly demanded and perfected, and have not timely withdrawn, their dissenters’ rights with respect to such shares in accordance with Chapter 13 will be cancelled, and the holders of those shares will have only the rights granted by Chapter 13.

After the effective time, each holder of a certificate that represented shares of our common stock will have, and the certificate will represent, only the rights described above.

Treatment of Options and Restricted Stock Units

When the merger is completed, each outstanding option to acquire our common stock granted under our equity incentive plans, whether or not then vested or exercisable, will be exercisable as of the effective time by delivery of written notice to us of the holder’s intent to exercise the option. If a holder of an option does not notify us of the holder’s intent to exercise the option as of the effective time, then the option will be cancelled without payment.

When the merger is completed, each outstanding option for which we have received a written notice of intent to exercise from the holder will be converted into the right to receive from Avnet and the surviving corporation an amount of cash, without interest and less any applicable withholding taxes, equal to the product of (x) the aggregate number of shares of our common stock subject to such option, multiplied by (y) the excess, if any, of merger consideration over the per share exercise price for such option.

When the merger is completed, each restricted unit award and other right to acquire or receive shares of our common stock or benefits measured by the value of such shares, and each award consisting of shares of our common stock that may be held, awarded, outstanding, payable or reserved for issuance under any stock award plan of us (other than stock options) which we refer to in this proxy statement as a “stock award,” that is not vested and exercisable, immediately prior to the effective time, will be cancelled and converted into the right to receive from Avnet and the surviving corporation an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the aggregate number of shares of our common stock in respect to the stock award multiplied by (y) the merger consideration.

Payment for Shares and Exchange Procedures

[Name of Paying Agent], which we refer to in this proxy statement as the “paying agent,” will act as the agent for the payment of merger consideration upon surrender of stock certificates that formally represented our common stock and were converted into the right to receive the merger consideration after the effective time. After the effective time, Avnet will provide or cause the surviving corporation to provide to the paying agent cash necessary for payment of the merger consideration upon surrender of certificates, which we refer to in this proxy statement as the “exchange fund.”

As promptly as practicable after the effective time, the paying agent will mail to each holder of record of a certificate for shares of our common stock that were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates in exchange for the merger consideration.

When a certificate is surrendered for cancellation to the paying agent together with a properly executed letter of transmittal and other documents as may be required, the holder of the certificate will be entitled to receive in exchange therefor the amount of cash which the shares of our common stock formerly represented and the certificate will have been converted into the right to receive this merger consideration after the effective time. The certificate so surrendered will be cancelled. Interest will not be paid or accrue in respect of merger consideration. Holders of our common stock should not return their stock certificates with the enclosed proxy or send in their stock certificates until they receive a letter of transmittal with instructions for the surrender of stock certificates.

In the event of a transfer of ownership of our common stock that is not registered in our records, payment of merger consideration may be made to someone other than the person in whose name the surrendered certificate is registered, if such certificate is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange will pay any transfer or other taxes required by reason of payment to a person other than the registered holder of such certificate or establish to the satisfaction of Avnet that such tax has been paid or is not applicable.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Avnet and Merger Sub and representations and warranties made by Avnet and Merger Sub to us. The representations and warranties expire at the effective time. The assertions embodied in the representations and warranties were made for the benefit of the other party to the merger agreement, and are intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Neither we, Avnet nor Merger Sub undertakes any obligations to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information provided elsewhere in the proxy statement.

Representations and Warranties of Bell Micro. The assertions embodied in the representations and warranties of us to Avnet and Merger Sub are qualified by information in disclosure schedules that we prepared for Avnet and Merger Sub in connection with signing the merger agreement and that we refer to in this proxy statement as the “disclosure schedules.” While we do not believe that the disclosure schedules contain information that corporate or securities laws or other regulations require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to our representations and warranties set forth in the merger agreement. Accordingly, our representations and warranties in the merger agreement should not be relied upon as characterizations of the actual state of facts, since such representations and warranties are qualified in important respects by the disclosure schedules and since facts may have changed or may change in the future. The disclosure schedules contain information that has been included in our general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and such subsequent information may or may not be fully reflected in our public disclosures.

Our representations and warranties to Avnet and Merger Sub relate to the following matters, among others:

•	our due organization, valid existence and good standing;

•

our corporate power and authority to own, lease and operate our properties and assets and to carry on our business as now being conducted and as proposed to be conducted and our due qualification and good standing to do business in every jurisdiction in which the nature of our activities make qualification necessary;

•	our corporate power and authority to enter into, and perform our obligations under, the merger agreement and to complete the transactions contemplated thereby;

•	our capital structure, including our subsidiaries and the capital structure of our subsidiaries;

•	the absence of conflicts with, defaults, or breaches under our organizational documents or contracts as a result of the merger agreement or the completion of the transactions contemplated thereby;

•	the government consents, approvals, licenses, permits, orders or authorizations we require in connection with the merger agreement or the completion of the transactions;

•	the recommendation by our board of directors that our shareholders approve the merger proposal;

•	the vote of our shareholders required to approve the merger proposal and to complete the merger;

•	our filings with the SEC since January 1, 2005;

•	our establishment and maintenance of disclosure controls and procedures required by rules promulgated under the Exchange Act and our relationship with our independent auditors;

•	the absence of undisclosed liabilities of us;

•	the absence of certain changes in our business since December 31, 2009;

•	our material contracts and obligations and the absence of certain defaults thereunder;

•	certain insurance matters;

•	our contracts, business relationships and other interactions with governmental authorities;

•	the absence of proceedings pending or to our knowledge threatened against or affecting us as well as the absence of court or other government orders having a material adverse effect on us;

•	our compliance with environmental laws during the past five years;

•	our payment, and compliance with laws related to payment, of taxes, and other tax matters;

•	the real property and other assets we own and lease, and other real estate and personal property matters;

•	our ownership, license and lawful use of intellectual property, and other intellectual property matters;

•	our benefit plans, employees and employment practices and other labor matters, including compliance with applicable labor laws;

•	the permits required to operate our business and our possession and maintenance of such permits;

•	our customers and suppliers and our relationship with them;

•	our compliance with privacy laws and U.S. export and import laws and other laws applicable to our business;

•	information we supplied for inclusion in this proxy statement;

•	our receipt of a fairness opinion from our financial advisor; and

•

the absence of broker’s, finder’s, financial advisor’s or other similar fees or commissions in connection with any of the transactions contemplated by the merger agreement (other than the fee payable to Raymond James).

Material Adverse Effect. Some of the representations and warranties referred to above are qualified by a material adverse effect standard. See “— Conditions to Completing the Merger — Material Adverse Effect” on page 52.

Representations and Warranties of Avnet and Merger Sub. The merger agreement also contains representations and warranties made by each of Avnet and Merger Sub to us relating to the following matters, among others:

•	the due organization, valid existence and good standing of Avnet and Merger Sub;

•

the corporate power and authority of each of Avnet and Merger Sub to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted and its due qualification and good standing to do business in every jurisdiction where the failure to be so qualified or in good standing would materially impair its ability to perform its obligations under the merger agreement;

•	the corporate power and authority of Avnet and Merger Sub to enter into, and perform its obligations under, the merger agreement and to complete the transactions contemplated thereby;

•

the absence of conflicts with, defaults, or breaches under Avnet and Merger Sub’s organization documents or contracts as a result of the merger agreement or the completion of the transactions contemplated thereby;

•	the approval of the merger agreement and the transactions contemplated thereby by the boards of directors of each of Avnet and Merger Sub;

•

the governmental consents, approvals, licenses, permits, orders or authorizations required with respect to Avnet or Merger Sub in connection with the merger agreement or the completion of transactions contemplated thereby;

•	the purpose for which Merger Sub was formed and its operation until the merger is completed;

•

the absence of proceedings pending or to Avnet’s knowledge threatened against or affecting Avnet or any of its subsidiaries as well as the absence of court or other government orders that could reasonably be expected to materially restrict or enjoin the completion of the transactions contemplated by the merger agreement or prevent or materially delay the ability of Avnet or Merger Sub to complete the transactions contemplated by the merger agreement or perform their obligations thereunder;

•

the absence of broker’s, finder’s, financial advisor’s or other similar fees or commissions in connection with any of the transactions contemplated by the merger agreement (other than the fee payable to Avnet’s financial advisor);

•	the financial capability of Avnet to pay the merger consideration and perform Avnet’s and Merger Sub’s other obligations under the merger agreement; and

•	information supplied by Avnet or Merger Sub for inclusion in this proxy statement.

Bell Micro’s Conduct of Business Pending the Merger

We have agreed, until the earlier of the termination of the merger agreement in accordance with its terms or the effective time, subject to certain exceptions, to conduct our business in the ordinary course and use commercially reasonable efforts to preserve our business organization, assets and properties, keep available the services of our directors, employees and contractors and preserve our business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with us. In addition, we have agreed, until the earlier of the termination of the merger agreement in accordance with its terms or the effective time, subject to certain exceptions, including Avnet’s consent (which will not be unreasonably withheld or delayed), that we will not:

•	pay dividends or split, combine or reclassify our capital stock;

•	purchase, redeem or otherwise acquire our capital stock or securities or any related rights or options (other than forfeiture of company stock options pursuant to any company stock plan);

•

issue, pledge or otherwise dispose of or encumber any shares of our capital stock or securities or any related rights or options (other than issuances on exercise of company stock options or restricted stock unit awards outstanding on the date of the merger agreement);

•	amend our charter documents;

•	acquire any business, company or material assets, except purchases of inventory and components in the ordinary course of business;

•	sell, lease, license, pledge or otherwise dispose of or encumber any of our properties or assets, except in the ordinary course of business;

•	sell or otherwise transfer any material assets, other than sales of inventory in the ordinary course of business;

•	adopt or implement any shareholder rights plan;

•

enter into an agreement with respect to any merger, liquidation, dissolution, restructuring, recapitalization or other reorganization or acquisition or disposition of all of or any substantial portion of our assets or securities;

•

incur any new indebtedness for borrowed money other than indebtedness reflected on our December 31, 2009 audited balance sheet, issue, sell or amend any debt securities or rights to acquire any debt securities of us, guarantee any debt securities of another company or enter into any “keep well” or other agreement to maintain the financial condition of another person;

•	make any loans, advances, or capital contributions to, or investments in, any other person, other than employee advances made in the ordinary course of business;

•	enter into any hedging agreement or other derivatives instrument, except in the ordinary course of business;

•	make any capital expenditures or other expenditures with respect to property, plan or equipment during any fiscal quarter in excess of $300,000 in the aggregate;

•	change accounting methods or change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve or revalue any assets, except as required by a change in GAAP;

•	change our fiscal year;

•

pay, settle or accept any claims, liabilities, disputes, audit or investigation findings or results or obligations, except according to their terms or as reserved against in the most recent consolidated financial statements included in our Form 10-K for the year ended December 31, 2009;

•	waive any material benefit of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which our consent is required under any confidentiality agreement;

•	terminate any material contract or waive, release or assign any material rights or claims, or, except in the ordinary course of business, modify or amend any material contract;

•

enter into or modify the terms of any contract relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, us, except in the ordinary course of business;

•	license, or modify the terms of any license of, any material intellectual property rights, other than non-exclusive licenses that we may cancel without penalty on 30 days’ written notice;

•

make changes in severance arrangements or other employee agreements or employee benefits, grant any stock options or restricted stock units, terminate any executive officers or certain other employees;

•

(1) make or rescind any tax election; (2)settle or compromise any tax liability; (3) amend any tax return; (4) make a request for a written ruling of a taxing authority relating to taxes or file a request for a pre-filing agreement or similar procedure; or (5) enter into an agreement with a taxing authority with respect to taxes;

•	close or open any material facility or office;

•	initiate, compromise or settle any material proceeding;

•	permit any transfer or exercise of rights with respect to shares of our common stock in violation of the stockholder agreements;

•	fail to maintain insurance at levels substantially comparable to levels existing as of the date of the merger agreement or to timely file claims thereunder;

•	fail to pay accounts payable and other obligations in the ordinary course of business; or

•

agree to any covenant not to compete or other covenant restricting the marketing or distribution of our products or services or otherwise limiting our freedom to compete or to dispose or encumber any of our material assets, or that would so limit Avnet after the effective time.

No Solicitation, Acquisition Proposals

No Solicitation. Under the terms of the merger agreement, subject to certain negotiated exceptions, we generally will not:

•	initiate, solicit, encourage, facilitate or induce the submission of another “acquisition proposal”;

•

engage or participate in any discussions or negotiations regarding, or provide any person with non-public information in connection with, another acquisition proposal, or otherwise encourage or facilitate any effort or attempt to make or implement another acquisition proposal;

•	approve, endorse or recommend another acquisition proposal;

•

approve, endorse, recommend or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or similar contract related to another acquisition proposal; or

•

amend, terminate, waive, release or fail to enforce, or grant any consent under any confidentiality, standstill or similar agreement relating to a business combination, merger or similar transaction, except for waivers to permit a party to make a non-public acquisition proposal to our board of directors.

An “acquisition proposal” is any inquiry, proposal or offer relating or likely to lead to

•	a merger, consolidation, dissolution, tender or exchange offer, joint venture, liquidation, recapitalization, share exchange, business combination or similar transaction involving us;

•	the acquisition of 15% or more of our outstanding capital stock; or

•	the acquisition of assets constituting 15% or more of our net revenues, net income, EBITDA or consolidated total assets.

Acquisition Proposals. Notwithstanding these restrictions, if before shareholder approval of the merger we receive a bona fide, unsolicited written acquisition proposal that is not obtained in violation of the prohibitions described above and that our board of directors determines in good faith (after consultation with our financial advisor and outside counsel) constitutes or could reasonably be expected to result in a superior proposal, we may furnish information to the person making the acquisition proposal (as long as any non-public information is disclosed under an agreement that is at least as favorable to us as the confidentiality agreement between Avnet and us) and discuss or negotiate the acquisition proposal with the person making it if our board of directors concludes in good faith (after consultation with our financial advisor and outside counsel) that the failure to take such actions would be inconsistent with its fiduciary duties to our shareholders under applicable law. We will not disclose any non-public information to any person making such an acquisition proposal without entering into a confidentiality agreement with such person on terms no less favorable in the aggregate to us than those contained and having a standstill at least as long as that provided in our confidentiality agreement with Avnet, except that any such standstill may permit such person to submit an acquisition proposal to our board of directors at its invitation or make a non-public offer or proposal to our board of directors with respect to an acquisition proposal that is or could reasonably be expected to result in a superior proposal.

A “superior proposal” is a bona fide written acquisition proposal to acquire all or substantially all of our equity or assets, not solicited or initiated in violation of the merger agreement,

•

that our board of directors determines in good faith (after consultation with our financial advisor and outside counsel) to be more favorable from a financial point of view to our shareholders than, and would result in receipt by our shareholders of consideration economically superior to the consideration they would receive in, the transactions provided for in the merger agreement and any bona fide amendment offered or proposed by Avnet;

•

that in the good faith judgment of our board of directors (after consultation with our financial advisor and outside counsel) is reasonably capable of being completed timely on the proposed terms, taking into account all aspects of the proposal; and

•	for which any required financing is committed.

We will promptly (and in no event later than two business days following receipt), and prior to providing any non-public information to any person making another acquisition proposal, notify Avnet and Merger Sub in the event that we receive another acquisition proposal or any communication from a person indicating that it is considering making another acquisition proposal and will keep Avnet and Merger Sub informed as to the status and any material developments, discussions and negotiations concerning such acquisition proposal, including prompt written notice to Avnet of any determination by our board of directors (or a special committee thereof) that a superior proposal has been made.

Change in Board Recommendation. Except as the merger agreement permits, our board of directors will not (1) amend, withdraw, modify, change, condition or qualify in any manner adverse to Avnet or Merger Sub, or publicly propose to withdraw or modify in any manner adverse to Avnet or Merger Sub, our board of directors’ recommendation that our shareholders approve the merger proposal, (2) approve or recommend another acquisition proposal or publicly propose to do so or (3) make any public statement or take any other action inconsistent with the recommendation that our shareholders approve the merger proposal.

In response to a superior proposal that does not result from our breach of our nonsolicitation and related obligations under the merger agreement, our board of directors may withdraw, modify, change, condition or qualify its recommendation that our shareholders approve the merger proposal adversely to Avnet and Merger Sub at any time before our shareholders approve the merger proposal if all of the following conditions are met:

•

we have complied with our obligations under the merger agreement relating to solicitation, responding to other acquisition proposals and changing the board’s recommendation, which are described briefly in this section;

•	five business days have elapsed since Avnet actually received notice of the superior proposal;

•

Avnet has not made a good faith written proposal in response to the superior proposal on or before the expiration of the five business day period, or our board of directors concludes in good faith (after consulting with our financial advisor and outside legal counsel) following the receipt of the proposal from Avnet within the five business day period that the superior proposal that we gave Avnet notice of continues to be a superior proposal; and

•

our board of directors determines in good faith (after consultation with our financial advisor and outside legal counsel) that the failure to change its recommendation that our shareholders approve the merger proposal would be inconsistent with its fiduciary duties under applicable law.

At any time before our shareholders approve the merger proposal, our board of directors may cause us to terminate the merger agreement and concurrently with or after such termination enter into an acquisition agreement relating to a superior proposal, as long as

•

we have complied in all material respects with our obligations under the merger agreement relating to solicitation, responding to other acquisition proposals and changing our board of directors’ recommendation;

•

two business days elapse after Avnet receives notice from us (a) advising Avnet of our receipt of a superior proposal and its material terms and conditions, (b) attaching the related agreement and its related documents, (c) identifying the person making the superior proposal and (d) stating our intention to terminate the merger agreement; and

•

Avnet has not made a good faith written proposal in response to the superior proposal on or before the expiration of the two business day period, or our board of directors concludes in good faith (after consulting with our financial advisor and outside legal counsel) following the receipt of the matching bid from Avnet within the two business day period that the superior proposal that we gave Avnet notice of continues to be a superior proposal.

In any event, we are not prohibited from (1) taking and disclosing to our shareholders a position contemplated by Rules 14a-9 or 14e-2(a) under the Exchange Act or (2) making any disclosure to our shareholders if in the good faith judgment of our board of directors the failure to make such disclosure would be inconsistent with applicable law.

Under certain circumstances in which our board of directors changes its recommendation or we terminate the merger agreement, we may have to reimburse Avnet for up to $2.5 million of its fees and expenses related to the transaction and, in some cases, pay to Avnet a termination fee of $10.5 million (less any such fees and expenses we already paid). See “— Termination Fee, Expenses” beginning on page 53.

The provisions relating to nonsolicitation and the exceptions thereto were actively negotiated with Avnet. Our board of directors has concluded that such provisions do not unduly impede or preclude the receipt or submission of a superior proposal from a third party who may wish to make a competing offer to acquire us.

Access to Information

Under the merger agreement, we will, and will cause each of our subsidiaries to, afford to Avnet and its directors, officers, employees, investment bankers, attorneys, accountants or other agents, advisors or representatives reasonable access to all of our properties, books, records, contracts, commitments and personnel and furnish Avnet with all data and information as Avnet may request. We will use our commercially reasonable efforts to secure for Avnet access to and copies of the work papers of our independent public accountants. We will also use our reasonable best efforts to cause our accountants to allow Avnet access to our accountants’ work papers for our 2009 audit.

Notwithstanding the obligations described above, any such exchange of information shall not affect, in any way, each party’s relative competitive position to the other party or to other entities, and we may deny access to any information if we believe that providing access to such information would violate antitrust laws or any confidentiality agreement.

Indemnification

Avnet has agreed that:

•

for six years after the effective time, Avnet and the surviving corporation will indemnify and hold harmless our current and former directors and officers for acts or omissions occurring on or prior to the effective time to the fullest extent provided in our articles of incorporation, bylaws or similar governing instruments as of the date of the merger agreement, except that such indemnification will be subject to any limitation imposed under applicable law;

•

for six years after the effective time, Avnet will provide for indemnification and exculpation of our current and former directors and officers in a manner consistent with and no less favorable than the indemnification and exculpation provisions provided in our articles of incorporation, bylaws or similar governing instruments as of the date of the merger agreement;

•

subject to limitations regarding the cost of coverage as set forth in the merger agreement, Avnet will cause the surviving corporation to purchase a “run-off” directors and officers’ insurance and indemnification policy for our current and former directors and officers providing coverage for events occurring before the effective time for a period of not less than six years from the effective time, on terms and conditions similar to our existing directors’ and officers’ insurance and indemnification policies; and

•

it and the surviving corporation, to the extent permitted by applicable law, will honor all indemnification agreements between us and our current and former directors and officers in effect on the date of the merger agreement.

Conditions to Completing the Merger

Conditions to Each Party’s Obligation. The respective obligations of Avnet and Merger Sub, on the one hand, and us, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

•	the merger proposal will have been approved by a majority vote of our shareholders;

•	any requisite waiting period (and any extension thereof) under the HSR Act and European and Canadian antitrust regulation will have expired or been terminated; and

•

no order issued by a court or agency of a competent jurisdiction making it illegal for Avnet or its subsidiaries to hold shares of our common stock or otherwise preventing the completion of the merger will be in effect.

Conditions to the Obligation of Avnet and Merger Sub to Effect the Merger. The obligation of Avnet and Merger Sub to effect the merger is subject to the satisfaction, or waiver by Avnet and Merger Sub, of the following additional conditions:

•

our representations and warranties will have been true and correct (without giving any effect to any qualification as to materiality or material adverse effect contained in any specific representation or warranty) on the date of the merger agreement and at the effective time, as if made at and as of that time, except:

—	representations and warranties that address matters only as of a particular date, need to be true and correct only as of that date;

—	representation and warranties regarding our capitalization, options and shares reserved for issuance are true and correct except for de minimis differences; and

—	where the failure of such representations and warranties to be true and correct would not have a material adverse effect, as described below.

•	we will have performed in all material respects all of the obligations and complied with the agreements and covenants required to be performed by us under the merger agreement;

•	since the date of the merger agreement there will not have been any material adverse effect in relation to us; and

•

there will be no law, proceeding, action, suit, litigation or order by any government authority pending that: (a) imposes or seeks to impose any limitation on the ability of Avnet, Merger Sub or us, or any of their or our respective affiliates, to acquire or hold, or which requires any of the parties to dispose of or hold separately, any material portion of their assets or business; (b) imposes limitations on the ability of any of them to conduct, own or operate their business or assets; or (c) imposes or seeks to impose any limitation upon Avnet’s full rights of ownership of the surviving corporation after the closing.

Conditions to the Obligation of Bell Micro to Effect the Merger. Our obligation to complete the merger is subject to the satisfaction, or waiver by us, of the following additional conditions:

•

the representations and warranties of Avnet and Merger Sub will have been true and correct (without giving any effect to any qualification as to materiality contained in any specific representation or warranty) on the date of the merger agreement and at the effective time, as if made at and as of that time, except:

—	representations and warranties that address matters only as of a particular date, need to be true and correct only as of that date; and

—	where the failure of such representations and warranties to be true and correct would not have a material adverse effect on the ability of Avnet to complete the transactions contemplated by the merger agreement; and

•	Avnet and Merger Sub will have performed in all material respects all of the obligations and complied with the agreements and covenants required to be performed by them under the merger agreement.

Material Adverse Effect. A material adverse effect in relation to us means any fact, change, event, circumstance, occurrence, development or effect that has or would reasonably be expected to have a materially adverse effect on our business, assets, operations, condition or results of operations or prevents the completion of the transactions contemplated by the merger agreement. But no fact, change, event, circumstance, occurrence, development or effect resulting from the following will be considered a material adverse effect or be taken into account when determining whether a material adverse effect has occurred or would be reasonably expected to exist:

•

changes affecting any industry or industries in which we or any of our subsidiaries operate, except to the extent the change materially disproportionately affects us relative to other companies in our industry;

•

changes in the U.S. or European economies or the financial markets in regions of the world in which we operate, except to the extent the change materially disproportionately affects us relative to other companies in our industry;

•

general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, except to the extent the conditions or change materially disproportionately affects us relative to other companies in our industry;

•

the announcement or pendency of the merger, including any cancellation of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships, any loss of employees and any actions taken by or inactions of our competitors;

•	our compliance with the terms of the merger agreement, any action contemplated by the merger agreement or any action taken, or failure to act, to which Avnet has consented;

•

stockholder class action or derivative litigation or other litigation to the extent arising from allegations of a breach of fiduciary or other common law or statutory duty relating to the negotiation, execution, delivery or performance of the merger agreement and/or the completion or proposed completion of any of the transactions contemplated by the merger agreement;

•

acts of war, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of the merger agreement, except to the extent any such event materially disproportionately affects us relative to other companies in our industry;

•	changes in law or GAAP after the date of the merger agreement, except to the extent the change materially disproportionately affects us relative to other companies in our industry;

•	our failure to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of the merger agreement; or

•	a decline in the price of our common stock.

Termination

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after obtaining approval of the merger proposal by shareholders of us or Merger Sub, as follows:

•	by mutual written consent of Avnet and us;

•	by either Avnet or us

—	if the merger is not completed by September 28, 2010, or, if certain conditions related to antitrust matters are not satisfied by that date, then December 28, 2010, which we refer to in this proxy statement as the “end date,” except that neither Avnet nor Bell Micro may terminate the merger agreement on this basis if its breach of its obligations under the merger agreement caused the failure of the merger to be completed by the end date;

—	if any law or order has been enacted, issued, promulgated, enforced or entered by a governmental entity that makes illegal, permanently enjoins or otherwise permanently prohibits the completion of the merger, and the law is final and nonappealable, except that neither Avnet nor Bell Micro may terminate the merger agreement on this basis if its breach of its obligations under the merger agreement caused the issuance, promulgation, enforcement or entry of such law or order; or

—	if the merger agreement is submitted to our shareholders for approval at a meeting and they do not approve the merger proposal at the meeting or at any adjournment or postponement thereof;

•	by Avnet

—	if (1) our board of directors changes its recommendation that our shareholders approve the merger proposal; (2) we enter into, or publicly announce our intention to enter into, an agreement relating to another acquisition proposal; (3) we breach our obligations under the merger agreement relating to solicitation, responding to other acquisition proposals and changing our board of director’s recommendation; (4) following a written request from Avnet, our board of directors fails to reaffirm its recommendation that our shareholders approve the merger proposal within ten business days after the date another acquisition proposal is publicly disclosed; (5) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Avnet and our board of directors fails to reaffirm its recommendation that our shareholders approve the merger proposal and to recommend that our shareholders not tender their shares in such tender or exchange offer within ten business days; or (6) we or our board of directors publicly announces its intentions to take any of these actions; or

—	if there is a breach of any representation, warranty, covenant or agreement on our part such that the conditions to the closing of the merger that our representations and warranties be true and correction or that we will have performed all of the obligations and complied with the agreements and covenants we are required to be performed under the merger agreement would not be satisfied and, in either such case, such breach is incapable of being cured by the end date, and Avnet has given us at least 30 days’ written notice prior to such termination;

•	by us

—	if before our shareholders approve the merger proposal, our board of directors authorizes our management, in compliance with the merger agreement, to enter into an acquisition agreement in respect of a superior proposal, as long as we pay Avnet’s fees and expenses as described under “— Termination Fee, Expenses” below; or

—	if there is a breach of any representation, warranty, covenant or agreement on the part of Avnet or Merger Sub such that the conditions to the closing of the merger that Avnet or Merger Sub’s representations and representations be true and correction or that Avnet or Merger Sub will have performed all of the obligations and complied with the agreements and covenants required to be performed by it under the merger agreement would not be satisfied and, in either such case, such breach is incapable of being cured by the end date, and we have given Avnet at least 30 days’ written notice prior to such termination.

Termination Fee, Expenses

Except for the payment of the expenses and the termination fee described below, each party will pay all fees and expenses incurred by it in connection with the negotiation and performance of the merger agreement, and no party may recover any such fees and expenses from the other parties upon any termination of the merger agreement.

We must pay Avnet for up to $2.5 million of its fees expenses related to the transaction and in some cases pay to Avnet a termination fee of $10.5 million (less any such fees and expenses we already paid) under the following circumstances:

•

if another acquisition proposal is made and Avnet terminates the merger agreement for either of the reasons it can unilaterally terminate the merger agreement, as described under “— Termination” beginning on page 52, then we will pay Avnet’s expenses, and, if concurrently with Avnet’s termination or at any time within 12 months thereafter we enter into an agreement for another acquisition proposal or another acquisition proposal is completed, then we will pay the termination fee (except if at the time Avnet terminates the merger agreement we had the right to unilaterally terminate the merger agreement, as described under “— Termination” beginning on page 52);

•

if we terminate the merger agreement because our shareholders did not approve the merger proposal, then we will pay Avnet’s expenses, and, if another acquisition proposal is made after the date of the merger agreement and within 12 months after Avnet’s termination we enter into an agreement for or complete that acquisition proposal, then we will pay the termination fee;

•

if before our shareholders approve the merger proposal our board of directors authorizes us, in compliance with the merger agreement, to enter into an acquisition agreement in respect of a superior proposal, then we will pay the termination fee; and

•

if Avnet terminates the merger agreement because there is a breach of any representation, warranty, covenant or agreement on the part of us such that the conditions to the closing of the merger that our representations and warranties be true and correct or that we will have performed all of the obligations and complied with the agreements and covenants required to be performed by us under the merger agreement would not be satisfied, then we will pay Avnet’s expenses.

For the purpose of determining whether we must pay Avnet the expenses or termination fee described above, the definition of acquisition proposal is modified so that “15%,” in the references to the acquisition of 15% or more of our outstanding capital stock or the acquisition of assets constituting 15% or more of our net revenues, net income, EBITDA or consolidated total assets, is replaced with “50%.” See “— No Solicitation, Acquisition Proposals” beginning on page 48. We will not be required to pay Avnet the expenses or termination fee described above on more than one occasion, nor will we be required to pay Avnet an amount greater than the termination fee described above.

Amendment

At any time before the effective time, the merger agreement may be amended by Avnet, Merger Sub and us, except that after approval of the merger proposal by our shareholders, no such amendment will be made without further approval of our shareholders if applicable law requires such approval.

THE STOCKHOLDER AGREEMENTS

Concurrently with the execution and delivery of the merger agreement, on March 28, 2010, Avnet entered into a stockholder agreement with each of our directors. We refer to the persons who entered into a stockholder agreement in this proxy statement as a “named shareholder.” Approximately [—] shares, or [—]%, of our common stock outstanding at the close of business on the record date are subject to stockholder agreements. We refer to these shares in this proxy statement as the “covered shares.” Mr. Bell beneficially owns approximately [—] of the covered shares.

The following is a summary description of the stockholder agreements, a form of which is attached as Annex B to this proxy statement.

Agreement to Vote and Irrevocable Proxy

Each named shareholder has agreed to vote all of his shares of our common stock at the special meeting as follows:

•	in favor of the merger and the merger agreement (which obligation was subsequently waived by Avnet as described below);

•	against another acquisition proposal;

•

against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of us under the merger agreement or of the named shareholder under the stockholder agreement to which he is a party; and

•

against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely completion of the merger or the fulfillment of Avnet’s, Merger Sub’s or our conditions under the merger agreement or change in any manner the voting rights of any class of our shares.

Each named shareholder has also granted to Avnet an irrevocable proxy and irrevocably appointed Avnet and any individual designated by Avnet as the named shareholder’s proxy and attorney-in-fact to vote the covered shares at the special meeting (and any adjournment or postponement thereof) as described above.

Following the filing of a putative class action suit that includes an alleged conflict of interest involving our directors in connection with the merger, on April 9, 2010, we requested that Avnet waive our directors’ obligations under the stockholder agreements to vote their shares in favor of the merger proposal, as well as the proxies and powers of attorney granted to it by our directors to vote their shares in favor of the merger proposal. Avnet agreed to the grant of these waivers. Each of our directors has determined to refrain from voting on the merger proposal. See “The Merger — Stockholder Agreement Waivers” beginning on page 38.

Transfer Restrictions

In addition, each named shareholder has agreed that he generally will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (such actions being a “transfer”) any of his covered shares or enter into any option or other contract with respect to, or consent to, a transfer of any of his covered shares or his voting or economic interest in his covered shares. In addition, if he acquires beneficial ownership of additional Bell Micro common stock, those shares will also be covered shares of him.

Termination

Each stockholder agreement terminates upon the earliest of (1) the agreement of Avnet and the named shareholder, (2) the effective time and (3) the termination of the merger agreement pursuant to its terms.

No Limitation on Fiduciary Duty

Each named shareholder entered into his stockholder agreement with Avnet only as a shareholder of Bell Micro and not in his capacity as a director or officer of Bell Micro. The stockholder agreement does not limit or affect his actions or omissions as a director or officer and is not to be construed to prohibit, limit or restrict him from exercising his fiduciary duties as a director or officer to Bell Micro or its shareholders.

MARKET PRICE OF COMMON STOCK

Our common stock is currently traded on the Nasdaq Global Market under the symbol “BELM.” Effective March 19, 2008, our common stock was suspended from trading on the Nasdaq Global Market and traded on the Pink OTC Market, or Pink Sheets, under the symbol “BELM.PK.” Our common stock traded primarily on the OTC Bulletin Board, under the symbol “BELM.OB,” from October 2009 until January 25, 2010, when it was relisted on the Nasdaq Global Market.

The following table sets forth the high and low sale prices of our common stock as reported by the Nasdaq Global Market since January 25, 2010 and prior to March 19, 2008 for each of the periods indicated, and the high and low bid quotations for our common stock as reported by Pink Sheets or the OTC Bulletin Board between March 19, 2008 and January 25, 2010, for each of the periods indicated. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent transactions.

	High	Low
2008
First quarter	$6.60	$1.51
Second quarter	3.05	1.92
Third quarter	2.50	1.31
Fourth quarter	1.95	0.27

2009
First quarter	$1.04	$0.36
Second quarter	1.21	0.45
Third quarter	3.67	1.10
Fourth quarter	3.65	2.75

2010
First quarter	$7.02	$3.25
Second quarter (through April 9, 2010)	7.05	6.96

The closing price of our common stock, as reported on the Nasdaq Global Market on March 26, 2010, the last full trading day before the public announcement of the proposed merger, and on April 9, 2010, the last full trading day before the date of this proxy statement, was $5.38 and $6.96, respectively.

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of the shares of our common stock as of April 2, 2010 with respect to:

•	each of our directors;

•	our chief executive officer, chief financial officer and the three other most highly compensated executive officers for fiscal 2008 (the “named executive officers”);

•	all current directors and executive officers as a group; and

•	persons beneficially owning more than 5% of our common stock.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and sole dispositive power over all shares of common stock shown as beneficially owned by the shareholder. Shares of common stock subject to options that are currently exercisable or will become exercisable on or before June 1, 2010, and restricted stock units that are expected to vest on or before June 1, 2010 are considered outstanding and beneficially owned by the person holding the options or restricted stock units.

Directors and Named Executive Officers

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number	Percent (2)
W. Donald Bell (3)(4)	1,107,985	3.4
Gordon A. Campbell (3)	43,000	*
Eugene B. Chaiken (3)	49,264	*
David M. Ernsberger (3)	74,539	*
Edward L. Gelbach (3)(5)	173,922	*
Peter G. Hanelt (3)(6)	25,070	*
James E. Ousley (3)	72,098	*
Mark L. Sanders (3)	38,764	*
Andrew S. Hughes (3)(7)	79,708	*
James E. Illson (8)	86,845	*
Richard J. Jacquet (3)(7)	103,643	*
William E. Meyer (3)(7)	198,342	*
Graeme Watt (3)(7)	202,500	*
All current directors and executive officers as a group (13 individuals) (3)(7)	2,253,105	6.8

*	Less than 1% of our outstanding common stock.

(1)	The address of each of the named individuals is c/o Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131.

(2)	Percentage of beneficial ownership is based on 32,375,259 shares of common stock outstanding as of April 2, 2010.

(3)	Includes shares that may be acquired pursuant to options that are currently exercisable or will become exercisable on or before June 1, 2010 as follows: Mr. Bell (75,000 shares), Mr. Campbell (30,000 shares), Mr. Chaiken (45,000 shares), Mr. Ernsberger (67,500 shares), Mr. Gelbach (52,500 shares), Mr. Hanelt (22,500 shares), Mr. Ousley (37,500 shares), Mr. Sanders (37,500 shares), Mr. Hughes (45,000 shares), Mr. Jacquet (41,000 shares), Mr. Meyer (127,500 shares), Mr. Watt (30,000 shares) and all directors and executive officers as a group (653,500 shares).

(4)	Includes 671,972 shares held by the Bell Family Trust U/D/T 04/26/91.

(5)	Includes 25,000 shares held by ELG Limited for which Mr. Gelbach is a principal.

(6)	Includes 815 shares held by a family member of Mr. Hanelt. Mr. Hanelt has no voting or dispositive power over the shares.

(7)	Includes shares underlying restricted stock units that will vest on or before June 1, 2010, as follows: Mr. Hughes (9,854 shares), Mr. Jacquet (5,000 shares), Mr. Meyer (10,000 shares), Mr. Watt (20,000 shares) and all directors and executive officers as a group (52,354 shares).

(8)	Mr. Illson was employed by us until August 2008. The information shown for Mr. Illson is according to our records as of that time.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own more than 5% of our outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on reports filed by such entities with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by each entity in such reports and the number of shares of common stock outstanding on April 2, 2010.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent (1)
FMR LLC (2)	4,811,762	14.9
Ramius Advisors, LLC (3)	3,103,465	8.7
Paradigm Capital Management, Inc. (4)	2,983,122	9.2
State of Wisconsin Investment Board (5)	2,052,089	6.3
Royce & Associates, LLC (6)	1,836,670	5.7
Dimensional Fund Advisors LP (7)	1,835,416	5.7
GAMCO Investors, Inc. (8)	1,819,200	5.6
Bank of America Corporation (9)	1,638,710	5.1

(1)	Percentage of beneficial ownership is based on 32,375,259 shares of common stock outstanding as of April 2, 2010.

(2)	As reported in a Schedule 13G/A filed with the SEC on February 16, 2010 by FMR LLC (“FMR”) on behalf of itself, Fidelity Management & Research Company (“Fidelity”), Fidelity Dividend Growth Fund (“Growth Fund”) and Edward C. Johnson 3d. FMR has sole dispositive power but no voting power over the shares. The Schedule 13G/A provides that FMR is deemed to be the beneficial owner of these shares as a result of its wholly owned subsidiary, Fidelity, acting as investment adviser to various investment companies, including Growth Fund which beneficially owns 2,045,259 shares. Mr. Johnson is deemed to be the beneficial owner of all shares beneficially owned by FMR as a result of his interests in FMR. The address for each of FMR, Fidelity, Growth Fund and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)

As reported in a Schedule 13G/A filed with the SEC on February 10, 2010 by Ramius LLC (“Ramius”) on behalf of itself, Ramius Navigation Master Fund Ltd (“NMF”), Ramius Enterprise Master Fund Ltd (“EMF”), RCG PB, Ltd (“RCG PB”), Ramius Advisors, LLC (“Ramius Advisors”), Cowen Group, Inc. (“Cowen”), RCG Holdings LLC (“RCG Holdings”), C4S & Co., L.L.C. (“C4S”), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon. The Schedule 13G/A provides that Ramius is deemed to be the beneficial owner of these shares as a result of its wholly owned subsidiary, Ramius Advisors, acting as investment adviser to NMF and EMF, which beneficially own 2,008,715 and 1,094,750 shares, respectively, as a result of their ownership of our 3.75% Convertible Subordinated Notes due 2024. Cowen, as the sole member of Ramius, RCG Holdings, as the majority shareholder of Cowen, and C4S, as the managing member of Ramius, are deemed to beneficially own any shares beneficially owned by Ramius. RCG PB, as the sole shareholder of NMG, is deemed to beneficially own any shares beneficially owned by NMG. Messrs. Cohen, Stark, Strauss and Solomon are deemed to beneficially own the shares as a result of their position as the sole managing members of C4S. On April 1, 2010, Ramius filed a Schedule 13G/A on behalf of itself, the other parties identified in this footnote and Cowen Overseas Investment LP (“COI”), disclaiming beneficial ownership of the shares underlying our convertible notes beneficially owned by NMF and EMF, which would reduce each of the shareholder’s ownership percentage below five percent. The address for each of Ramius, Ramius Advisors, Cowen, RCG Holdings, C4S, COI and Messrs. Cohen, Stark, Strauss and Solomon is 599 Lexington Avenue, 20th Floor, New York, NY 10022. The address for each of NMF, EMF and RCG PB is Regatta Office Park, Windward 1, 2nd Floor, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

(4)	As reported in a Schedule 13G/A filed with the SEC on February 12, 2010 by Paradigm Capital Management, Inc. (“Paradigm”). The address for Paradigm is Nine Elk Street, Albany, NY 12207.

(5)	As reported in a Schedule 13G/A filed with the SEC on February 16, 2010 by the State of Wisconsin Investment Board (“Wisconsin Investment”). The address for Wisconsin Investment is P.O. Box 7842, Madison, Wisconsin 53707.

(6)	As reported in a Schedule 13G/A filed with the SEC on January 22, 2010 by Royce & Associates, LLC (“Royce”). The address for Royce is 745 Fifth Avenue, New York, New York 10151.

(7)	As reported in a Schedule 13G/A filed with the SEC on February 8, 2010 by Dimensional Fund Advisors LP (“Dimensional Fund”). The address for Dimensional Fund is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)	As reported in a Schedule 13D filed with the SEC on April 9, 2010 by Mario J. Gabelli and certain entities which he directly or indirectly controls or for which he acts as chief investment officer, including GGCP, Inc. (“GGCP”), Gabelli Funds, LLC (“Gabelli Funds”), Gabelli Securities, Inc. (“GSI”), GAMCO Asset Management Inc. (“GAMCO”), GAMCO Investors, Inc. (“GBL”) and Teton Advisors, Inc. (“Teton”). The Schedule 13D provides that, of these 1,819,200 shares, GAMCO beneficially owns 720,000 shares, Gabelli Funds beneficially owns 678,100 shares, GSI beneficially owns 242,500 shares and Teton beneficially owns 178,600 shares. GGCP, as the parent company of GBL, GBL, as the parent company of the foregoing entities, and Mr. Gabelli, as the majority stockholder of GGCP may be deemed to have beneficial ownership of the 1,819,200 shares owned beneficially by GAMCO, Gabelli Funds, GSI and Teton. Except as otherwise provided in the Schedule 13D filing, each entity has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be. The address for each of Mr. Gabelli, GBL, GAMCO, Gabelli Funds, GSI and Teton is One Corporate Center, Rye, New York 10580. The address for GGCP is 140 Greenwich Avenue, Greenwich, Connecticut 06830.

(9)	As reported in a Schedule 13G filed with the SEC on January 28, 2010 by Bank of America Corporation (“BofA”) on behalf of itself, Bank of America, N.A. (“Bank of America”), Columbia Management Advisors, LLC (“CMA”), and Merrill Lynch, Pierce, Fenner & Smith, Inc (“Merrill Lynch”). BofA has shared voting and shared dispositive power over 1,638,710 shares, of which Bank of America has shared voting and dispositive power over 2,350 shares, CMA has sole voting and sole dispositive power over 2,350 shares and Merrill Lynch has sole voting and dispositive power over 1,636,360 shares. The address for each of BofA, Bank of America, CMA and Merrill Lynch is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.

DISSENTERS’ RIGHTS

If the merger is completed, you may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code, which we refer to in this proxy statement as “Chapter 13,” as long as you comply with the conditions established by Chapter 13 and the other requirements of Chapter 13 are satisfied. Under California law, no dissenters’ rights are available for shares listed on any national securities exchange, including the Nasdaq Global Market, such as our common stock, unless there exists with respect to such shares any restriction on transfer imposed by us or by any law or regulation, or unless demands for payment are filed by at least five percent of the outstanding shares of that class.

If you have a beneficial interest in Bell Micro common stock that are held of record in the name of another person, such as a trustee or nominee, and you desire to perfect any dissenters’ rights, you must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Dissenters’ rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

The discussion below is not a complete summary of California law relating to dissenters’ rights and is qualified in its entirety by the reference to the text of the relevant provisions of California law, which are attached to this proxy statement as Annex D. If you intend to exercise dissenters’ rights, you should carefully review Annex D. Failure to follow exactly any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights. Neither the merger agreement nor this proxy statement confers upon any shareholder any dissenters’ rights greater than those provided in Chapter 13 or otherwise expands the rights provided by Chapter 13.

If the merger is completed, our shareholders with outstanding shares as of the record date who vote against the merger may become entitled to be paid cash for the fair market value of their stock in lieu of the merger consideration set forth in the merger agreement if they follow the procedures set forth in Chapter 13 and the other requirements of Chapter 13 are satisfied. The fair market value of this stock would be determined as of March 28, 2010, which is the day before the public announcement of the merger, excluding any appreciation or depreciation in consequence of the proposed merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. We refer to this value in this proxy statement as the “fair market value.”

The merger agreement provides that the shares of Bell Micro common stock held by a holder exercising dissenters’ right shall not be converted into the applicable merger consideration, but shall be cancelled and such holders shall be entitled to only such rights as are granted by Chapter 13. We shall be entitled to retain any merger consideration not paid on account of such dissenting shares pending resolution of the claims of such holders, and the non-dissenting shareholders shall not be entitled to any portion thereof.

Section 1301(a) of the California Corporations Code requires us to give notice that the merger was approved by our shareholders to each of our shareholders who did not vote in favor of the merger and requires us to provide a statement of the fair market value of the shares. If you do not wish to pursue your dissenters’ rights, you will be entitled to receive the merger consideration set forth in the merger agreement in exchange for your Bell Micro common stock. If you desire to pursue your dissenters’ rights, you must follow the procedures to perfect such rights and the applicable statutory provisions of Chapter 13, which are summarized below. The summary below is qualified by reference to the applicable statutory provisions of Chapter 13.

If you do not wish to accept the merger consideration as provided for in the merger agreement in exchange for your Bell Micro common stock, you may exercise your dissenters’ rights and elect to have the fair market value of your shares judicially determined and paid to you in cash, together with a fair rate of interest.

Should you wish to exercise your dissenters’ rights:

1.	you must continuously hold your Bell Micro common stock from the record date for shareholders entitled to consent to the merger;

2.	you must vote all of the shares of Bell Micro common stock that you wish to qualify as dissenting shares against the merger;

3.	you must make a written demand of us that we receive not later than 30 days after the date we mail you notice that the merger was approved by our shareholders, which we refer to in this proxy statement as the “approval notice”;

4.	you must, if your Bell Micro common stock is certificated, submit the certificates representing your shares to us and, if your shares are uncertificated, send written notice of the number of shares that you demand we purchase, in each case also to be received not later than 30 days after the date we mail you the approval notice; and

5.	demands must be filed in accordance with the requirements of Chapter 13 with respect to at least five percent of the outstanding shares of our common stock.

If you fail to vote “AGAINST” the merger proposal, you will have waived your dissenters’ rights.

Your written demand to us must include the number and class of shares you wish to qualify as dissenting shares and state the amount you believe to be the fair market value of those shares. This statement of the fair market value of your shares will constitute an offer by you to sell your shares to us at such price. We in no way are obligated to accept this offer.

Even if you vote “AGAINST” the merger proposal or if you give a proxy to someone directing a vote “AGAINST” the merger proposal, you will not be deemed to satisfy any notice requirement under California law, and you must still make the written demand to us as described above in order to qualify your shares as dissenting shares.

If shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners.

An authorized agent, including an agent for two or more joint owners, may execute a demand for payment on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker, bank or other nominee who holds shares as nominee for several beneficial owners may exercise dissenters’ rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares through a broker, bank or other nominee and wish to exercise dissenters’ rights, you are urged to consult with your broker, bank or other nominee to determine appropriate procedures for the making of a demand for payment by such broker, bank or other nominee.

If we agree that your shares have been validly qualified as dissenting shares, and you and we agree upon the price of the shares, you will be entitled to the agreed upon price, plus any interest that may accrue at the legal rate on judgments from the date of such agreement.

If we do not agree that your shares were validly qualified as dissenting shares, or you and we fail to agree upon the fair market value of your shares, you may file a complaint with the California Superior Court within six months after the date on which the approval notice is mailed to you, requesting that the court determine whether your shares qualify as dissenting shares and/or the fair market value of the dissenting shares.

If you fail to perfect your dissenters’ rights or effectively waive, withdraw or lose such rights, or a court of competent jurisdiction determines that you are not entitled to relief under Chapter 13, your Bell Micro common stock will thereupon be deemed to have been canceled and converted into the right to receive the merger consideration.

You should be aware that if you seek to exercise dissenters’ rights, the fair market value of your Bell Micro common stock, as finally determined under California law, could be more than, the same as, or less than the amount of the merger consideration that you would receive pursuant to the merger agreement. If the fair market value as finally determined exceeds the merger consideration that was offered by us, the costs and expenses of the appraisal proceeding will be assessed against us. Otherwise, the costs will be assessed or apportioned at the discretion of the court.

In view of the complexity of the provisions of California law relating to dissenters’ rights, if you wish to exercise dissenters’ rights or wish to preserve your right to do so, you should carefully read Chapter 13 of the California Corporations Code, since failure to comply with the procedures set forth therein will result in the loss of such rights. If you wish to dissent, you should consult with your own legal counsel in connection with compliance under Chapter 13.

If you have any questions regarding your right to exercise dissenters’ rights, you are strongly encouraged to seek the advice of legal counsel.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

Proposal

If at the special meeting of shareholders, our board of directors determines it is necessary or appropriate to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our board of directors may make such a determination if the number of shares of our common stock represented and voting in favor of the merger proposal in person or by proxy at the meeting is insufficient to adopt that proposal under applicable law, in order to enable our board of directors to solicit additional proxies in respect of such proposal. If our board of directors determines that it is necessary or appropriate, we will ask our shareholders to vote only upon the adjournment proposal, and not the merger proposal.

In this proposal, we are asking you to vote in favor of adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal. If the shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger proposal to defeat that proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Vote Required and Board Recommendation

The proposal to adjourn the special meeting requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

SHAREHOLDER PROPOSALS

If the merger is completed, we will no longer have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed or if we are otherwise required to do so under applicable law, we will hold a 2010 annual meeting of shareholders. We had previously scheduled the 2010 annual meeting of shareholders to be held on or about May 20, 2010. Accordingly, if we hold a 2010 annual meeting of shareholders within 30 days of this scheduled meeting date, shareholder proposals that are intended to be presented at the 2010 annual meeting and that shareholders desire to have included in our proxy materials relating to such meeting must have been received no later than January 4, 2010. The proposal must also be in compliance with applicable laws and regulations in order to have been considered for possible inclusion in the proxy statement and form of proxy for that meeting.

In accordance with our bylaws, in order to be properly brought before our 2010 annual meeting of shareholders, if any, a proposal not intended for inclusion in the proxy materials for such meeting must have been received no later than January 18, 2010. The notice must have set forth a brief description of the proposed matter and the reasons for conducting such business at the meeting, the name and address of such shareholder as they appear on our books, the class and number of shares that are beneficially owned by the shareholder and any material interest of the shareholder proposing such business. If the notice does not comply with the requirements set forth in our bylaws, the presiding officer of the meeting may refuse to acknowledge the matter.

OTHER MATTERS

No business may be transacted at the special meeting other than the matters set forth in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

*  *  *

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [Month] [—], 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

By and Among

AVNET, INC.,

AVT ACQUISITION CORP.

and

BELL MICROPRODUCTS INC.

Dated as of March 28, 2010

A-i

(continued)

A-ii

(continued)

Exhibit A—Form of Articles of Incorporation

Schedule CK—Company’s Knowledge

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of March 28, 2010, is entered into by and among Avnet, Inc., a New York corporation (“Parent”), AVT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Bell Microproducts Inc., a California corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, to effectuate such acquisition, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration (as defined below);

WHEREAS, the respective Boards of Directors of Parent and Purchaser have approved this Agreement;

WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interest of, the Company and its stockholders; (ii) declared the advisability of and approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the General Corporation Law of the State of California (the “CGCL”); and (iii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement, including the principal terms of the Merger; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“2009 Form 10-K” has the meaning set forth in Section 4.4(a).

“Acceptable Confidentiality Agreements” has the meaning set forth in Section 6.2(b).

“Acquisition Agreement” has the meaning set forth in Section 9.1(c)(i).

“Acquisition Proposal” means any inquiry, proposal or offer by any Person other than Parent, Purchaser or any of their respective Affiliates relating to, or that is reasonably likely to lead to, directly or indirectly (i) a merger, consolidation, dissolution, tender offer, exchange offer, joint venture, liquidation, recapitalization, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries, (ii) the acquisition by any Person in any manner of a number of shares of any class of equity securities of the Company or any Subsidiary equal to or greater than fifteen percent (15%) of the number of such shares outstanding before such acquisition, or (iii) the acquisition by any Person in any manner, directly or indirectly, of assets that constitute fifteen percent (15%) or more of the net revenues, net income, EBITDA or the consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement; provided, however, that solely for purposes of Section 9.3, the references to fifteen (15%) in this definition shall be replaced by fifty percent (50%).

“Affiliate” has the meaning set forth in Rule 405 promulgated under the Securities Act.

“Affiliated Group” has the meaning set forth in Section 4.11(a).

“Agreement” has the meaning set forth in the first paragraph hereof.

“Bid” means any outstanding quotation, bid, proposal or grant application by the Company or any of its Subsidiaries that, if accepted or awarded, would lead to a Government Contract.

“Business Day” has the meaning set forth in Rule 14d-1(g)(3) promulgated under the Exchange Act.

“CEO” has the meaning set forth in Section 4.7(b).

“Certificate” has the meaning set forth in Section 3.2(a).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“CGCL” has the meaning set forth in the recitals hereof.

“Change in Board Recommendation” has the meaning set forth in Section 6.2(d).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph hereof.

“Company Balance Sheet” means the audited balance sheet of the Company as of December 31, 2009.

“Company Board” means the Board of Directors of the Company.

“Company Common Stock” has the meaning set forth in the recitals hereof.

“Company Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article IV.

“Company Employee Plans” has the meaning set forth in Section 4.14(a).

“Company Financial Statements” has the meaning set forth in Section 4.4(b).

“Company Intellectual Property” means any Intellectual Property that is owned by, or exclusively licensed to, Company or any of its Subsidiaries.

“Company Leases” has the meaning set forth in Section 4.12(b).

“Company Person” means an officer, director, employee, consultant, contractor, subcontractor or agent of the Company or any of its Subsidiaries.

“Company Preferred Stock” means preferred stock of the Company, par value $0.01 per share.

“Company Properties” has the meaning set forth in Section 4.12(a).

“Company Registered Intellectual Property” has the meaning set forth in Section 4.13(a).

“Company SEC Reports” has the meaning set forth in Section 4.4(a).

“Company Stock Award” has the meaning set forth in Section 3.3(b).

“Company Stock Option” has the meaning set forth in Section 3.3(a).

“Company Stock Option Holder” has the meaning set forth in Section 3.3(a).

“Company Stock Plans” has the meaning set forth in Section 4.2(b).

“Company Stockholders Meeting” has the meaning set forth in Section 7.3(a).

“Company’s Knowledge” means, with respect to any specific matter, the actual knowledge of the persons listed on Schedule CK to this Agreement, assuming such persons have made due inquiry of any officer or employee of the Company having responsibility for such matter.

“Consent” has the meaning set forth in Section 4.3(c).

“Contract” means written or oral contract, note, bond, mortgage, indenture, lease, license, or other legally binding agreement, instrument, commitment, guarantee, executory commitment, understanding or obligation.

“Covered Parties” has the meaning set forth in Section 7.7(a).

“Current Premium” has the meaning set forth in Section 7.7(a).

“Data Protection Legislation” has the meaning set forth in Section 4.20.

“Demand Notice” has the meaning set forth in Section 3.1(c)(i).

“DGCL” means the Delaware General Corporation Law.

“Director Stockholder” means each director of the Company, individually, and “Director Stockholders” means, collectively, all directors of the Company.

“Dissenting Share” has the meaning set forth in Section 3.1(c)(i).

“Dissenting Threshold” has the meaning set forth in Section 3.1(c)(ii).

“DOJ” means the U.S. Department of Justice.

“Effective Time” has the meaning set forth in Section 2.3.

“Employee” has the meaning set forth in Section 7.11(a).

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, arrangement, policy or practice involving direct or indirect compensation, including insurance coverage, severance benefits, vacation, paid time-off, disability benefits, deferred compensation, bonuses, allowances, educational assistance, loans, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive or retention compensation or post-retirement compensation and all unexpired severance and retention agreements, written or otherwise, for the benefit of, or relating to, any current or former Company Person or any current or former Company Person of an ERISA Affiliate.

“End Date” means the six-month anniversary of the date of this Agreement; provided, however, that if (A) any of the conditions set forth in Section 8.1(b) or (B) any of the conditions set forth in Sections 8.1(c) or 8.2(f), relating to, or requiring receipt of, anti-trust or anti-competition approval by any Governmental Authority to consummate the Merger, have not been satisfied prior to the six-month anniversary of the date of this Agreement, “End Date” shall mean the nine-month anniversary of the date of this Agreement.

“Environmental Law” means any applicable Law, Permit or Order relating to (A) the protection, investigation or restoration of the environment, human health and safety as affected by the environment or natural resources or (B) the handling, use, storage, treatment, manufacture, transportation, management, disposal, release or threatened release of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.

“Exchange Fund” has the meaning set forth in Section 3.2(a).

“Expenses” means documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent and/or Purchaser in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of law firms, investment banking firms, accountants, experts and consultants to Parent and/or Purchaser but not to exceed $2.5 million.

“Fairness Opinion” has the meaning set forth in Section 4.22.

“Financial Advisor” means Raymond James & Associates, the financial advisor to the Company.

“Foreign Export and Import Laws” has the meaning set forth in Section 4.19(a).

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any Contract with any Governmental Authority entered into by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound.

“Governmental Authority” means any government, any governmental or quasi-governmental authority or entity or municipality or political or other subdivision thereof, department, commission, board, regulatory or administrative or self-regulating authority, bureau, branch, authority, official, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case, whether federal, state, city, municipal, county, local, provincial, foreign, international or multinational.

“Hazardous Substance” means any substance that is (A) listed, classified, regulated as a “hazardous substance,” “hazardous material,” “hazardous chemical” or “hazardous waste” pursuant to any Environmental Law; (B) a petroleum product or by-product, asbestos-containing material, polychlorinated biphenyl, radioactive material or radon; or (C) any other substance which is regulated by any applicable Governmental Authority pursuant to any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Insurance Policies” has the meaning set forth in Section 4.7(e).

“Intellectual Property” means all intellectual property and intellectual property rights, whether protected, created or arising under the laws of the United States or a foreign jurisdiction, including: (i) all works of authorship including all copyrights and copyrightable works (whether registered or unregistered), and all applications, registrations and renewals thereof; (ii) all patents, patent applications, provisional applications, patent disclosures, and invention disclosure statements, together with all reissuances, divisions, continuations, continuations-in-part, substitutes, extensions, renewals and reexaminations thereof, any confirmation patent, patent of addition and registration patent, as well as any foreign counterparts of any of the foregoing; (iii) all trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (iv) all mask works and all applications, registrations and renewals in connection therewith; (v) all Software; (vi) all trade names, fictional business names, trade dress rights, trademarks and service marks including all applications, registrations and renewals thereof and logos, including any Internet domain names, and applications therefor and the goodwill associated with the foregoing, together with all translations, adaptations, derivations and combinations and like intellectual property rights; (vii) all industrial designs and any registrations and applications therefor; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. Part 120.

“Law” means any federal, state, local, municipal, foreign, international, multinational or administrative Order, constitution, law, common law, ordinance, judicial decision, writ, injunction, license, permit, regulation, rule, code, plan, statute or treaty of a Governmental Authority.

“Liens” means any mortgage, pledge, lien (statutory or otherwise), assessment, assignment, security interest, charge, levy, easement, right of way, claim or encumbrance of any kind (including any conditional sales or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing) and any option or other arrangement having the practical effect of any of the foregoing.

“Matching Bid” has the meaning set forth in Section 6.2(e).

“Material Adverse Effect” means any fact, change, event, circumstance, occurrence, development or effect (any such item, an “Effect”) that (i) has or would reasonably be expected to have a materially adverse effect on the business, assets, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents the consummation of the transactions contemplated by this Agreement; provided, however, that no Effects resulting from the following shall be deemed to constitute a Material Adverse Effect or shall be taken into account when determining whether a Material Adverse Effect has occurred or would be reasonably expected to exist:

(a) changes affecting any industry or industries in which the Company or any of its Subsidiaries operates;

(b) changes in the United States or European economies or the financial markets of the United States or elsewhere in regions of the world in which the Company or its Subsidiaries operates;

(c) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein;

(d) the announcement or pendency of the transactions contemplated hereby, including the Merger, including any cancellation of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships, any loss of employees and any actions taken by or inactions of competitors;

(e) compliance with the terms of this Agreement, any action contemplated by this Agreement or any action taken, or failure to act, to which Parent has consented;

(f) stockholder class action or derivative litigation or other litigation to the extent arising from allegations of a breach of fiduciary or other common law or statutory duty (including any stockholder claims alleging any violations of state common or statutory law, state blue sky laws, federal securities laws or the regulations promulgated thereunder) relating to the negotiation, execution, delivery or performance of this Agreement and/or the consummation or proposed consummation of any of the transactions contemplated hereby;

(g) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement;

(h) changes in Law or GAAP after the date hereof;

(i) any failure by the Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(h) of this definition); or

(j) a decline in the price of the Company Common Stock on the NASDAQ Stock Market (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(i) of this definition);

except, in the cases of clauses (a), (b), (c), (g) and (h) to the extent such Effect materially disproportionately affects the Company relative to other similarly situated participants in the industries in which it operates.

“Material Customer” has the meaning set forth in Section 4.18.

“Material Supplier” has the meaning set forth in Section 4.18.

“Merger” has the meaning set forth in the recitals hereof.

“Merger Consideration” has the meaning set forth in Section 3.1(a)(i).

“Modified Superior Proposal” has the meaning set forth in Section 6.2(e).

“NDA” means the nondisclosure letter agreement dated December 9, 2009 between Parent and the Company.

“Notice of Superior Proposal” has the meaning set forth in Section 6.2(e).

“Open Government Contract” means a Government Contract as to which final payment has not yet been made by the applicable Governmental Authority.

“Order” means any order, award, injunction, writ, judgment, stipulation, decree or determination entered, issued, promulgated, made or rendered by or with any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries consistent with past practice.

“Other Antitrust Laws” means any Law enacted by any Governmental Authority relating to antitrust matters or regulating competition, including Council Regulation (EC) No 139/2004 of 20 January 2004 of the European Union and any analogous or similar Laws of any foreign jurisdiction.

“Parent” has the meaning set forth in the first paragraph hereof.

“Parent Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, arrangement, policy or practice involving direct or indirect compensation, including insurance coverage, severance benefits, vacation, paid time-off, disability benefits, deferred compensation, bonuses, allowances, educational assistance, loans, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive or retention compensation or post-retirement compensation that is maintained or sponsored by, or contributed to by, Parent and/or any of its Affiliates.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permit” means permit, license, franchise, concession, variance, exemption, certificate, approval and/or other similar authorization from a Governmental Authority.

“Permitted Actions” has the meaning set forth in Section 6.2(b).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), joint stock company, organization, trust, association, entity, or government, political subdivision, agency or instrumentality of a government.

“Personal Information” has the meaning set forth in Section 4.20.

“Post-Signing Returns” has the meaning set forth in Section 6.3(a).

“Proceeding” means an action, audit, suit, proceeding, claim, arbitration or investigation.

“Proxy Statement” has the meaning set forth in Section 7.3(b).

“Purchaser” has the meaning set forth in the first paragraph hereof.

“Recommendation” has the meaning set forth in Section 4.3(e).

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including any of the following: (i) issued patents and patent applications, (ii) trademark registrations, renewals and applications, (iii) copyright registrations and applications, and (iv) domain name registrations.

“Release” or “Released” means the actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or disposing of barrels, containers and other closed receptacles containing any Hazardous Substance), whether intentional or unintentional, of any Hazardous Substance.

“Representatives” has the meaning set forth in Section 6.2(a).

“Run-off D&O Insurance” has the meaning set forth in Section 7.7(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SBIR” has the meaning set forth in Section 4.8(c).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means computer software and firmware (including object code, source code, data and related documentation).

“Stockholder Agreements” means stockholder agreements between each Director Stockholder and Parent and Purchaser, dated on or about the date hereof, in respect of shares of Company Common Stock beneficially owned by the Director Stockholders.

“Stockholder Approval” has the meaning set forth in Section 7.3(a).

“Subsidiary” means, with respect to the Company, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) the Company or any other subsidiary of the Company is a general partner or a managing member, (ii) the Company and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) the Company and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than fifty percent (50%) of the equity, membership, partnership or similar interests.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited or initiated in violation of this Agreement to acquire all or substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a sale of its assets or other similar transaction, (i) on terms and conditions that the Company Board concludes in good faith after consultation with the Financial Advisor and outside legal counsel to be more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement and which transaction would result in the receipt by the holders of Company Common Stock of consideration economically superior to the consideration such holders are to receive in the transactions contemplated by this Agreement, taking into account all the terms and conditions of such Acquisition Proposal (but excluding any impact on the Director Stockholders of the terms of any stockholders agreement or the absence thereof included as a facet thereof) and this Agreement and the Stockholder Agreements (including any bona fide offer or proposal by Parent to amend the terms of this Agreement and/or the Stockholder Agreements), (ii) that in the good faith judgment of the Company Board (after consultation with the Financial Advisor and outside legal counsel) is reasonably capable of being completed timely on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) for which financing, to the extent required, is then committed.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Law” means any state “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Law.

“Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied (including electronically) to a taxing authority in connection with Taxes.

“Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, unclaimed property, payroll and franchise taxes imposed by any Governmental Authority responsible for the imposition of taxes and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, including liability for the payment of any Taxes as a result of being or having been a member of an Affiliated Group on or before the Effective Time, or a party to any agreement or arrangement whereby liability of the Company or any of its Subsidiaries for payments of such amounts was determined or taken into account with reference to the liability or income of any other Person.

“Termination Fee” means an amount equal to Ten Million Five Hundred Thousand Dollars ($10,500,000), less Expenses theretofore paid by the Company to Parent pursuant to Section 9.3(b).

“Third Party Intellectual Property” means any Intellectual Property owned by a third party to which the Company or any of its Subsidiaries has a license, sublicense or other agreement, including Software used for internal business processes and operations, but excluding any Intellectual Property that is licensed on an exclusive basis to Company or any of its Subsidiaries.

“U.S. Export and Import Laws” has the meaning set forth in Section 4.19(a).

“Warrants” has the meaning set forth in Section 3.4.

1.2 Construction. Unless expressly specified otherwise, whenever used in this Agreement, the terms “Annex,” “Appendix,” “Article,” “Exhibit,” “Schedule” and “Section” refer to annexes, appendices, articles, exhibits, schedules and sections of this Agreement. Whenever used in this Agreement, the terms “hereby,” “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including all articles, sections, schedules and exhibits hereto. Whenever used in this Agreement, the terms “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. Whenever the context of this Agreement permits, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. “Days” means calendar days unless otherwise specified. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and also shall be deemed to refer to such Laws as they may be amended after the date of this Agreement. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, the Company shall not be deemed to be an Affiliate or Subsidiary of Purchaser or Parent. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of any provision of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party (or any Affiliate thereof) by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the CGCL and the DGCL, Purchaser shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and, in accordance with the CGCL and the DGCL, shall succeed, without other transfer, to all the rights and property of Purchaser and shall be subject to all the debts and liabilities of Purchaser in the same manner as if the Surviving Corporation had itself incurred them.

2.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the merger (the “Closing”) shall take place at 10:00 a.m. on the second (2nd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VIII (other than those that by their terms cannot be satisfied until the time of the Closing but subject to the fulfillment or waiver of such conditions), at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, or at such other time, date or place agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall cause (a) an Agreement of Merger in a form acceptable to the parties together with the related officers’ certificates required by Section 1103 of the CGCL to be filed with the Secretary of State of the State of California, (b) an Agreement of Merger in a form acceptable to the parties or the certificate described in Section 252(c) of the DGCL to be filed with the Secretary of State of the State of Delaware (the documents to filed pursuant to the foregoing clause (a) and this clause (b) each a “Certificate of Merger”) and (c) all other filings, recordings, certifications, publications required by the DGCL and CGCL, in such forms as required by such Laws, to be duly prepared, executed and made. The Merger shall become effective on the date of the filings of the applicable Certificates of Merger with the Secretaries of State of the State of California and the State of Delaware at the time specified therein or at such subsequent time and date as Parent and the Company shall agree and specify in the Certificates of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 1107 of the CGCL and Section 259 of the DGCL.

2.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of the Company, as amended, shall be amended in its entirety to read as set forth on Exhibit A hereto, and as so amended shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein and by applicable Law, and the bylaws of Purchaser in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable Law.

2.6 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time will be the initial directors and officers of the Surviving Corporation until their successors are elected and qualified.

ARTICLE III

CONVERSION OF SECURITIES IN THE MERGER

3.1 Effect of Merger on Capital Stock.

(a) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 3.1(a)(ii) below and any Dissenting Shares) shall be automatically cancelled and extinguished and be converted into and become the right to receive from the Surviving Corporation $7.00 in cash per share without any interest thereon (the “Merger Consideration”), and all other rights of the holder thereof with respect thereto shall cease to exist;

(ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent, Purchaser or the Company or any direct or indirect Subsidiary of Parent or the Company shall automatically be cancelled, and no payment shall be made with respect thereto; and

(iii) each share of Purchaser’s capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation.

(b) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

(c) Dissenting Shares.

(i) Notwithstanding anything in this Agreement to the contrary, any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and which is held by a holder who: (a) is entitled to demand and who has made written demand upon the Company for the purchase of such shares and payment in cash of the “fair market value” thereof in the manner prescribed by Chapter 13 of the CGCL (the “Demand Notice”); and (b) has perfected such holder’s rights in accordance with Chapter 13 of the CGCL, shall be deemed a “Dissenting Share.”

(ii) If the number of Dissenting Shares as of the Effective Time equals or exceeds five percent (5%) of the total number of shares Company Common Stock issued and outstanding as of the Effective Time (the “Dissenting Threshold”), then no holder of any Dissenting Shares shall be entitled to payment of the Merger Consideration in respect of such Dissenting Shares, and at the Effective Time all such Dissenting Shares shall no longer be outstanding and shall be automatically cancelled and shall cease to exist and, except as otherwise provided by applicable Law, each holder of any such Dissenting Shares shall cease to have any rights with respect to the Dissenting Shares, other than such rights as are granted by Chapter 13 of the CGCL.

(iii) Notwithstanding anything to the contrary herein, if a holder of any Dissenting Shares shall fail to perfect or otherwise waives, withdraws or loses such holder’s rights under Chapter 13 of the CGCL or a court of competent jurisdiction determines that such holder is not entitled to relief under Chapter 13 of the CGCL, then any such shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as set forth in Section 3.1(a)(i) of this Agreement, without any interest thereon.

(iv) If the Dissenting Threshold is not met, any share that had previously been a Dissenting Share shall no longer be regarded as such and any such shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as set forth in Section 3.1(a)(i) of this Agreement, without any interest thereon.

(v) The Company shall give Parent (A) prompt notice of any Demand Notice received by the Company, withdrawals thereof and any other instruments served pursuant to Chapter 13 of the CGCL and received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to the exercise of any rights of the holder of Dissenting Shares under Chapter 13 of the CGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such exercise of any such rights of the holder of Dissenting Shares under Chapter 13 of the CGCL or offer to settle or settle any such rights. The parties hereto agree that they will not, and this Agreement does not, confer or seek to confer upon any holder of Company Common Stock any dissenters rights or appraisal rights greater than those provided by Chapter 13 of the CGCL or otherwise expand or seek to expand the rights provided by Chapter 13 of the CGCL.

3.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company (or such other Person as shall be reasonably acceptable to the Company) to act as agent (the “Paying Agent”) for the payment after the Effective Time of the Merger Consideration upon surrender of stock certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to Section 3.1(a)(i) (each, a “Certificate”) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required, in the manner provided in Section 3.2(g)). From time to time after the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent, on a timely basis as and when needed, cash necessary for payment of the Merger Consideration pursuant to Section 3.1(a)(i) upon surrender of Certificates (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required, in the manner provided in Section 3.2(g)) (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, but in any event not later than the fifth (5th) Business Day following the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon receipt of the Certificate by the Paying Agent and shall be otherwise in such form and have such other provisions as Parent and the Company reasonably agree and specify before the Closing) and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock formerly represented by such Certificate shall have been converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock formerly represented by such Certificate have been converted pursuant to Section 3.1(a). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Company Capital Stock. The Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided for in this Article III.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates on the date that is nine (9) months after the Effective Time shall, upon demand, be delivered by the Paying Agent to Parent, and any holder of a Certificate who has not theretofore complied with this Article III shall thereafter look only to Parent for payment of the Merger Consideration, but shall have no greater rights against Parent than may be accorded to a general unsecured creditor of Parent under applicable Law.

(e) No Liability. None of Parent, its Affiliates, Purchaser, the Company, the Surviving Corporation or the Paying Agent or their respective Representatives shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to the five (5) -year anniversary of the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent. No investment loss or other loss incurred by the Exchange Fund shall affect the Merger Consideration payable pursuant to this Article III, and if such loss is realized Parent shall promptly deposit cash into the Exchange Fund to the extent necessary to satisfy the payment obligations set forth in this Article III.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 3.1(a)(i) in exchange for such lost, stolen or destroyed Certificate, upon the making by the holder thereof of an affidavit of such loss, theft or destruction with such assurances as Parent, in its discretion and as a condition precedent to the payment of the Merger Consideration, may require of the holder of such lost, stolen or destroyed Certificate, and upon posting by such holder of a bond in such reasonable amount as Parent may direct as indemnity against any claim in respect thereof.

(h) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such amounts that it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent. If and to the extent that amounts so withheld are not paid to a taxing authority, such amount shall be tendered to the former holder of the shares of Company Common Stock in respect of which such deduction and withholding were made by Purchaser.

3.3 Stock Options and Other Stock-based Compensation.

(a) Payment for Company Stock Options. Promptly following the execution of this Agreement, the Company shall deliver written notice to each holder of any option to acquire shares of capital stock of the

Company (each, a “Company Stock Option” and each holder thereof a “Company Stock Option Holder”) that is outstanding at such time, which written notice shall inform each Company Stock Option Holder that (i) all Company Stock Options, whether or not then vested or exercisable, shall be exercisable as of the Effective Time by delivery of written notice to the Company of such Company Stock Option Holder’s intent to exercise its Company Stock Options and (ii) all Company Stock Options that remain unexercised as of the Effective Time shall be cancelled as of the Effective Time without payment of consideration of any kind to the Company Stock Option Holders holding such unexercised Company Stock Options. The Company shall take all requisite action so that, as of the Effective Time, (A) each Company Stock Option for which the Company has received a written notice of intent to exercise from the applicable Company Stock Option Holder immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option and (B) each Company Stock Option that remains unexercised as of the Effective Time shall be cancelled as of the Effective Time without payment of consideration of any kind to the Company Stock Option Holder holding such unexercised Company Stock Option.

(b) Payment for Company Stock Awards. The Company shall take all requisite action so that, as of the Effective Time, each restricted unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Company stock award plan, other than Company Stock Options (each, a “Company Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company, the holder of that Company Stock Award or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (y) the Merger Consideration.

(c) Necessary Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a) and (b) of this Section 3.3.

(d) Withholding. All amounts payable pursuant to this Section 3.3 shall be subject to any required withholding of Taxes and shall be paid without interest.

(e) Termination of Company Stock Plans. The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Company Employee Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall terminate and be deleted as of the Effective Time, and the Company shall use its commercially reasonable efforts to ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan or other Company Employee Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

3.4 Warrants. At the Effective Time, and in accordance with the terms of each warrant to purchase shares of capital stock of the Company that is listed on Section 3.4 of the Company Disclosure Schedule (collectively, the “Warrants”) and that is issued and outstanding immediately prior to the Effective Time, unless otherwise elected by the holder of any such Warrant, Parent shall cause the Surviving Corporation to issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock in respect of such Warrant (on an as-converted basis) multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Warrant. From and after the Closing, Parent shall cause the Surviving Corporation to comply with all of the terms and conditions set forth in each such replacement warrant, including the obligation to make the payments contemplated thereby upon exercise thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Purchaser, subject to those exceptions set forth in the disclosure schedule delivered by the Company to Parent herewith (the “Company Disclosure Schedule”) (the disclosure of an item in one section of the Company Disclosure Schedule as an exception or information relating to a particular representation or warranty being deemed adequately disclosed as an exception with respect to all other representations and warranties to the extent that the relevance of such item to such representations and warranties is reasonably apparent on the face of the disclosed item), as follows:

4.1 Organization, Standing and Power; Subsidiaries.

(a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, which have not had, and are not reasonably likely to have, a Material Adverse Effect.

(b) Subsidiaries. Section 4.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries as of the date hereof, the jurisdiction of organization or incorporation of each such Subsidiary, and the Company’s direct or indirect equity interest therein. Except as so listed or set forth in Section 4.1(b) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated. Except as set forth in Section 4.1(b) of the Disclosure Schedule, none of the Company or any of its Subsidiaries has at any time been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity.

(c) Organizational Documents. The Company has made available to Parent complete and accurate copies of the Articles of Incorporation and Bylaws of the Company, each as amended, and the charter, bylaws or other organizational documents of each Subsidiary of the Company, each as amended. All of such organizational documents are in full force and in effect as of the date hereof in the form made available to Parent.

4.2 Capitalization.

(a) Authorized and Outstanding Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of March 25, 2010, (i) 32,344,134 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company and no shares of Company Common Stock are held by Subsidiaries of the Company, and (iii) no shares of Company Preferred Stock were issued and outstanding. No issued and outstanding shares of Company Common Stock are subject to a repurchase or redemption right or right of first refusal or condition of forfeiture in favor of the Company.

(b) Options and Other Shares Reserved for Issuance. Section 4.2(b)(i) of the Company Disclosure Schedule lists as of March 25, 2010 (1) the number of shares of Company Common Stock reserved for future issuance pursuant to Company Stock Options, Company Stock Awards and Warrants granted and outstanding, and (2) the plans or other arrangements under which such Company Stock Options and Company Stock Awards were granted (collectively, the “Company Stock Plans”). Section 4.2(b)(i) of the Company Disclosure Schedule also sets forth as of March 25, 2010 a complete and accurate list, subject to applicable Law, of all holders of outstanding Company Stock Options or Company Stock Awards, indicating with respect to each Company Stock Option and Company Stock Award, (1) the number of shares of Company Common Stock subject to such Company Stock Option or Company Stock Award, (2) the exercise price, date of grant and expiration date of such Company Stock Option or Company Stock Award, (3) any acceleration provisions or milestones / vesting dates applicable to such Company Stock Option or Company Stock Award, and (4) whether the exercisability of such Company Stock Option or Company Stock Award will be accelerated in any way by the transactions contemplated by this Agreement (and if so, under which Company Stock Plan and to what extent). The Company has made available to Parent copies of the forms of option grant and award grant under each Company Stock Plan, and all Company Stock Options and Company Stock Awards are pursuant to such forms. Except as set forth in Section 4.2(a), this Section 4.2(b) and Section 4.2(b)(i) of the Company Disclosure Schedule, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, securities, calls, rights, commitments, instruments or agreements of any kind or character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement, except as expressly contemplated by this Agreement. None of the Company or any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as set forth in Section 4.2(b)(i) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to or is bound by any, and to the Company’s Knowledge, there are no, agreements or understandings with respect to the voting (including voting trusts and/or proxies) or sale or transfer (including agreements imposing transfer restrictions) or registration rights agreements of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any rights agreement, “poison pill”, anti-takeover plan or other agreement or understanding with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries. The Company has made available to Parent accurate and complete copies of all Company Stock Plans and has made available forms of all agreements evidencing Company Stock Options, Company Stock Awards or Warrants.

(c) Status of Shares. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CGCL, the Company’s Articles of Incorporation or Bylaws, each as amended, or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other Person. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are no issued and outstanding bonds, debentures, notes or other indebtedness having general voting rights (including the right to vote upon any of the matters contemplated hereby, including the Merger and the election of directors) (or convertible into, or exchangeable for, securities having such rights) of the Company or any of its Subsidiaries.

(d) Capital Stock of Subsidiaries. Except as set forth in Section 4.2(d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock and other equity securities or interests of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid (to the extent applicable), nonassessable (to the extent applicable) and free of preemptive rights, and all such shares are owned, of record and beneficially, by the Company free and clear of all Liens, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature.

4.3 Authority; No Conflict; Required Filings and Consents.

(a) Power and Authority; Execution and Delivery. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, in connection with the Merger, approval of the principal terms of the Merger by the holders of a majority of the outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as and to the extent such may be required by the CGCL and DGCL). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution, and delivery by the other parties to this Agreement, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to general principles of law and equity and the discretion of the court before which any proceeding may be brought).

(b) Absence of Conflicts. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of the Company, each as amended, or the charter, bylaws, or other organizational document of any Subsidiary of the Company, (ii) except as set forth in Section 4.3(b) of the Company Disclosure Schedule, conflict with or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit or creation of any material obligation) under, or require a consent, waiver, approval, authorization or notice under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets are bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (vi) of Section 4.3(c) hereof, conflict with or violate any Permit, Order or Law applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the cases of clauses (ii) and (iii) of this Section 4.3(b) for any of the matters referenced in such clauses which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(c) Absence of Required Consents. No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing (any of the foregoing, a “Consent”) with any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and Other Antitrust Laws, (ii) the filing of the applicable Certificates of Merger with the Secretaries of State of the State of California and the State of Delaware, (iii) filings or consents under and compliance with the Exchange Act as may be required in connection with this Agreement and the Merger, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, (v) filings with the NASDAQ Stock Market, (vi) the consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings set forth in Section 4.3(b) of the Company Disclosure Schedule or Section 4.3(d) and (vii) such other Consents which are not, individually or in the aggregate, material.

(d) Required Vote. The affirmative vote for approval of the principal terms of the Merger by the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Stockholders Meeting is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary to adopt this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

(e) Actions by the Company Board. The Company Board, at a meeting duly called and held, has (i) determined that each of the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) declared the advisability of and duly approved this Agreement and the transactions contemplated hereby, including the Merger, which approval is sufficient to satisfy the requirements of Section 1101 of the CGCL, (iii) resolved to recommend that holders of shares of Company Common Stock approve the principal terms of the Merger (the “Recommendation”), and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state Takeover Law or similar Law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement, and, as of the date hereof, none of the aforesaid actions by the Company Board has been amended, rescinded or modified. No Takeover Law is applicable to the Merger or the transactions contemplated by this Agreement.

4.4 SEC Filings; Financial Statements; Information Provided.

(a) Company SEC Reports. Except as set forth in Section 4.4(a) of the Company Disclosure Schedule, the Company has filed with the SEC all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2005 (including all certifications required pursuant to the Sarbanes-Oxley Act), and copies of all such registration statements, forms, reports and other documents filed by the Company with the SEC since such date are publicly available. All such registration statements, forms, reports, certificates and other documents filed by the Company and that it may file after the date hereof until the Closing are referred to herein as the “Company SEC Reports.” The Company SEC Reports (i) were, except as set forth in Section 4.4(a) of the Company Disclosure Schedule, filed on a timely basis, (ii) at the time filed, or if amended, as of the time of the last such amendment prior to the date of this Agreement, were prepared in compliance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 15(d) of the Securities Act or Section 13(a) of the Exchange Act. Neither the Company nor any of its Subsidiaries is a party to or is bound by, and neither the Company’s nor its Subsidiaries’ assets or properties are subject to, any Contract required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K filed prior to the date hereof that is not disclosed in the Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 26, 2010 (including the consolidated financial statements of the Company set forth therein, the “2009 Form 10-K”).

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes and schedules) (the “Company Financial Statements”) contained in the Company SEC Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act), (iii) fairly presented the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not material in amount, and (iv) were prepared from, are in accordance with and accurately reflect in all material respects, the Company’s books and records as of the times and for the periods referred to therein.

(c) Sarbanes-Oxley Act. The Company and its Subsidiaries are, and have been, in compliance with the applicable provisions of the Sarbanes-Oxley Act. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any Subsidiary of the Company has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. Neither the Company nor any Subsidiary of the Company is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any Subsidiary of the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)). The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Since January 1, 2005, there has not been any change in or waiver of the Company’s code of ethics, and to the Company’s Knowledge, there have been no violations of the Company’s code of ethics by its principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or other senior executive officers. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NASDAQ Global Market, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Internal Controls. Except as described in the 2009 Form 10-K, the Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management and the Company Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company Financial Statements. Except as described in the 2009 Form 10-K, no material weakness was identified in management’s assessment of internal controls as of December 31, 2009 (nor has any such material weakness since been identified). The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 4.4(d) of the Company Disclosure Schedule (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of the foregoing, the terms “significant deficiency” and “material weakness” have the meaning assigned to such terms in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement. The audit committee of the Company Board includes an Audit Committee Financial Expert, as defined by Item 401(h)(2) of Regulation S-K.

(e) Disclosure Controls and Procedures. The Company’s and its Subsidiaries’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that (x) information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (y) such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(f) No Resignation. Without limiting the generality of the foregoing, Deloitte & Touche LLP has not resigned or been dismissed as the independent registered public accounting firm of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting practices which materially impacts or would require the restatement of any previously issued financial statements, covering one or more years or interim periods for which the Company is required to provide financial statements, such that they should no longer be relied upon.

4.5 Absence of Undisclosed Liabilities. Except (a) as set forth in Section 4.5 of the Company Disclosure Schedule, (b) as disclosed in the Company Financial Statements, (c) for normal or recurring liabilities incurred since December 31, 2009 in the Ordinary Course of Business or (d) for liabilities that are not material to the Company, neither the Company nor its Subsidiaries have incurred any liabilities, either accrued, contingent or otherwise, required to be reflected in financial statements in accordance with GAAP.

4.6 Absence of Certain Changes or Events.

(a) Except as set forth in Section 4.6 of the Company Disclosure Schedule, since December 31, 2009, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date there has not been any change, event, circumstance, development or effect that individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

(b) Except as set forth in Section 4.6 of the Company Disclosure Schedule, since December 31, 2009 through the date hereof, the Company has not

(i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, except for any cash dividends by Subsidiaries to another Subsidiary or the Company;

(ii) except for Company Common Stock issued or delivered pursuant to Company Stock Plans and for the issuance, grant or delivery of awards pursuant thereto, issued, delivered, sold, granted, pledged or otherwise disposed of or encumbered any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units or securities the value of which is measured by such securities, or amend the terms of any of the foregoing, except as expressly contemplated by Section 3.3 of this Agreement;

(iii) acquired (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any other Person or division thereof or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;

(iv) amended its Articles of Incorporation, Bylaws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

(v) except in the Ordinary Course of Business, sold, leased, licensed, pledged, or otherwise disposed of or encumbered any properties or assets of the Company or of any of its Subsidiaries;

(vi) except for sales of inventory that are in the Ordinary Course of Business, sold, disposed of, or otherwise transferred any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, Contracts or Intellectual Property or any assets or the stock of any Subsidiaries);

(vii) (i) except in the Ordinary Course of Business, incurred or suffered to exist any indebtedness for borrowed money other than such indebtedness reflected on the Company Balance Sheet or guaranteed any such indebtedness of another Person, (ii) except in the Ordinary Course of Business, issued, sold or amended any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guaranteed any debt securities of another Person, entered into any “keep well” or other agreement to maintain any financial statement condition of another Person or entered into any arrangement having the economic effect of any of the foregoing, (iii) made any loans or advances (in each case other than for employee travel or other business purposes or for employee tuition reimbursement in each case in the Ordinary Course of Business) or capital contributions to, or investments in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) except in the Ordinary Course of Business, entered into any hedging agreement or other financial agreement or arrangement the value of which may change with fluctuations in commodities or equities, prices or exchange rates or other derivative instruments;

(viii) made any change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law or, except as so required, changed any assumption underlying, or method of calculating, any bad debt, contingency or other reserve or revalue any assets, or make any change in its fiscal year;

(ix) (i) except in the Ordinary Course of Business entered into, or modified the terms of, any Contract relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, the Company or any of its Subsidiaries or (ii) licensed, or modified the terms of any license of, any material intellectual property rights to or from any third party, other than non-exclusive licenses which may be canceled without penalty by the Company or its Subsidiaries upon written notice of thirty (30) days or less;

(x) (i) made or rescinded any Tax election, (ii) settled or compromised any Tax liability, (iii) amended any Tax Return, (iv) made a request for a written ruling of a taxing authority relating to Taxes or file a request for a pre-filing agreement or similar procedure or (v) entered into a legally binding agreement with a taxing authority with respect to Taxes;

(xi) closed (except pursuant to the existing terms of leases disclosed in Section 4.12(b) of the Company Disclosure Schedule entered into prior to the date of this Agreement (and without giving effect to the transactions contemplated by this Agreement)) or opened any material facility or office; or

(xii) authorized any of, or committed or agreed, in writing or otherwise, to take any of, the foregoing actions.

4.7 Agreements, Contracts and Commitments; Insurance.

(a) All of the Contracts required to be set forth in paragraphs (b), (c) and (e) of Section 4.7 of the Company Disclosure Schedule are valid, subsisting, in full force and effect, binding upon the Company or one of its Subsidiaries, as applicable, and, to the Company’s Knowledge, binding upon the other parties thereto in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to general principles of law and equity and the discretion of the court before which any proceeding may be brought). Except to the extent it does not have a Material Adverse Effect, no condition exists that with notice or lapse of time or both would constitute a default by the Company and/or any of its Subsidiaries, as applicable, thereunder, nor, to the Company’s Knowledge, is any other party to any such Contract in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. The Company has made available to Parent true and complete copies of all of the Contracts referred to in paragraphs (b), (c) and (e) of this Section 4.7. Notwithstanding anything to the contrary set forth in this Section 4.7, solely for purposes of this Section 4.7, the term “Contract” shall not include any Government Contract.

(b) Section 4.7(b) of the Company Disclosure Schedule sets forth a list of (i) each employment agreement between the Company (or any of its Subsidiaries) and (A) the Chief Executive Officer of the Company (the “CEO”), (B) each officer or employee who reports directly to the CEO, and (C) each officer or employee who reports directly to any of the persons identified in Subsection 4.7(b)(ii)(B); and (ii) all change in control agreements to which the Company or any of its Subsidiaries is a party.

(c) Except as set forth in Section 4.7(c) of the Company Disclosure Schedule, as of the date hereof, no executive officer or director of the Company or any of its Subsidiaries is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest, directly or indirectly, in any property owned by the Company or any of its Subsidiaries (except as a stockholder of the Company). Complete and accurate copies of all Contracts set forth in Section 4.7(c) of the Company Disclosure Schedule have heretofore been furnished or otherwise made available to Parent. Except as described in the 2009 Form 10-K, neither the Company nor any of its Subsidiaries has entered into any transaction with any Company Person or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

(d) Neither the Company nor any of its Subsidiaries is a party or subject to a non-competition or other similar Contract or Order that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business by the Company or any of its Subsidiaries in any material respect. Except as set forth in Section 4.7(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it or any of its Subsidiaries or their respective successors is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business. None of the Company or any of its Subsidiaries is a guarantor of indebtedness of any other Person other than the Company or its Subsidiaries.

(e) Each of the Company and its Subsidiaries maintains insurance policies (the “Insurance Policies”) with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 4.7(e) of the Company Disclosure Schedule lists each Insurance Policy (including Insurance Policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which Company or any Subsidiary is currently a named insured. With respect to each Insurance Policy: (A) the policy is legal, valid, binding, enforceable (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally) and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally) and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company nor any of its Subsidiaries, nor, to Company’s Knowledge, any other party to the policy, is in material breach or default thereof (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration, under the policy; and (D) to the Company’s Knowledge no party to the policy has repudiated any provision thereof. Section 4.7(e) of the Company Disclosure Schedule describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

4.8 Government Contracts.

(a) Government Contracts and Bids. Set forth in Section 4.8(a) of the Company Disclosure Schedule is a listing of all Government Contracts involving performance of services or delivery of goods or materials by any Person of an amount or value in excess of $250,000 (i) to which Contract the Company or any of its Subsidiaries is currently a party or to which the Company or any of its Subsidiaries is currently bound, or (ii) under which Contract the last payment was made within the two years prior to the date of this Agreement. The Company, its Subsidiaries and Affiliates have complied with all material terms and conditions of each Government Contract and Bid to which it is a party or subject. Further, all representations and certifications made by the Company or any of its Subsidiaries or Affiliates with respect to any Government Contract or Bid were complete and accurate as of their effective date and the Company and its Subsidiaries and Affiliates have complied in all material respects with all such representations and certifications.

(b) Undue Influence. None of the Company, any of its Subsidiaries nor any of their current (or, to the Company’s Knowledge, former) Company Persons or representatives, or any Person associated with or acting for or on their behalf, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain or pay for favorable treatment for business or Government Contracts (regardless of whether such favorable treatment or Government Contracts were actually awarded) or other contracts secured, (ii) to obtain special concessions or for special concessions already obtained, or (iii) otherwise in violation of any Law. No payment or other benefit has been made or conferred by the Company or by any of its Subsidiaries or by any Person on behalf of the Company or any of its Subsidiaries in connection with any Government Contract or Bid in violation of applicable Laws (including procurement Laws, the Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1 et seq.) or international anti-bribery conventions and local anti-corruption and bribery Laws). Neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or any of its Subsidiaries or any agent thereof has violated or is in violation of, or has liability under, any such Laws.

(c) Small Business Awards. Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, no Open Government Contract was awarded to Company, its Subsidiaries or Affiliates pursuant to the Small Business Innovative Research (“SBIR”) program or any set-aside program (small business, small disadvantaged business, 8(a), woman owned business, etc.) or as a result of the Company’s, its Subsidiaries’ or Affiliates’ “small business” or other preferred status under applicable Law.

4.9 Litigation. Except for Proceedings that do not involve an amount in controversy in excess of $100,000 or as set forth in Section 4.9 of the Company Disclosure Schedule or as set forth in the Company SEC Reports, as of the date hereof there are no Proceedings (except for routine audits with respect to Government Contracts in the Ordinary Course of Business) pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, or any of their material properties, assets or rights. None of the Company or any of its Subsidiaries is subject to any Order, whether temporary, preliminary or permanent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.10 Environmental Matters.

(a) Compliance. Except as set forth in Section 4.10(a) of the Company Disclosure Schedule or which would not result in a Material Adverse Effect:

(i) the Company and each of its Subsidiaries are currently in compliance with, and have at all times during the past five (5) years been in compliance with, all applicable Environmental Laws;

(ii) there is no Release or, to the Company’s Knowledge, threatened Release of any Hazardous Substances at the properties currently owned, leased or operated by the Company or any of its Subsidiaries which is required to be remediated under applicable Environmental Laws;

(iii) to the Company’s knowledge, there was no Release or threatened Release of any Hazardous Substances by the Company or any of its Subsidiaries at the properties formerly owned, leased or operated by the Company or any of its Subsidiaries during the period of time such properties were owned, leased or operated by the Company or any of its Subsidiaries which is required to be remediated or reported under applicable Environmental Laws;

(iv) none of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information, nor is the Company or any of its Subsidiaries aware of any pending or, to the Company’s Knowledge, threatened notice, demand, letter, claim or request for information, alleging that the Company or any of its Subsidiaries is or may be liable for violations under any Environmental Law; and

(v) none of the Company or any of its Subsidiaries is subject to any pending or, to the Company’s Knowledge, threatened Orders issued by any Governmental Authority or any indemnity or other agreement entered with any other Person, including leases for real property, imposing liabilities or obligations on the Company or any of its Subsidiaries under any Environmental Law (other than standard lease indemnities or obligations to adhere to Environmental Laws or Hazardous Substance control requirements).

(b) Sole Environmental Representation. This Section 4.10 constitutes the sole representation and warranty of the Company and its Subsidiaries with respect to Environmental Laws.

4.11 Taxes.

(a) Filing of Tax Returns and Payment of Taxes; Definitions. Except as set forth in Section 4.11(a) of the Disclosure Schedule, the Company and each of its Subsidiaries and any affiliated, consolidated, combined, unitary or aggregate group (each, an “Affiliated Group”) of which the Company or any of its Subsidiaries is or was a member has timely filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects based on all applicable Laws and regulations. The Company and each of its Subsidiaries have paid on a timely basis all material Taxes that are or were due and payable regardless of whether they were shown as payable on the applicable Tax Return. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet (other than any accruals and reserves for “deferred taxes” or similar items that reflect timing differences between Tax and financial accounting principles). Except as set forth in Section 4.11(a) of the Disclosure Schedule, all material Taxes that the Company or any of its Subsidiaries is or was required by Law to withhold or collect (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any other Laws) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority.

(b) Deficiencies and Audits. The Company has made available to Parent correct and complete copies of all material federal income Tax Returns for all periods from and after January 1, 2006, together with related material examination reports and material statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries for all periods from and after January 1, 2006. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 4.11(b) of the Company Disclosure Schedule. The Company has made available to Parent correct and complete copies of all other material Tax Returns of the Company or its Subsidiaries for all periods from and after January 1, 2006, together with all related material examination reports and material statements of deficiency for all periods from and after January 1, 2006. Except as set forth in Section 4.11(b) of the Disclosure Schedule, no material examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or, to the Company’s Knowledge, threatened or contemplated. Except as set forth in Section 4.11(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to an extension of time with respect to a material Tax assessment or deficiency.

(c) FIRPTA. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(d) Change in Accounting Method. There are no adjustments under Section 481 of the Code (or any similar adjustments or any provision of the Code or the corresponding federal, state or local Laws related to Taxes) that are required to be taken into account by the Company or any of its Subsidiaries by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

(e) Absence of Group Memberships and Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an Affiliated Group, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement, or is liable for the Taxes of any other person (other than the Company or any of its Subsidiaries) as a transferee or successor, by contract, or otherwise.

(f) Section 355. Neither the Company nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(g) Tax Shelters; Disclosure Statements. Except as set forth in Section 4.11(g) of the Disclosure Schedule, none of the Company or any of its Subsidiaries has ever entered into or been a party to (i) a transaction subject to registration pursuant to Code Section 6111 as a “reportable transaction” as defined in Code Section 6707A(c)(1) and within the meaning of Code Section 6111(b)(2) or a “tax shelter” as defined in former Code Section 6111(c) or (d), (ii) a transaction subject to the list requirements of Code Section 6112, or (iii) a tax shelter within the meaning of Code Section 6662(d). None of the Tax Returns filed by the Company or any of its Subsidiaries contained a disclosure statement under Sections 6011 or 6662 of the Code (or any predecessor statute) or any similar provision of any other Law.

(h) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s financial statements.

(i) Tax Jurisdictions. No material unresolved claim has been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(j) Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(k) Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date or (ii) installment sale made on or prior to the Closing Date.

4.12 Real Property; Assets.

(a) Owned Property. Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all real properties owned by the Company or any of its Subsidiaries (collectively “Company Properties”) and the location and owner(s) of such real properties. Except as listed in Section 4.12(a) of the

Company Disclosure Schedule, the Company and its Subsidiaries have good and marketable fee simple title to the Company Properties free and clear of any Liens, except for Liens imposed by Law in respect of obligations not yet due which are owed in respect of Taxes and Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

(b) Leased Real Properties. Section 4.12(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real properties leased, subleased or licensed by the Company or its Subsidiaries (collectively “Company Leases”) and the location, lessor(s) and lessee(s) of such real properties. Except as would not result in a Material Adverse Effect, (i) none of the Company or any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any Company Lease, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of any Company Lease and (ii) except as set forth in Section 4.12(b) of the Company Disclosure Schedule, each of the Company Leases is in full force and effect and is enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to general principles of law and equity and the discretion of the court before which any proceeding may be brought) and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, the Company has made available to Parent complete and accurate copies of the Company Leases.

(c) Assets. Except as would not result in a Material Adverse Effect, (i) the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all buildings, plants, machinery, equipment and other tangible assets used by them, reflected on the Company Balance Sheet or acquired after the date thereof, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Company Balance Sheet, (ii) all such properties and assets (w) together are sufficient for the continued conduct of such businesses immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing, (x) are structurally sound in all material respects, (y) are in good operating condition and repair, normal wear and tear excepted, and (z) are adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost or for which Company or its Subsidiaries is not liable and (iii) all such properties and assets are owned free and clear of all Liens.

4.13 Intellectual Property.

(a) Schedule of Company Intellectual Property. Section 4.13(a) of the Company Disclosure Schedule is a complete and accurate list of (i) all Registered Intellectual Property included among the Company Intellectual Property (the “Company Registered Intellectual Property”) and (ii) all material unregistered trademarks included among the Company Intellectual Property. For each listed item, Section 4.13(a)(i) of the Company Disclosure Schedule indicates, as applicable, the record owner of and the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered.

(b) Company Intellectual Property Rights. The Company or one of its Subsidiaries, as applicable, owns, or licenses or otherwise possesses rights to use, without any obligation to make any fixed or contingent payments (except as provided in license agreements or support agreements related to Third Party Intellectual Property, including any royalty payments or honorariums, all as identified on Section 4.13(b) of the Company Disclosure Schedule), all Company Intellectual Property and Third Party Intellectual Property in the conduct of its respective businesses as currently conducted. Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has previously licensed, assigned, transferred or otherwise conveyed any right, title or interest in, to or under any of the Company

Intellectual Property to any other Person. Neither the Company nor any of its Subsidiaries is under any obligation to transfer ownership of, or grant any exclusive license with respect to any Company Intellectual Property to any third party. Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, the Company Intellectual Property is free and clear of all Liens or rights of any other Person to possession or use. To the extent that any Company Intellectual Property has been developed or created by a Company Person or any third party for the Company (or one of its Subsidiaries), the Company (or its applicable Subsidiary) has a written agreement with such Company Person or third party with respect thereto and the Company (or its applicable Subsidiary) either (i) has obtained ownership of and is the exclusive owner of such Intellectual Property by operation of Law or by valid assignment or (ii) has obtained a license thereto sufficient for the conduct of its business as currently conducted.

(c) Contractual Intellectual Property Rights. The execution and delivery of this Agreement and consummation of the Merger will not result in the material breach of, or create on behalf of any other Person the right to terminate or modify, (i) any Contract relating to any Company Intellectual Property or (ii) any Contract relating to Third Party Intellectual Property. Section 4.13(c) of the Company Disclosure Schedule identifies each material Contract pursuant to which the Company or any of its Subsidiaries has been granted any rights to any (x) Third Party Intellectual Property (except for any generally commercially available software, including off-the-shelf Software subject to a shrinkwrap or clickwrap license), or (y) Company Intellectual Property that has been exclusively licensed to the Company or one of its Subsidiaries. All of the foregoing contractual Intellectual Property rights will be available for use by the Surviving Corporation on substantially similar terms and conditions following the Closing.

(d) Valid Rights; No Infringement By Others. The Company’s ownership of or rights to all Company Intellectual Property and Third Party Intellectual Property are subsisting and, to the Company’s Knowledge, valid. To the Company’s Knowledge, no other Person is infringing or misappropriating any of the Company Intellectual Property; and, except as provided in Section 4.13(d) of the Company Disclosure Schedule, the Company Intellectual Property is not subject to any Proceeding or, to the Company’s Knowledge, any threatened Proceeding, or any outstanding Permit, Contract or Order restricting in any manner the use, transfer, or licensing thereof by the Company or its Subsidiaries, or which may materially affect the validity, use, transfer, licensing or enforceability of such Company Intellectual Property. Neither the Company nor any of its Subsidiaries is investigating any potential infringement or misappropriation of the Company Intellectual Property.

(e) No Infringement By the Company. To the Company’s Knowledge, the operation of the business of the Company and its Subsidiaries as such business has been or currently is conducted (including products and Software previously or currently sold, licensed or distributed by the Company or any of its Subsidiaries) has not and does not infringe(d) or misappropriate(d) any Intellectual Property right or other right of any third party, or constitute(d) unfair trade practices under the Laws of any applicable jurisdiction. Except as set forth on Section 4.13(e) of the Company Disclosure Schedule, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

(f) Protection of Proprietary Rights. The Company and each of its Subsidiaries have taken reasonable steps using reasonable business judgment, to protect their respective rights in the Company Intellectual Property (including trade secrets and corresponding rights in confidential information) and any proprietary information of third parties provided to the Company or any of its Subsidiaries.

(g) No Intellectual Property Contracts Affecting Parent. To the Company’s Knowledge, the Company is not party to any Contract under which any other Person would be entitled to receive a license or any other right to Intellectual Property of Parent or any of its Affiliates (other than the Company and its Subsidiaries) following the Closing.

4.14 Employee Benefit Plans.

(a) Company Employee Plans; Definitions. Section 4.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Employee Benefit Plans currently maintained, contributed to, or sponsored, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates and any other material Employee Benefit Plans with respect to which the Company or its Subsidiaries have contingent or ongoing liabilities or obligations (together, the “Company Employee Plans”).

(b) Documentation Relating to Company Employee Plans. With respect to each Company Employee Plan, the Company has furnished to Parent a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any (A) unwritten plan or (B) Company Employee Plan that is not subject to the provisions set forth under the Code); (ii) the most recent annual report (Form 5500) (with respect to those plans for which such form is legally required) filed with the United States Department of Labor – Employee Benefits Security Administration and the Internal Revenue Service, (iii) each current trust agreement, group annuity contract and summary plan description, if any, relating to any such Company Employee Plan that is subject to the provisions set forth in the Code, and (iv) the most recent financial statements for each Company Employee Plan that is funded.

(c) Administration of Company Employee Plans. Each Company Employee Plan has been administered in all material respects in accordance with all applicable Laws (including, where applicable, ERISA and the Code) and the regulations thereunder and in all material respects in accordance with its terms and each of the Company, the Company’s Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet). All filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any material liability under ERISA, the Code or any other applicable Law.

(d) Benefit Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued as required by such Company Employee Plan or applicable Law, and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Company Financial Statements. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Company Employee Plan if so required under the terms of such Company Employee Plan or applicable Law.

(e) Qualification of Company Employee Plans. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination, opinion, or advisory letter, as applicable, from the Internal Revenue Service to the effect that such Company Employee Plan is qualified and the plan and trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. If a determination, opinion or advisory letter has been issued with respect to any Company Employee Plan, such determination, opinion or advisory letter has not been revoked and revocation has not been threatened, and such Company Employee Plan has not been amended or operated since the date of its most recent determination, opinion or advisory letter in any respect, and, no act or omission has occurred, that, in any case, that could reasonably be expected to adversely affect its qualification. Each Company Employee Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code (taking into consideration any corrective action taken with respect to such test), as the case may be, for each of the last four (4) consecutive plan years ending immediately prior to the Closing Date.

(f) Absence of Certain Obligations. Except in the case of a Company Employee Plan covered by Section 4.14(k) of this Agreement, none of the Company, any Company Subsidiary or any ERISA Affiliate has ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA. No Company Employee Plan is funded by a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Company Employee Plan holds securities issued by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates.

(g) Ability to Amend or Terminate. Except as set forth in Section 4.14(g) of the Company Disclosure Schedule, the Company or a Subsidiary of the Company, as applicable, may amend or terminate each Company Employee Plan sponsored or maintained by the Company or the Subsidiary at any time without material liability to the Company or the Subsidiary, and any of the Company’s Subsidiaries which are a party thereto may terminate their participation therein in accordance with the applicable Company Employee Plan documents at any time without material liability to the Company or is Subsidiary, and subject to applicable Law. No Company Employee Plan, plan document or agreement, summary plan description or other written communication distributed generally to Company Persons, by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any Company Employee Plan sponsored or maintained principally by such Company or Subsidiary, as applicable, in accordance with the Company Employee Plan document.

(h) Employment Related Agreements. Except as set forth in Section 4.14(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to (i) any agreement with any current or former stockholder, director, officer, employee, consultant, contractor, subcontractor or agent of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment, compensation or benefit guarantee; or (C) providing severance benefits or other benefits after the termination of employment of such stockholder, director, officer or employee (except as may be required by COBRA); (ii) any agreement, plan or arrangement under which any “disqualified individual,” as defined in Section 280G(c) of the Code, may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) any agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. With respect to any agreement, plan or arrangement identified in Section 4.14(h)(ii) or (iii), the Company has provided to Parent the information necessary to calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement if the Company or Parent may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement. Except for severance obligations imposed by applicable Law, Section 4.14(h) of the Company Disclosure Schedule sets forth a complete list of all documents or other instruments under which the Company or any of its Subsidiaries is obligated to make severance payments, whether pursuant to an Employee Benefit Plan, Contract, or otherwise. Section 4.14(h) of the Company Disclosure Schedule lists all documents or other instruments under which any Company Person is entitled to a compensation guarantee. The Company has, prior to the date hereof, made available to Parent a complete and accurate copy of all of the Employee Benefit Plans, Contracts, documents and other instruments referred to in Section 4.14(h) of the Company Disclosure Schedule.

(i) Retiree Benefits. Except as set forth in Section 4.14(i) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law.

(j) No Violation. (i) Except as set forth in item (i) of Section 4.14(j) of the Company Disclosure Schedule, to the Company’s Knowledge, no Company Person is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant of a former employer or contracting entity relating to the right of any such Company Person to be employed or retained by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary or confidential information of others; and (ii) except as set forth in item (ii) of Section 4.14(j) of the Company

Disclosure Schedule, no officer of the Company or Person performing an equivalent function for any of the Company’s Subsidiaries has given notice to the Company or any of its Subsidiaries that such officer or Person, or any group of employees, intends to terminate his or her employment with the Company or its Subsidiaries, as applicable, and neither the Company nor any of its Subsidiaries have given notice of intention to terminate the employment of any such officer or Person.

(k) Multiemployer Plan. No Company Employee Plan is a “multiemployer plan,” as that term is defined in ERISA Section 4001(a)(3).

(l) Section 409A Compliance. Except as would not reasonably be expected to have a Material Adverse Effect, from January 1, 2007 to the date hereof, each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(m) Health Care Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

4.15 Permits. The Company and each of its Subsidiaries have all Permits required to conduct their businesses as now being conducted, except for such Permits the absence of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect. No suspension or cancellation of any Permits of the Company or any of its Subsidiaries is pending or, to the Company’s Knowledge, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all such Permits except for such failures to so comply which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect. To the Company’s Knowledge, no such Permit will cease to be effective as a result of the consummation of any of the transactions contemplated by this Agreement.

4.16 Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provision of any Law with respect to the conduct of its business, or the ownership or operation of its properties or assets, except which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Any Subsidiary of the Company operating as, or representing itself to be, a minority-owned business or a woman-owned business possesses a certification of such status and there are no pending or, to the Company’s Knowledge, threatened claims or Proceedings challenging the propriety of such certification or the status of any such Subsidiary of the Company as a minority-owned or woman-owned business.

4.17 Labor Matters.

(a) Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, neither the Company, any of its Subsidiaries nor their respective Company Persons is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization. Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, since January 1, 2005, neither the Company nor any of its Subsidiaries has been or is the subject of any Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, in relation to any union organizing activity, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, nor (except as set forth in Section 4.17(a) of the Company Disclosure Schedule), to the Company’s Knowledge, have any such Proceedings or actions been threatened. Section 4.17(a) of the Company Disclosure Schedule lists all Company employees who are not citizens or permanent resident aliens of the United States who are employed by the Company in the United States. The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws regarding employment practices, including Laws relating to workers’ safety and health, sexual harassment, discrimination, equal pay, immigration, wages and hours or workers’ compensation.

(b) All individuals who are or were performing consulting or other services for the Company or its Subsidiaries are or were correctly classified by the Company as either “independent contractors” or “employees” as the case may be, and, at the Closing Date, will qualify for such classification, except for such misclassifications, if any, individually or in the aggregate, which would not be material to the Company. Other than as disclosed in Section 4.17(b) of the Company’s Disclosure Schedule, there are no pending or, to the Company’s Knowledge, threatened Proceedings against the Company or its Subsidiaries by or on behalf of or related to any individuals currently or formerly classified by the Company or its Subsidiaries as “independent contractors” or “consultants” and, to the Company’s Knowledge, there is no basis for any such Proceedings.

4.18 Customers and Suppliers. Section 4.18 of the Company Disclosure Schedule lists each customer of the Company or any of its Subsidiaries that constituted one of the Company’s ten (10) largest customers based upon consolidated revenues in the fiscal year ended December 31, 2009 (each, a “Material Customer”). From January 1, 2009 to the date hereof, to the Company’s Knowledge, no Material Customer has given written notice to the Company or any of its Subsidiaries that it intends to stop or decrease the rate of buying materials, products or services from the Company or any of its Subsidiaries, other than in the Ordinary Course of Business. Section 4.18 of the Company Disclosure Schedule lists each supplier of the Company, or of any of its Subsidiaries, that constituted one of the Company’s ten (10) largest suppliers in the fiscal year ended December 31, 2009 (each a “Material Supplier”). Except as set forth in Section 4.18 of the Company Disclosure Schedule, from January 1, 2009 to the date hereof, no Material Supplier of the Company or any of its Subsidiaries has given written notice to the Company or any of its Subsidiaries that it will stop or decrease the rate of supplying materials, products or services to the Company or its Subsidiaries, other than in the Ordinary Course of Business.

4.19 Export and Import Laws and Regulations Compliance.

(a) Except as set forth on Section 4.19 of the Company Disclosure Schedule, to the Company’s Knowledge, (i) the Company and each of its Subsidiaries is, and for the last five (5) years has been, in compliance in all material respects with all applicable U.S. export and import Laws, including the Arms Export Control Act (22 U.S.C. § 2778), ITAR, the Foreign Corrupt Practices Act (15 U.S.C. § 78 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5), the Export Administration Act (P.L. 96-72), the International Emergency Economic Powers Act (50 U.S.C. § 1701), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Customs Regulations (19 C.F.R. 141 et seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Control, United States Department of the Treasury (collectively, “U.S. Export and Import Laws”), and there are no claims, complaints, charges, investigations, requests for information or disclosures, or proceedings pending or expected or threatened between the Company, any of the Company’s Subsidiaries and the United States government alleging non-compliance with or liability under U.S. Export and Import Laws, and (ii) the Company and each of its Subsidiaries is in compliance in all material respects with all currently applicable non-U.S. export and import laws (“Foreign Export and Import Laws”), and there are no claims, complaints, charges, investigations or proceedings pending or expected or threatened between the Company, any of the Company’s Subsidiaries and a foreign government alleging non-compliance with or liability under Foreign Export and Import Laws.

(b) Except as set forth on Section 4.19 of the Company Disclosure Schedule, to the Company’s Knowledge, the Company and each of its Subsidiaries has prepared and timely applied for all required import and export licenses or other government approvals required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws, for the conduct of their respective businesses, and has conducted their respective businesses in compliance with such licenses in all material respects. The Company has no pending requests for, or with respect to any currently effective, export or import licenses, technical assistance agreements, manufacturing license agreements, warehousing and distribution agreements, commodity jurisdiction determinations, commodity classification rulings, encryption review requests and other authorizations and rulings approved for, or issued to, the Company or any Subsidiary under the U.S. Export and Import Laws and Foreign Export and Import Laws.

4.20 Data and Records. For the purposes of this Section 4.20, “Data Protection Legislation” means the Laws concerning the protection and/or processing of Personal Information, and “Personal Information” means information about an individual who can be identified by the Person who holds that information.

(a) To the Company’s Knowledge, the Company and each of its Subsidiaries has complied in all material respects with all applicable requirements of Data Protection Legislation, including (i) the data protection principles, (ii) requests from data subjects for access to data, and (iii) notification to, or registration with, applicable data protection regulators.

(b) Neither the Company nor any of its Subsidiaries has received any notice from any data protection regulator, a data controller or a data subject (i) alleging non-compliance with any Data Protection Legislation, (ii) requiring the Company or any of its Subsidiaries to change or delete any data (other than as requested by data subjects in the Ordinary Course of Business) or (iii) prohibiting any transfer of data to a place outside the relevant jurisdiction or the European Economic Area.

(c) No individual has claimed or, to the Company’s Knowledge, has the right to claim compensation from the Company or any of its Subsidiaries under any Data Protection Legislation, including for unauthorized or erroneous processing or loss or unauthorized disclosure of data.

4.21 Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement, letter to the stockholders, notice of meeting or forms of proxy to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

4.22 Opinion of Financial Advisor. The Financial Advisor has delivered to the Company a written opinion dated the date of this Agreement to the effect, as of such date, that, on the basis of and subject to the assumptions set forth therein, the cash consideration of $7.00 per share of Company Common Stock to be received by holders of shares of Company Common Stock pursuant to the Merger is fair to the holders of shares of Company Common Stock from a financial point of view (the “Fairness Opinion”), and the Fairness Opinion has not been withdrawn, revoked or modified. The Company has delivered to Parent and Purchaser a signed copy of the Fairness Opinion.

4.23 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, or has claimed entitlement to, or is party to a Contract or commitment of the Company regarding any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expense will be paid by the Company. The Company has made available to Parent a complete and accurate copy of all agreements pursuant to which the Financial Advisor is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser each represent and warrant to the Company, as of the date of this Agreement and as of the Closing Date, as follows:

5.1 Organization, Standing and Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would materially impair its ability to perform its obligations hereunder.

5.2 Authority; No Conflict; Required Filings and Consents.

(a) Power and Authority; Execution and Delivery. Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Purchaser, subject to adoption of this Agreement by Parent in its capacity as the sole stockholder of Purchaser immediately after the execution and delivery hereof, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Purchaser and assuming due and valid authorization, execution, and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Purchaser, enforceable in accordance with its terms, except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to general principles of law and equity and the discretion of the court before which any proceeding may be brought.

(b) Absence of Conflicts. The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Parent, each as amended, or the Articles of Incorporation or Bylaws of Purchaser, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any Contract to which Parent or Purchaser is a party or by which either of them or any of their respective properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (vi) of Section 5.2(d), conflict with or violate any Permit, Order or Law applicable to Parent or Purchaser or any of their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 5.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, would not materially impair the ability of Parent or Purchaser to perform their respective obligations hereunder.

(c) Board Recommendation. The respective Boards of Directors of Parent and Purchaser have declared the advisability of and duly adopted and approved this Agreement and the transactions contemplated hereby, including the Merger.

(d) Absence of Required Consents. No Consent of or with any Governmental Authority is required by or with respect to Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and Other Antitrust Laws, (ii) the filing of the applicable Certificates of Merger with the Secretaries of State of the State of California and the State of Delaware, (iii) filings or consents under and compliance with the Securities Act and the Exchange Act as may be required in connection with this Agreement and the Merger, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, (v) filings with the NASDAQ Stock Market, and (vi) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings the failure of which to make or obtain would not individually or in the aggregate materially impair the ability of Parent or Purchaser to perform their respective obligations hereunder.

5.3 Interim Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any other business activities and has conducted its operations only as contemplated hereby.

5.4 Litigation. There are no Proceedings pending, or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries or any of their respective properties before any Governmental Authority or any arbitrator that could reasonably be expected to materially restrict or enjoin the consummation of the transactions contemplated by this Agreement or prevent or materially delay the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement or for Parent or Purchaser to perform their respective obligations hereunder.

5.5 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, or has claimed entitlement to, or is party to a Contract or commitment of Parent or Purchaser regarding any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Bank of America Merrill Lynch, whose fees and expense will be paid by Parent.

5.6 Financial Capability. Parent has or will have, and will cause Purchaser to have, prior to the Effective Time, sufficient funds from cash on hand and available to it under existing commercial financing arrangements and lines of credit to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Purchaser contemplated by this Agreement.

5.7 Information Supplied. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting or at any time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order the make the statements made therein, in light of the circumstances under which they are made, not misleading.

ARTICLE VI

CONDUCT OF BUSINESS

6.1 Conduct Prior to Effective Time. Except as expressly contemplated by this Agreement, as set forth in Section 6.1 of the Company Disclosure Schedule or with the prior written consent of Parent (which, in the cases of Sections 6.1(i), (j), (l), (m), (q) and (s), shall not be unreasonably withheld or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act in the Ordinary Course of Business, and use commercially reasonable efforts to maintain and preserve its and each Subsidiary’s business organization, assets, and properties, keep available the services of its present Company Persons and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Parent (which, in the cases of Sections 6.1(i), (j), (l), (m), (q) and (s), shall not be unreasonably withheld or delayed):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities or any rights, warrants or options (other than the forfeiture (at no cost to the Company or its Subsidiaries) of Company Stock Options pursuant to any Company Stock Plan, by employees in connection with the termination of such employee’s employment) to acquire any such shares or other securities or securities the value of which is measured by such securities;

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units or securities the value of which is measured by such securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Stock Awards outstanding on the date of this Agreement in accordance with their present terms), or amend the terms of any of the foregoing, except as expressly contemplated by Section 3.3 of this Agreement;

(c) amend its (or permit any of its Subsidiaries to amend their respective) Articles of Incorporation, Bylaws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

(d) acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any other Person or division thereof or (B) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;

(e) except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;

(f) except for sales of inventory that are in the Ordinary Course of Business, sell, dispose of, or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, Contracts or Intellectual Property or any assets or the stock of any Subsidiaries);

(g) adopt or implement any stockholder rights plan;

(h) except as contemplated in Sections 6.2(d) and 9.1(d)(i), enter into a Contract with respect to any merger, consolidation, liquidation, dissolution, restructuring, recapitalization or other reorganization or business combination, or any acquisition or disposition of all or any substantial portion of the assets or securities of the Company or any of its Subsidiaries;

(i) (i) incur any new indebtedness for borrowed money, other than such indebtedness as is reflected on the Company Balance Sheet or pursuant to existing lines of credit disclosed thereon, or guarantee any such indebtedness of another Person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans or advances (in each case other than for employee travel or other business purposes or for employee tuition reimbursement in each case in the Ordinary Course of Business) or capital contributions to, or investments in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) except in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement the value of which may change with fluctuations in commodities or equities, prices or exchange rates or other derivative instruments;

(j) make any capital expenditures or other expenditures with respect to property, plant or equipment during any fiscal quarter period in excess of $300,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

(k) make any change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve or revalue any assets, or make any change in its fiscal year;

(l) other than in the Ordinary Course of Business, (i) pay, discharge, settle, satisfy, fund or accept any claims, liabilities, disputes, audit or investigation findings or results or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) in existence as of the date hereof, other than in accordance with their terms as in effect on the date of this Agreement, or claims, liabilities or obligations reflected or reserved against in, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against), or (ii) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality or similar Contracts to which the Company or any of its Subsidiaries is a party;

(m) terminate any material Contract to which the Company or any of its Subsidiaries is party (other than any such Contract that expires pursuant to its terms), or waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company or any of its Subsidiaries), or except in the Ordinary Course of Business modify or amend any material Contract to which the Company or any of its Subsidiaries is party;

(n) (i) except in the Ordinary Course of Business enter into, or modify the terms of, any Contract relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, the Company or any of its Subsidiaries or (ii) license, or modify the terms of any license of, any material intellectual property rights to or from any third party, other than non-exclusive licenses which may be canceled without penalty by the Company or its Subsidiaries upon written notice of thirty (30) days or less;

(o) except as expressly provided by Section 3.3 or as may be required by applicable Law, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement, policy, practice or arrangement or benefit plan or compensation for the benefit or welfare of any current or former Company Person (other than in the Ordinary Course of Business with respect to any employment-related actions taken with respect to a current or former Company Person) or any collective bargaining agreement, (ii) increase in any material respect the compensation or benefits of, or, other than as may be required under an existing Contract, pay any bonus to, any Company Person, (iii) amend or accelerate the right to payment or vesting of any compensation or benefits, including any outstanding options or any restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any Company Employee Plan, (v) adopt, grant any awards under, or otherwise expand the benefits of or the persons entitled to participate in, any bonus, incentive, performance, severance or other compensation plan or arrangement or benefit or compensation plan, policy, practice or arrangement, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, (vi) terminate the employment or take other adverse actions with respect to any of the Company executives and other employees identified in Section 6.1(o) of the Company Disclosure Schedule, (vii) employ or offer to employ or promote or offer to promote, terminate or give notice of intent to terminate, any executive officer of the Company or Person performing an equivalent function for any of the Company’s Subsidiaries, or (viii) take any action (other than in the Ordinary Course of Business with respect to payment of compensation) to fund or in any other way secure the payment of compensation or benefits under any Employee Plan or Contract;

(p) (i) make or rescind any Tax election, (ii) settle or compromise any Tax liability, (iii) amend any Tax Return, (iv) make a request for a written ruling of a taxing authority relating to Taxes or file a request for a pre-filing agreement or similar procedure or (v) enter into a legally binding agreement with a taxing authority with respect to Taxes;

(q) close (except pursuant to the existing terms of leases disclosed in Section 4.12(b) of the Company Disclosure Schedule entered into prior to the date of this Agreement (and without giving effect to the transactions contemplated by this Agreement)) or open any material facility or office, or initiate, compromise or settle any material Proceeding;

(r) authorize any transfer of any shares of Company Common Stock in violation of the Stockholder Agreements or authorize the removal of any legend restricting the transfer of such shares;

(s) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement or to timely file claims thereunder (provided that the Company shall not pay or incur liability for any materially increased premium without Parent’s consent, not to be unreasonably withheld);

(t) fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(u) other than pursuant to the terms of supplier and distribution agreements entered into in the Ordinary Course of Business, agree to any covenant of the Company or any of its Subsidiaries not to compete or other covenant of the Company or any of its Subsidiaries restricting the marketing or distribution of the products or services of the Company or any of its Subsidiaries or otherwise limiting in any material respect the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any material assets or that would so limit the freedom of Parent or any of its affiliates after the consummation of the Merger; or

(v) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions described in (a) through (u) above.

6.2 Acquisition Proposals.

(a) Subject to Section 6.2(b), the Company agrees that, following the date of this Agreement and prior to the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, the Company’s Subsidiaries or any of their respective directors, officers, employees, investment bankers, attorneys, accountants, other agents, advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other agents, advisors and representatives collectively, “Representatives”) shall, directly or indirectly, (i) initiate, solicit, encourage (including by way of providing information), facilitate or induce the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or provide or cause to be provided any non-public information relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any Person relating to, an actual or proposed Acquisition Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or, except for the waivers and releases permitted by clause (v) below, enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar Contract relating to any Acquisition Proposal, or (v) amend, terminate, waive, release or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement that relates to a business combination, merger or similar transaction involving the Company (provided, that the Company shall be permitted to grant waivers or releases under any such agreement solely to permit the counterparty thereto to make a non-public offer or proposal to the Company Board (or to a special committee of the Company Board) with respect to an Acquisition Proposal). The Company shall, promptly after receipt (and in no event later than 24 hours following the Company’s Knowledge thereof, but in no event later than two (2) Business Days following such receipt), advise Parent of the identity of each Person who makes an actual or proposed Acquisition Proposal or requests a waiver or release from any such confidentiality, standstill or similar agreement and the material terms of any such Acquisition Proposal. Without limiting the foregoing, it is understood and agreed that any violation of the foregoing restrictions by any Subsidiary of the Company or by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.2 by the Company and also that any breach of clauses (i) through (v) of this Section 6.2(a) by the Company shall be a material breach of this Agreement, provided that the foregoing shall have no bearing on whether any other breach or alleged breach of this Section 6.2 is material. The Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal and shall use its (and will cause the Representatives of the Company and its Subsidiaries to use their) commercially reasonable efforts to require the other parties thereto to promptly return or destroy in accordance with the terms of such agreement any confidential information previously furnished by the Company, the Company’s Subsidiaries or any of their respective Representatives thereunder. The Company shall ensure that its Representatives and its Subsidiaries’ Representatives are aware of the provisions of this Section 6.2.

(b) Notwithstanding anything to the contrary contained in Section 6.2(a), if at any time following the date of this Agreement and prior to the Stockholder Approval, (i) the Company receives an unsolicited written Acquisition Proposal that did not result from or arise in connection with a breach of Section 6.2(a) and that the Company Board believes in good faith to be bona fide and (ii) the Company Board determines in good faith, after consultation with the Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may, prior to the Stockholder Approval and subject to compliance with the provisions of this Section 6.2, (A) furnish information with respect to the Company and its Subsidiaries to the Person (and its Representatives) making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person (and its Representatives) making such Acquisition Proposal regarding such Acquisition Proposal (“Permitted Actions”) if the Company Board concludes in good faith, after consultation with the Financial Advisor and outside legal counsel, that, as a result of such Acquisition Proposal, the failure to take such Permitted Action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company will not, and will not allow its or its Subsidiaries’ Representatives to, disclose any non-public information to such Person without entering into one or more confidentiality agreements with such Person on terms no less favorable in the aggregate to the Company than those contained in the NDA and with a standstill of duration no shorter than and with exceptions to such standstill not materially broader than those contained in the NDA, except that any such standstill may explicitly permit such Person to submit an Acquisition Proposal to the Company Board (or to a special committee of the Company Board) at the invitation of the Company Board (or a special committee of the Company Board) or make a non-public offer or proposal to the Company Board (or to a special committee of the Company Board) with respect to an Acquisition Proposal that constitutes or could reasonably be expected to result in a Superior Proposal (“Acceptable Confidentiality Agreements”) and will promptly provide Parent with a copy of such fully executed Acceptable Confidentiality Agreement; and provided further that the Company shall have delivered written notice to Parent at least two (2) Business Days in advance of taking any action permitted pursuant to subclauses (A) and (B) of clause (ii) of this Section 6.2(b). The Company shall promptly (and in no event later than 24 hours following the Company’s Knowledge of, but in no event later than two (2) Business Days after, receipt thereof), and prior to providing any non-public information to any Person making an Acquisition Proposal or their Representatives, notify Parent and Purchaser orally and in writing (which notice shall include the material terms and conditions of the Acquisition Proposal and the Person submitting the same) in the event it receives an Acquisition Proposal (or any communication from a Person that such Person is considering making an Acquisition Proposal) from a Person or group of related Persons and shall keep Parent and Purchaser reasonably informed orally and in writing as to the status and any material developments, discussions and negotiations concerning the same, including prompt written notice to Parent of any determination by the Company Board (or any special committee thereof) that a Superior Proposal has been made. Without limiting the generality of the foregoing, (1) the Company shall promptly notify Parent and Purchaser orally and in writing if it determines in accordance with this Section 6.2(b) to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal received from a Person or group of related Persons, and (2) the Company shall promptly provide Parent with copies of any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making the Acquisition Proposal or such Person’s Representatives that was not previously provided or made available to Parent and copies of all material documents and written communications relating to such Acquisition Proposal exchanged between the Company, any of its Subsidiaries or any of its or their Representatives, on the one hand, and the Person making such Acquisition Proposal, on the other hand; provided, however, Parent shall not have any right to terminate this Agreement or assert the failure of the closing condition set forth in Section 8.2(b) due to a failure by the Company to provide Parent such written communications which are in the form of email and do not relate to the form and amount of consideration to be paid to the holders of Company Common Stock pursuant to such Acquisition Proposal, unless the Company’s failure to provide such written communication was willful. The Company shall also provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or any committee thereof) of any meeting of the Company Board or any committee thereof at which the Company Board or any committee thereof is reasonably expected to consider any Acquisition Proposal.

(c) Except as permitted by Section 6.2(d), neither the Company Board nor any committee thereof shall directly or indirectly (i) amend, withdraw, modify, change, condition or qualify in any manner adverse to Parent or Purchaser, or publicly propose to withdraw or modify in any manner adverse to Parent or Purchaser, the Recommendation, (ii) approve or recommend or publicly propose to approve or recommend, any Acquisition Proposal, or (iii) except as permitted by Section 6.2(f), take any other action or make any other public statement inconsistent with the Recommendation. None of the Company Board, any committee thereof or the Company itself, shall agree with any Person to limit or not to give prior notice to Parent or Purchaser of its intention to effect a Change in Board Recommendation or to terminate this Agreement in light of a Superior Proposal.

(d) Notwithstanding Section 6.2(a)(iii), Section 6.2(a)(iv) and Section 6.2(c), at any time prior to the Stockholder Approval, in response to a Superior Proposal that did not result from a breach of this Section 6.2, the Company Board may withdraw, modify, change, condition or qualify the Recommendation in a manner adverse to Parent and Purchaser (“Change in Board Recommendation”); provided, however, that the Company Board may not effect a Change in Board Recommendation pursuant to this Section 6.2(d) (i) unless the Company has complied with this Section 6.2, (ii) until after the fifth (5th) Business Day following actual receipt by Parent of a Notice of Superior Proposal, (iii) unless either (A) on or before the expiration of the five (5) Business Day period following the actual receipt by Parent of the Notice of Superior Proposal referred to in the foregoing clause (ii), Parent does not make a Matching Bid in response to such Superior Proposal or (B) following receipt of a Matching Bid within the five (5) Business Day period, the Company Board concludes in good faith, after consultation with the Financial Advisor and outside legal counsel and after taking into consideration the Matching Bid, that the Superior Proposal to which the Notice of Superior Proposal relates continues to be a Superior Proposal, and (iv) unless the Company Board determines in good faith, after consultation with the Financial Advisor and outside legal counsel, that the failure to effect a Change in Board Recommendation would be inconsistent with its fiduciary duties under applicable Law. Unless the Company Board has previously effected a Change in Board Recommendation, or is concurrently therewith withdrawing the Recommendation in accordance with this Section 6.2, and otherwise complies with Section 6.2(e), neither the Company Board nor any committee thereof shall recommend any Acquisition Proposal to the stockholders of the Company or, except as otherwise permitted by this Section 6.2, enter into any letter of intent, agreement in principle, merger, acquisition or similar agreement with respect to any Acquisition Proposal.

(e) Notwithstanding anything in this Section 6.2 to the contrary, at any time prior to the Stockholder Approval, the Company Board may, in response to a Superior Proposal that did not result from a breach of this Section 6.2, cause the Company to terminate this Agreement pursuant to Section 9.1(d)(i) and concurrently with such termination enter into a definitive agreement providing for the transactions contemplated by such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 9.1(d)(i), and any purported termination pursuant to Section 9.1(d)(i) shall be void and of no force or effect, unless the Company shall have complied in all material respects with all the provisions of this Section 6.2, including the notification provisions in this Section 6.2(e), and with all applicable requirements of Section 9.3(b) (including the payment of the Termination Fee prior to or on the date of such termination) in connection with such Superior Proposal; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 9.1(d)(i): (A) until after the second (2nd) Business Day following actual receipt by Parent of written notice from the Company advising Parent that the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and attaching the most current versions of the definitive agreement, all exhibits and other attachments thereto and agreements (such as stockholder agreements) ancillary thereto to effect such Superior Proposal, and identifying the Person making such Superior Proposal (a “Notice of Superior Proposal”) and stating that the Company intends to cause the Company to exercise its right to terminate this Agreement pursuant to Section 9.1(d)(i) (it being understood and agreed that, prior to any termination pursuant to Section 9.1(d)(i) taking effect, any amendment to the price or any other material term of a Superior Proposal (such amended Superior Proposal, a “Modified Superior Proposal”) shall require a new Notice of Superior Proposal and a new two (2) Business Day period with respect to such Modified Superior Proposal) and (B) unless either (x) on or before the expiration of the two (2) Business Day period following the actual receipt by Parent of any Notice of Superior Proposal, Parent does not make a good faith written proposal (a “Matching Bid”) in response to such Superior Proposal or (y) following receipt of a Matching Bid within the two (2) Business Day period, the Company Board concludes in good faith, after consultation with the Financial Advisor and outside legal counsel and after taking into consideration the Matching Bid, that the Superior Proposal to which the Notice of Superior Proposal relates continues to be a Superior Proposal.

(f) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s shareholders if, in the good faith judgment of the Board of Directors of the Company, failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section  6.2(d).

6.3 Certain Tax Matters.

(a) From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely prepare and file (including pursuant to timely filed extensions), consistent with past practice, all Tax Returns (“Post-Signing Returns”) required to be filed, (ii) timely pay all Taxes due and payable with respect to the taxable periods covered by such Post-Signing Returns, (iii) accrue a reserve in the books and records and financial statements of any such entity consistent with past practice for all Taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time, (iv) promptly notify Parent of any Proceeding pending against or with respect to the Company or any Subsidiaries in respect of any material Tax and not settle or compromise any such Proceeding or other action without Parent’s prior written consent, and (v) promptly provide to Parent a written copy of any U.S. Federal income tax Post-Signing Return filed with the Internal Revenue Service.

(b) The Company shall not, and shall not permit any Subsidiary to, enter into or effect any transaction that would result in a material recognition of income or gain by the Company or any Subsidiary, other than transactions entered into or effected in the Ordinary Course of Business.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Efforts; Consents, Notices and Approvals.

(a) General.

(i) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable following the date of this Agreement, the Merger and the other transactions contemplated by this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using its reasonable best efforts: (A) to obtain all necessary waivers, consents and approvals from third parties, (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Laws, (C) to lift or rescind any Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (D) to effect all necessary registrations, notifications, applications and filings with Governmental Authorities, as promptly as is reasonably practicable, and (E) to fulfill all conditions to this Agreement. In furtherance and not in limitation of the foregoing, each party shall: (I) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act or any applicable Other Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or applicable Other Antitrust Laws (including by substantially complying with any second request for information pursuant to the HSR Act or applicable Other Antitrust Laws); (II) make any additional filings required by any applicable antitrust Laws and take all other actions reasonably necessary, proper or advisable, as determined upon the reasonable mutual agreement of the parties, subject to Section 7.1(a)(ii), to cause the expiration or termination of the applicable waiting periods under the HSR Act or Other Antitrust Laws, and comply with applicable antitrust Laws, as promptly as practicable; and (III) subject to applicable Laws relating to access to and the exchange of information, use its reasonable best efforts to (x) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any antitrust Law; (y) keep the other parties informed of any communication received by such party from, or given by such party to, the FTC, the Antitrust Division of the DOJ or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement; and (z) consult with the other parties in advance of any meeting or conference with the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority, give the other parties the opportunity to attend and participate in such meetings and conferences.

(ii) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent’s prior written consent, commit to (and none of Parent, Purchaser, the Company or any of their respective Affiliates shall be required to) (a) propose or agree to accept any undertaking or condition, enter into any consent decree, divest or hold separate or otherwise take or commit to take any action that (1) limits its or its Affiliates’ freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of the Company, Parent or any of Parent’s Affiliates; or (2) otherwise would result in a change, event, circumstance, development or effect that is or is reasonably likely to have an adverse effect on the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of Parent and/or Affiliates of Parent; or (3) would impose or result in any material limitation on the ability of Parent to exercise full rights of ownership with respect to the shares of the Surviving Corporation following the Closing; or (b) commence or defend any litigation or Proceeding involving any Governmental Authority.

(iii) Without expanding its obligations hereunder, the obligation of Parent and Purchaser to use “reasonable best efforts” under Section 7.1(a)(i) to obtain waivers, consents and approvals to loan agreements, leases and other Contracts specifically shall not include any obligation to agree to, and neither the Company nor any of its Subsidiaries shall agree (without the prior consent of Parent, which shall not be unreasonably withheld) to, a modification of the terms of such documents, or to make any guaranty or monetary payment in consideration of such waiver, consent or approval.

(iv) Without prejudice or limitation to the representations, warranties or covenants in this Agreement, each party acknowledges and agrees that the issuance of security clearances is in the discretion of the appropriate Governmental Authorities, and no party shall bear responsibility for the results of the exercise of such discretion.

(b) State Takeover Law. Without limiting the generality of Section 7.1(a), if any Takeover Law or any state “blue sky” Law shall become applicable to the transactions contemplated by this Agreement or by the Stockholder Agreements, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

7.2 Financing. The Company shall and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause each of its and their respective Representatives, including legal and accounting Representatives, to, provide all commercially reasonable cooperation that is reasonably requested by Parent in obtaining any financing necessary to consummate the Merger and the other transactions contemplated by this Agreement (provided that such requested cooperation does not materially interfere with the ongoing operations of the Company and its Subsidiaries).

7.3 Company Stockholder Adoption of the Agreement.

(a) Calling of Company Stockholders Meeting. The Company shall, acting through the Company Board, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the approval of the principal terms of the Merger by the stockholders of the Company (the “Stockholder Approval”). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 7.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement or the Merger.

(b) Preparation of Proxy Statement. The Company shall prepare as soon as practicable, and file with the SEC within ten (10) Business Days of the date hereof, a proxy statement (the “Proxy Statement”) in accordance with the Exchange Act and any other applicable Laws, and will use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff and clearance of the Proxy Statement by the SEC. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or for additional information, and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff, or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall consult with Parent and its counsel prior to responding to any comments from the SEC or its staff or any other government officials. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders and file with the SEC any such amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to the Company’s stockholders prior to consultation with Parent and consideration in good faith of any comments submitted by Parent, which comments of Parent shall be accepted so long as they are reasonable and not in violation of applicable Law.

(c) Voting of Shares by Parent and Purchaser. Parent shall cause all shares of Company Common Stock owned by Parent or Purchaser or any other subsidiary of Parent to be voted in favor of the approval of the principal terms of the Merger.

7.4 Notification of Certain Matters. The Company shall give prompt written notice to Parent of (a) the inaccuracy of any representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (b) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants or agreements of the Company or waive the conditions to the obligations of the parties hereunder. Without limiting the foregoing the Company shall give written notice to Parent of any of the following within twenty-four (24) hours of the Company’s Knowledge of, and in any event within two (2) Business Days after, the Company’s receipt of notice thereof:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iii) any Proceedings commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transaction contemplated hereby.

Each Party shall promptly provide to the other Party (or its counsel) copies of all filings made by the filing Party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby. Nothing contained in this Agreement shall give Parent or Purchaser, directly or indirectly, the right to control, direct or interfere with the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its business operations. Parent shall not have any right to terminate this Agreement or assert the failure of the closing condition set forth in Section 8.2(b) due to a failure by the Company to deliver notice to Parent under this Section 7.4 unless the Company (x) willfully fails to deliver any such notice or (y) fails to deliver notice of any event that constitutes, or could reasonably be expected to constitute, a Material Adverse Effect.

7.5 Access to Information.

(a) Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries and the Company’s and such Subsidiaries’ Representatives to, afford to Parent and its Representatives access, at all reasonable times, during the period prior to the Effective Time, to all of the Company’s and all of its Subsidiaries’ properties, books, records, Contracts, commitments and personnel and shall furnish Parent all financial, operating and other data and information as Parent may request. Unless otherwise required by Law, Parent will hold any such information which is non-public in confidence in accordance with the NDA. Without limiting the generality of the foregoing, the Company shall, within two (2) Business Days of any request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Chapter 13 of the CGCL (assuming such holder met the requirements of such chapter). The Company shall use its commercially reasonable efforts to secure for Parent access to and copies of the work papers of its independent public accountants. No information or knowledge obtained in any investigation pursuant to this Section 7.5 or otherwise shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the Merger. Notwithstanding anything to the contrary, it is understood and agreed to by each party that (i) any exchange of information under this Agreement shall not affect, in any way, each party’s relative competitive position to the other party or to other entities, and (ii) the Company and its Subsidiaries may deny access to any information if the Company believes, upon advice of outside counsel, that providing access to such information to Parent and its Representatives would violate applicable antitrust Laws or any confidentiality agreement or similar agreement or arrangement to which the Company or any of its Subsidiaries is a party (which the Company shall use commercially reasonable best efforts to cause the counterparty thereto to waive).

(b) The parties acknowledge that Parent and the Company have previously executed the NDA, which shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

(c) Promptly following the date hereof, the Company shall use reasonable best efforts to cause Deloitte & Touche LLP to allow Parent full and complete access to its work papers with respect to its audit of the consolidated balance sheet of the Company as of December 31, 2009, and the related statements of income, cash flows and changes in equity for the fiscal year then ended.

7.6 Public Disclosure. Except as may be required by Law or applicable stock exchange rules, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed by the Company and Parent, and (b) Parent and the Company shall each use its reasonable best efforts to consult with the other party before issuing, and provide each other with a reasonable opportunity to review and comment upon, any other press release with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release prior to using such efforts; provided, however, that nothing in this Section 7.6 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by Law or stock exchange rules. Parent and the Company shall each use its reasonable best efforts to consult with the other party before issuing, and provide each other with a reasonable opportunity to review and comment upon, any written communications to Company employees with respect to the transactions contemplated by this Agreement, including the Merger.

7.7 Indemnification.

(a) For six (6) years after the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company and its Subsidiaries (the “Covered Parties”) in respect of acts or omissions occurring on or prior to the Effective Time to the fullest extent provided in their respective Articles of Incorporation, Bylaws or similar governing instruments as in effect as of the date of this Agreement; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of six (6) years following the Effective Time, Parent shall, or shall cause the Surviving Corporation and each of its Subsidiaries to, provide for indemnification and exculpation of the Covered Persons in a manner consistent with and no less favorable than the indemnification and exculpation provisions with respect to the Covered Persons that are presently set forth in the Company’s and its Subsidiaries’ Articles of Incorporation, Bylaws or similar governing instruments. As of the Effective Time, Parent shall cause the Surviving Corporation to purchase a “run-off” directors’ and officers’ insurance and indemnification policy (the “Run-off D&O Insurance”) for the Covered Parties providing coverage for events occurring prior to the Effective Time for a period not less than six (6) years from the Effective Time for all persons that are currently covered by the Company’s directors’ and officers’ insurance and indemnification policy, on terms and conditions substantially similar to the Company’s existing directors’ and officers’ insurance and indemnification policy with a six (6) year aggregate policy limit of $25 million; provided, however, that in no event shall the Surviving Corporation be required to expend in excess of three hundred percent (300%) of the current annual premium (the “Current Premium”) of the Company’s directors’ and officers’ insurance and indemnification policy as in effect on the date hereof for Run-off D&O Insurance, and if the cost of such Run-off D&O Insurance would exceed three hundred percent (300%) of the Current Premium, the Surviving Corporation shall purchase the maximum amount of coverage for six (6) years as is available for three hundred percent (300%) of the Current Premium. If the Run-off D&O Insurance cannot be maintained, expires or is terminated or cancelled during such six (6) -year period, Parent shall cause the Surviving Corporation to use reasonable best efforts to replace such coverage for the remainder of such period on terms and conditions substantially similar to the existing directors’ and officers’ insurance and indemnification policy; provided, however, that in no event shall the Surviving Corporation be required to expend in excess of an aggregate of three hundred (300%) of the Current Premium to replace the Run-off D&O Insurance, and if the expense of replacing such Run-off D&O Insurance would exceed three hundred percent (300%) of the Current Premium, the Surviving Corporation shall purchase the maximum amount of coverage for six (6) years as is available for three hundred percent (300%) of the Current Premium. Subject to applicable Law, Parent and the Surviving Corporation shall honor all indemnification agreements between the Company and the Covered Parties in effect as of the date hereof.

Notwithstanding anything to the contrary in the foregoing, this Section 7.7 shall not be deemed to expand the rights to indemnification to which any Covered Person was entitled by the Company as of the Effective Time, and in no event shall Parent or the Surviving Corporation have any obligation to indemnify any of the Covered Persons for any losses or any circumstances pursuant to this Section 7.7 to the extent such Covered Persons would not have been entitled to such indemnification by the Company if the Merger and other transactions contemplated by this Agreement had not been consummated. Furthermore, neither Parent nor the Surviving Corporation shall have any obligation to indemnify any Covered Person if such indemnification is prohibited by the CGCL or any other applicable Law.

(b) In the event the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary to effect the purposes of this Section 7.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.7; provided, however, that, in the case of any such assignment by the Surviving Corporation, the Surviving Corporation shall remain liable for all of its obligations under this Agreement. The obligations under this Section 7.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.7 applies without the written consent of such affected indemnitee. This Section 7.7 shall survive the Effective Time, is intended to benefit the Covered Persons, and shall be enforceable by any of them.

7.8 Stockholder Litigation. The Company shall keep Parent fully informed of any stockholder litigation against the Company and its directors relating to this Agreement, the Stockholder Agreements, the Merger or any other transactions contemplated hereby; provided, however, that no settlement of any such litigation shall be agreed to without Parent’s prior written consent, which shall not be unreasonably withheld or delayed.

7.9 Waiver of Standstill Provisions. The restrictions on Parent, Purchaser and their Affiliates contained in the standstill provisions of the NDA are hereby waived by the Company but only to the extent reasonably necessary to permit Parent and Purchaser to consummate the transactions contemplated by this Agreement and/or to comply with their obligations and/or exercise their legal rights and remedies under this Agreement. For avoidance of doubt, such waiver does not permit the acquisition of the Company (whether by tender offer, merger, business combination or otherwise) or shares of Company Common Stock by Parent, Purchaser or any of their Affiliates other than through the Merger and/or any revised proposal made by Parent pursuant to Section 6.2.

7.10 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

7.11 Post-Closing Employment Matters. Subject to Section 7.11(e), Parent covenants as follows:

(a) From the Closing Date until its second anniversary, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide each active employee of the Company or its Subsidiaries as of the Effective Time (each, an “Employee”) with salary, bonus opportunities, incentive compensation opportunities and employee benefits no less favorable in the aggregate to such Employee than the employee benefits generally provided by Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) from time to time to employees of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in the country that is such Employee’s principal place of employment who are similarly situated to such Employee in title, rank, tenure and job duties. Nothing in this Section 7.11 shall be deemed to prohibit Parent from, at any time after the Effective Time, changing the title, rank or job duties of any Employee.

(b) Subject to the ability to do so under the terms of each Parent Benefit Plan and applicable law, with respect to each Parent Benefit Plan in which any Employee will participate after the Closing Date, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, recognize all service of the Employees with the Company or any of its Subsidiaries, as the case may be, for purposes of eligibility, participation and vesting and, in the case of any Parent Benefit Plan that provides vacation benefits or any other form of paid time-off benefits, for purposes of benefit accrual, in each case subject to the terms of the applicable Parent Benefit Plan and applicable Law.

(c) Subject to the ability to do so under the terms of each Parent Benefit Plan and applicable law, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Employees under any Parent Benefit Plan that is a welfare benefit plan in which such Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Employees immediately prior to the Closing Date and (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent Benefit Plans that are welfare plans in which such Employees are eligible to participate in after the Closing Date, in each case subject to the terms of the applicable Parent Benefit Plan and applicable Law.

(d) If any Employee is terminated from employment by Parent, the Surviving Corporation or any of its Subsidiaries on or after the Closing Date and before the first anniversary of the Closing Date, such Employee shall be entitled to receive the same severance benefits as are provided by the then-prevailing severance policies of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) to employees who are similarly situated to such Employee in title, rank, tenure and job duties.

(e) Nothing contained in this Section 7.11 shall (1) be treated as an amendment of any particular Parent Benefit Plan, (2) give any third party any right to enforce or confer upon the applicability of the provisions of this Section 7.11 or (3) obligate Parent or any of its Subsidiaries to (A) maintain any particular Company Benefit Plan or Parent Benefit Plan or (B) retain the employment of any particular Employee.

7.12 Further Assurances. From and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VIII

CONDITIONS

8.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by such party at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company under the CGCL and the Company’s Articles of Incorporation, as amended;

(b) Regulatory Approvals. Any requisite waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, Council Regulation (EC) No 139/2004 of 20 January 2004 of the European Union and Section 123 of the Competition Act of Canada shall have expired or been terminated, and there shall be no order issued by the Competition Tribunal under Section 92, 100 or 104 of the Competition Act of Canada; and

(c) No Injunctions, Restraints or Illegality. No Order issued by a court of competent jurisdiction or by any Governmental Authority nor any Law shall be in effect, which would make the acquisition or holding by Parent or its subsidiaries of the shares of Company Common Stock or shares of common stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger.

8.2 Conditions to Obligations of Parent and Purchaser to Effect the Merger. The obligations of Parent and Purchaser to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent and Purchaser on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article IV of this Agreement shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or exceptions contained therein except in the representations and warranties contained in Section 4.6(a)) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except, other than with respect to the representations and warranties contained in Section 4.2 (which shall be true except for de minimis differences), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(d) Officers Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) hereof.

(e) FIRPTA Certificate. Parent shall have received from the Company a duly executed certificate of non-foreign status meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3).

(f) No Restrictions. There shall be pending no Law, Proceeding, action, suit, litigation or Order by any Governmental Authority that (a) imposes or seeks to impose any limitation upon the ability of Parent, Purchaser or the Company or any of their respective Affiliates to acquire or hold, or which requires any of such parties to dispose of or hold separately, any portion of their assets or business; (b) imposes limitations on the ability of any such parties to conduct, own or operate their businesses or assets; or (c) imposes or seeks to impose any limitation upon Parent’s full rights of ownership of the Surviving Corporation after the Closing.

8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Purchaser set forth in Article V of this Agreement shall be true and correct (without giving effect to any materiality qualification or exceptions contained therein) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be true and correct would not have, or would not reasonably be expected to result in, a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

(b) Performance of Covenants. Parent and Purchaser shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) Officers Certificate. The Company shall have received a certificate, signed by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b) hereof.

8.4 Frustration of Closing Conditions. None of Parent, Purchaser or the Company may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the transactions contemplated hereby, as required by and subject to Section 7.1.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether prior to or after the approval of this Agreement by the stockholders of the Company or Purchaser, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger has not been consummated on or before the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(ii) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

(iii) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Stockholder Approval shall not have been obtained at such meeting (including any adjournment or postponement thereof);

(c) by Parent:

(i) if (A) a Change in Board Recommendation shall have occurred, (B) the Company shall have entered into, or publicly announced its intention to enter into, an agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal (an “Acquisition Agreement”) (other than an Acceptable Confidentiality Agreement), (C) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 6.2, (D) following a written request from Parent, the Company Board fails to reaffirm (publicly, if so requested by Parent) the Recommendation within ten (10) Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Acquisition Proposal, (E) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person not Affiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Recommendation and recommending that stockholders reject such tender or exchange offer, or (F) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 9.1(c)(i);

(ii) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 8.2(a) or Section 8.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least thirty (30) days’ written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 9.1(c)(ii); or

(iii) without regard to any right to cure set forth in Section 9.1(c)(ii) or otherwise in this Agreement (except the following proviso), if the Company shall have failed to file with the SEC the Proxy Statement within ten (10) Business Days of the date hereof; provided that Parent shall have given the Company at least five (5) Business Days’ written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 9.1(c)(iii) and the Company shall have failed to file with the SEC the Proxy Statement prior to the end of such notice period;

(d) by the Company:

(i) if prior to the receipt of the Stockholder Approval at the Company Stockholders Meeting, the Company Board authorizes the Company, in material compliance with the terms of this Agreement, to enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 9.3(b)(iii) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Acquisition Agreement; or

(ii) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Purchaser set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 8.3(a) or Section 8.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least thirty (30) days’ written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 9.1(d)(ii).

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, all obligations and agreements of the parties set forth in this Agreement shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of Parent, Purchaser or the Company hereunder, except as set forth in this Section 9.2 and Section 9.3 and Article X, which provisions shall survive such termination; provided, however, that the foregoing shall not relieve any party for liability for an intentional material misrepresentation or intentional material breach of this Agreement.

9.3 Fees and Expenses.

(a) General. Except as otherwise provided in this Section 9.3, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and no party may recover any such fees and expenses from the other parties upon any termination of this Agreement; provided, however, that Parent shall be responsible for the payment of any filing or similar fees in connection with the HSR Act or Other Antitrust Laws.

(b) Payment of Fees by the Company to Parent. The Company shall immediately pay to Parent the following amounts under the circumstances and on the terms set forth as follows, in cash by wire transfer of same-day available funds if:

(i) after the date hereof an Acquisition Proposal shall have been made (whether or not conditional or subsequently withdrawn), and thereafter Parent terminates this Agreement pursuant to Section 9.1(c)(i) or Section 9.1(c)(ii), then (x) the Company shall pay the Expenses upon demand and

(y) if concurrently therewith or at any time within twelve (12) months after such termination the Company enters into a merger agreement, acquisition agreement or similar Contract (including a letter of intent) with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, then the Company shall pay the Termination Fee upon the earlier of the execution of such Contract or consummation of such Acquisition Proposal (provided that the Company shall not be obligated to pay the Termination Fee following termination pursuant to Section 9.1(c)(i) or Section 9.1(c)(ii) if the Company had the right to terminate this Agreement pursuant to Section 9.1(d) at the time of such termination by Parent (and so notified Parent in writing at the time of such termination by Parent));

(ii) the Company terminates this Agreement pursuant to Section 9.1(b)(iii), then (x) the Company shall pay the Expenses of Parent on the date of and as a precondition to such termination, and (y) (A) if following the execution and delivery of this Agreement an Acquisition Proposal shall have been made (whether or not conditional or subsequently withdrawn and whether or not such Acquisition Proposal shall have been publicly announced or shall have become publicly known) and (B) within twelve (12) months following such termination, the Company consummates such Acquisition Proposal or enters into a merger agreement, acquisition agreement or similar Contract with respect to such Acquisition Proposal, then the Company shall pay to Parent, on the earlier of the date of entry into of such merger agreement, acquisition agreement or similar Contract or consummation of such Acquisition Proposal, as the case may be, the Termination Fee;

(iii) the Company terminates this Agreement pursuant to Section 9.1(d)(i), then the Company shall pay to Parent the Termination Fee on the date of and as a precondition to such termination; or

(iv) Parent terminates this Agreement pursuant to Section 9.1(c)(ii), then the Company shall pay the Expenses of Parent upon demand.

Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to pay to Parent (i) the Expenses of Parent on more than one occasion, (ii) a Termination Fee on more than one occasion, or (iii) an amount greater than the Termination Fee.

9.4 Amendment. At any time prior to the Effective Time, the parties may amend, modify and supplement this Agreement in any and all respects, whether before or after any vote of the stockholders of the Company or Purchaser; provided, however, after approval of this Agreement by the stockholders of the Company or Purchaser, no such amendment shall be made without further approval of such stockholders if applicable Law requires such further approval of such stockholders. Any such amendment, modification or supplement shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of each of the parties.

9.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso in Section 9.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. The forbearance in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege conferred by this Agreement shall not be construed as a waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. The waiver by a party of any breach of any of the terms, covenants or conditions of this Agreement or of any right or privilege conferred by this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges or as a waiver of any other terms, covenants, conditions, rights or privileges. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, an amendment, modification or supplement of this Agreement pursuant to Section 9.4 or an extension or waiver of this Agreement pursuant to Section 9.5 shall, in order to be effective, require, in the case of Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE X

MISCELLANEOUS

10.1 Non-survival of Representations and Warranties. The respective representations and warranties of the Company, Parent and Purchaser contained in this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time and the covenants of the Company, Parent, Purchaser and the Surviving Corporation that by their terms survive the Effective Time shall survive the Effective Time for the period specified in such covenants. This Section 10.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

10.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by United States mail, by nationally recognized overnight private courier (for overnight delivery), or by facsimile. Except as provided otherwise herein, notices delivered by hand shall be deemed given upon receipt; notices delivered by United States mail shall be deemed given five (5) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested; notices delivered by nationally recognized overnight private courier shall be deemed given on the first (1st) Business Day following deposit with the private courier for overnight delivery; and notices delivered by facsimile shall be deemed given upon the sender’s receipt of confirmation of successful transmission. All notices shall be addressed as follows:

If to Parent or Purchaser:

Avnet Inc.

2211 South 47th Street

Phoenix, Arizona 85034

Attention: David R. Birk, Senior Vice President & General Counsel

Facsimile No.: (480) 643-7877

with a copy (which shall not constitute notice) to:

Squire, Sanders & Dempsey L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004

Attention: Frank M. Placenti, Esq.

Facsimile No.: (602) 253-8129

If to the Company:

Bell Microproducts Inc.

1941 Ringwood Avenue

San Jose, CA 95131

Attention: Andrew Hughes, General Counsel

Facsimile No.: (408) 451-1632

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Attention: Daniel R. Mitz

Robert T. Clarkson

Kevin B. Espinola

Facsimile No.: (650) 739-3900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 10.2.

10.3 Entire Agreement. This Agreement and the Stockholder Agreements, together with all annexes, appendices, articles, exhibits, schedules hereto and thereto, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, including, without limitation, the Exclusivity Agreement dated February 19, 2010 by and between Parent and the Company; provided, however, that, except as expressly stated otherwise herein, the NDA shall remain in effect in accordance with its terms.

10.4 No Third-Party Beneficiaries. Except for Section 7.7, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Purchaser may assign this Agreement or assign or delegate any of Parent’s and/or Purchaser’s rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent without the consent of the Company, provided that Parent and/or Purchaser, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

10.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

10.8 Governing Law. The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to conflicts of laws among different jurisdictions, except that the provisions of the CGCL applicable to the Merger shall apply.

10.9 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns may be brought and determined in the Courts in the States of Arizona, California and Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to validly serve process, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11 WAIVER OF JURY TRIAL. EACH OF PARENT, PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT AVNET, INC.

By:	/s/ David R. Birk
Name:	David R. Birk
Title:	Senior Vice President & General Counsel

PURCHASER AVT ACQUISITION CORP.

By:	/s/ David R. Birk
Name:	David R. Birk
Title:	Vice President

COMPANY BELL MICROPRODUCTS INC.

By:	/s/ W. Donald Bell
Name:	W. Donald Bell
Title:	President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Stockholder Agreement”), dated as of March 28, 2010, is entered into by and among the undersigned stockholder (the “Stockholder”) of Bell Microproducts Inc., a California corporation (the “Company”), and Avnet, Inc., a New York corporation (the “Parent”).

WHEREAS, concurrently with the execution and delivery of this Stockholder Agreement, the Company, Parent and AVT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Purchaser and the Company pursuant to the terms and conditions of the Merger Agreement (the “Merger”);

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Stockholder Agreement; and

WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Merger Agreement.

2. Representations of Stockholder. Stockholder hereby represents and warrants to Parent that:

(a) Except as set forth on Schedule A, Stockholder is the sole beneficial owner and record owner of all of the Original Shares free and clear of all Liens. (As used in this Stockholder Agreement, the terms “beneficial owner, “beneficially own” “beneficial ownership” and variations thereof have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.) Except as provided in this Stockholder Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares, and there are no voting trusts or voting agreements applicable to the Original Shares. Subject to the terms of this Agreement, Stockholder has sole and unrestricted voting power with respect to the Original Shares.

(b) Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) the options, warrants and/or other rights to acquire any additional shares of Company Common Stock and/or any security exercisable for or convertible into shares of Company Common Stock, if any, set forth on the signature page of this Stockholder Agreement (collectively, “Options”).

(c) Stockholder has full power, authority and legal capacity to make, enter into, execute and deliver this Stockholder Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3 hereof)). This Stockholder Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d) None of the execution and delivery of this Stockholder Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, indenture, Lien, Contract or Law applicable to Stockholder or to Stockholder’s property or assets.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Stockholder Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform Stockholder’s obligations under this Stockholder Agreement.

(f) Stockholder either has been fully involved with the negotiations among the Company, Parent and Purchaser with respect to the Merger Agreement as a member of the Company Board or as an executive officer of the Company or is an accredited investor (as defined in Regulation D promulgated by the SEC) and a sophisticated investor aware of and familiar with the Company’s business affairs and financial condition, and has acquired sufficient information with respect to the Merger and the Merger Agreement to reach a knowledgeable and informed decision to enter into this Stockholder Agreement. Stockholder has independently concluded in Stockholder’s capacity as an individual stockholder of the Company that it is in Stockholder’s best interest to execute, deliver and perform Stockholder’s obligations under this Stockholder Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy.*

(a) Stockholder agrees during the term of this Stockholder Agreement to vote the Shares, and to cause any holder of record of Shares to vote (or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of an annual or special meeting of stockholders of the Company): (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Stockholder Agreement, and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s, Parent’s or Purchaser’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Articles of Incorporation or Bylaws). This Section 3(a) shall be applicable solely to Stockholder’s obligations as a stockholder of the Company and shall not be deemed to impose any obligations upon Stockholder to act in any particular manner in Stockholder’s capacity as a director of the Company.

(b) Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote (or act by written consent) during the term of this Stockholder Agreement with respect to the Shares in accordance with Section 3(a) hereof. This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Stockholder Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Stockholder Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or

*	On April 9, 2010, at Bell Micro’s request, Avnet waived the obligations under Section 3(a)(i) for each director of Bell Micro, and consented to the withdrawal of the proxies and powers of attorney granted to Avnet by the directors under Section 3(b) related thereto.

incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Stockholder Agreement.

4. No Voting Trusts or Other Arrangement. Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5. Transfer and Encumbrance. Stockholder agrees that during the term of this Stockholder Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any option or other Contract with respect to, or consent to, a Transfer of any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Stockholder Agreement applicable to the Stockholder.

6. Additional Shares. Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Stockholder Agreement shall be subject to the terms of this Stockholder Agreement and shall constitute Shares for all purposes of this Stockholder Agreement.

7. Waiver of Appraisal and Dissenters’ Rights. Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8. Termination. This Stockholder Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of the parties, (ii) the Effective Time and (iii) the date on which the Merger Agreement is terminated in accordance with its terms.

9. No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Stockholder Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Stockholder Agreement will (a) limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Stockholder Agreement, or (b) be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as a director or officer to the Company or to the Company’s stockholders.

10. No Liability for Votes Made. Stockholder acknowledges and agrees that each of Parent and Purchaser and each of their respective directors and officers shall not be liable to Stockholder with respect to or in connection with any and all voting decision(s) made in accordance with this Stockholder Agreement during the term of this Stockholder Agreement.

11. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Stockholder Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or money damages, is an appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

12. Miscellaneous.

(a) Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by United States mail, by nationally recognized overnight private courier (for overnight delivery), or by facsimile. Except as provided otherwise herein, notices delivered by hand shall be deemed given upon receipt; notices delivered by United States mail shall be deemed given five (5) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested; notices delivered by nationally recognized overnight private courier shall be deemed given on the first (1st) Business Day following deposit with the private courier for overnight delivery; and notices delivered by facsimile shall be deemed given upon the sender’s receipt of confirmation of successful transmission. All notices shall be addressed as follows:

If to Stockholder:

c/o Corporate Secretary

Bell Microproducts Inc.

1941 Ringwood Avenue

San Jose, California 95131

If to Parent:

Avnet Inc.

2211 South 47th Street

Phoenix, Arizona 85034

Attention: David R. Birk, Senior Vice President & General Counsel

Facsimile No.: 480-643-7877

with a copy (which shall not constitute notice) to:

Squire, Sanders & Dempsey L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004

Attention: Frank M. Placenti, Esq.

Facsimile No.: (602) 253-8129

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12(a).

(b) Entire Agreement. This Stockholder Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(c) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Stockholder Agreement or assign or delegate any of its rights, interests or obligations under this Stockholder Agreement to any direct or indirect wholly owned subsidiary of Parent without the consent of Stockholder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(d) Severability. Any term or provision of this Stockholder Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Stockholder Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

(f) Governing Law; Venue. The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to conflicts of laws among different jurisdictions.

(g) Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Stockholder Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Stockholder Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the courts in the States of Arizona, California or Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Stockholder Agreement or any of the transactions contemplated by this Stockholder Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Stockholder Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Stockholder Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to validly serve process, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Stockholder Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) Amendment. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of both parties.

(i) Waiver. The forbearance in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege conferred by this Agreement shall not be construed as a waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. The waiver by a party of any breach of any of the terms, covenants or conditions of this Agreement or of any right or privilege conferred by this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges or as a waiver of any other terms, covenants, conditions, rights or privileges. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(j) Representation. Stockholder represents and acknowledges that Stockholder has had the opportunity to seek and obtain the advice of legal counsel with respect to this Stockholder Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

STOCKHOLDER

Name:

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

Number of Options Beneficially Owned as of the Date of this Agreement:

PARENT

AVNET, INC.

By:
Name:
Title:

ANNEX C

RAYMOND JAMES

March 28, 2010

Board of Directors

Bell Microproducts Inc.

1941 Ringwood Avenue

San Jose, CA 95131

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders, as defined below, of the outstanding common stock, par value $0.01 (the “Common Stock”) of Bell Microproducts Inc. (the “Company”) of the Consideration (as defined below) to be received by such Shareholders in connection with the proposed merger (the “Merger”) of AVT Acquisition Corp. (“Purchaser”), a Delaware corporation, with the Company pursuant and subject to the Agreement and Plan of Merger by and among the Company, Purchaser, and Avnet, Inc. (“Parent”), dated as of March 28, 2010 (the “Agreement”). For purposes hereof, “Shareholders” means the holders of the Common Stock other than Purchaser, Parent, and the Company. Under and subject to the terms of the agreement, the consideration to be paid to the Shareholders in exchange for all the outstanding Common Stock of the Company will be the right to receive $7.00 in cash per share without any interest thereon (the “Consideration”).

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

1.	reviewed financial terms and conditions of the Agreement dated March 28, 2010;

2.	reviewed the audited financial statements of the Company as of and for the year ended December 31, 2009;

3.	reviewed the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2009;

4.	reviewed other Company financial and operating information requested from and/or provided by the Company;

5.	reviewed certain other publicly available information;

6.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry;

7.	reviewed and discussed with senior management of the Company the historical and anticipated future financial performance of the Company, including the review of forecasts prepared by senior management of the Company;

8.	reviewed the reported price and trading activity for the shares of the Company Common Stock;

9.	compared financial and stock market information for the Company with similar information for comparable companies with publicly traded securities;

Raymond James & Associates, Inc.

Member New York Stock Exchange/SIPC

880 Carillon Parkway

St. Petersburg, FL 33716

www.RaymondJames.com

Board of Directors

Bell Microproducts Inc.

March 28, 2010

10.	reviewed the financial terms of recent business combinations involving companies in comparable businesses; and

11.	performed other such analyses and studies, and considered such other factors, as Raymond James considered appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Purchaser, Parent, or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of March 28, 2010 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger. We did not structure the Merger or negotiate the final terms of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Shareholders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Shareholders as is described above, and we have not considered, and this opinion does not address, any other payments that may be made in connection to Company employees or other Shareholders in connection with the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.

In arriving at this opinion, Raymond James & Associates, Inc. (“Raymond James”) did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Board of Directors

Bell Microproducts Inc.

March 28, 2010

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company and Parent for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of March 28, 2010, the Consideration to be received by the Shareholders pursuant to the Agreement is fair, from a financial point of view, to such Shareholders.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX D

Chapter 13 of the California Corporations Code

§ 1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (l) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the completion of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Bell Microproducts Inc. common stock at the Special Meeting of Shareholders.

BELL MICROPRODUCTS INC. 1941 RINGWOOD AVENUE SAN JOSE, CALIFORNIA 95131

Vote by Internet – [Insert URL link]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Telephone — [Toll-free phone #]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [Entity Name], [Address], [State] [Zip].

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND

RETURN IN THE ENVELOPE PROVIDED

☒         Please mark your votes as in this example using dark ink only.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2010 (the
“merger agreement”), by and among Bell Microproducts Inc., Avnet, Inc., and AVT Acquisition Corp., a wholly owned subsidiary of Avnet, Inc., and approve the principal terms of the merger as contemplated by the merger agreement.

For Against Abstain
☐ ☐ ☐

2.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to adopt the merger agreement and approve the principal terms of the merger.

For Against Abstain
☐ ☐ ☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

Yes No
Please indicate if you plan to attend this meeting ☐ ☐

  Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign personally. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)	Date

BELL MICROPRODUCTS INC.

This Proxy is Solicited by the Board of Directors

Special Meeting of Shareholders

[Month] [—], 2010 [—] a.m. PDT

The shareholder(s) hereby appoints Andrew S. Hughes and William E. Meyer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Bell Microproducts Inc. that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at [—] a.m., PDT, on [Month] [—], 2010 at [location name and address] and any adjournment or postponement thereof.

Unless the shareholder indicates otherwise, the proxies will vote “for” all the proposals.

Continued and to be signed on reverse side